  As filed with the Securities and Exchange Commission on April 16, 1999

                                                 Registration No. 333-75939
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              Amendment No. 1

                                    to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

              Hovnanian                               K. Hovnanian
          Enterprises, Inc.                         Enterprises, Inc.
             (Exact name of Registrant as specified in its charter)

              Delaware                                 New Jersey
                 (State or other jurisdiction of incorporation)

             22-1851059                                22-2423583
                      (I.R.S. Employer Identification No.)

            10 Highway 35                             10 Highway 35
            P.O. Box 500                              P.O. Box 500
     Red Bank, New Jersey 07701                Red Bank, New Jersey 07701
           (732) 747-7800                            (732) 747-7800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                               ----------------

                                J. Larry Sorsby
                          Hovnanian Enterprises, Inc.
                                 10 Highway 35
                                  P.O. Box 500
                           Red Bank, New Jersey 07701
                                 (732) 747-7800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                   Copies to:
                           Vincent Pagano, Jr., Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                         New York, New York 10017-3954
                                 (212) 455-2000

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                               Proposed       Proposed
                                               maximum        maximum
  Title of each class of     Amount to be   offering price   aggregate        Amount of
securities to be registered   registered       per unit    offering price  registration fee
-------------------------------------------------------------------------------------------
 Debt Securities, Class A
  Common Stock, Preferred
  Stock, Warrants(1).....     $1,000,000        100%(2)      $1,000,000(2)       $278
-------------------------------------------------------------------------------------------
 Guarantees of Hovnanian
  Enterprises, Inc. of
  Debt Securities and
  Warrants of K.
  Hovnanian Enterprises,
  Inc. and Guarantees of
  Subsidiary Guarantors
  of Debt Securities and
  Warrants of Hovnanian
  Enterprises, Inc. and
  K. Hovnanian
  Enterprises, Inc.......         (3)             (3)            (3)             None
-------------------------------------------------------------------------------------------
 Total...................     $1,000,000(2)      100%(2)     $1,000,000(2)      $278*
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

*Previously paid

(1) The Debt Securities registered hereby include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $1,000,000. The Class A Common Stock registered hereby includes Preferred Stock Purchase Rights (the "Rights"). The Rights are associated with and trade with the Class A Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Class A Common Stock. There are also being registered hereunder an indeterminate number of shares of Class A Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) No separate consideration will be received for the Guarantees. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

   Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the remaining $100,000,000 of Debt Securities registered on Form S-3 (Registration No. 33-61778) of K. Hovnanian Enterprises, Inc. and $225,000,000 of Debt Securities, Warrants to purchase Debt Securities, Preferred Stock and Class A Common Stock and 7,643,312 allocated shares of Class A Common Stock of Hovnanian Enterprises, Inc. registered on Form S-3 (Registration No. 333-51991) of K. Hovnanian Enterprises, Inc. This Registration Statement, as amended, also constitutes Post-Effective Amendment No. 4 to Registration Statement No. 33-61778 and Post-Effective Amendment No. 2 to Registration Statement No. 333-51991 and upon the effectiveness of such Post-Effective Amendments, this Registration Statement and Registration Statements No. 33-61778 and No. 333-51991 will relate to an aggregate of $226,000,000 of Class A Common Stock, Preferred Stock, Debt Securities and Warrants to purchase Debt Securities of Hovnanian Enterprises, Inc., Debt Securities guaranteed by Hovnanian Enterprises, Inc. of K. Hovnanian Enterprises, Inc., and Warrants guaranteed by Hovnanian Enterprises, Inc. to purchase Debt Securities of K. Hovnanian Enterprises, Inc. (any or all of which Debt Securities and Warrants may be guaranteed by the registrant Subsidiary Guarantors described herein) and 7,643,312 shares of Class A Common Stock of Hovnanian Enterprises, Inc.

                        TABLE OF ADDITIONAL REGISTRANTS

                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Hopewell     New Jersey      22-1732674   10 Highway 35, P.O. Box 500,
 Ill, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

Recreational Development     New Jersey      22-1757811   10 Highway 35, P.O. Box 500,
 Corp., Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

Pine Brook Company, Inc.     New Jersey      22-1762833   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-1945452   10 Highway 35, P.O. Box 500,
 Bedminster, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at The          New Jersey      22-1841019   10 Highway 35, P.O. Box 500,
 Bluff, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Atlantic     New Jersey      22-1945458   10 Highway 35, P.O. Box 500,
 City, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian Properties of      New Jersey      22-1945461   10 Highway 35, P.O. Box 500,
 Atlantic County, Inc.                                    Red Bank, NJ 07701
                                                          (732) 747-7800

Montego Bay I                Florida         22-1945488   10 Highway 35, P.O. Box 500,
 Acquisition Corp., Inc.                                  Red Bank, NJ 07701
                                                          (732) 747-7800

Pike Utilities, Inc.         Florida         59-1321247   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

Arrow Properties, Inc.       New Jersey      22-1945442   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Real Estate     New Jersey      22-1945444   10 Highway 35, P.O. Box 500,
 Investment, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian Texas, Inc.        Texas           22-1945449   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

Landarama, Inc.              New Jersey      22-1978612   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
Tropical Service            Florida          59-1426699   10 Highway 35, P.O. Box 500,
 Builders, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian Pennsylvania,     Pennsylvania     22-1097670   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties     New Jersey       22-2057907   10 Highway 35, P.O. Box 500,
 of                                                       Red Bank, NJ 07701
 North Brunswick V, Inc.                                  (732) 747-7800

K. Hovnanian at Mahwah      New Jersey       22-2246316   10 Highway 35, P.O. Box 500,
 VIII, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wall        New Jersey       22-2262938   10 Highway 35, P.O. Box 500,
 Township IV, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             New Jersey       22-2343552   10 Highway 35, P.O. Box 500,
 Montville, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian of Palm Beach,    Florida          59-1973196   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies      Florida          22-2349530   10 Highway 35, P.O. Box 500,
 of Florida, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Freehold    New Jersey       22-2348977   10 Highway 35, P.O. Box 500,
 Township, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian Properties of     Florida          22-2360970   10 Highway 35, P.O. Box 500,
 Lake Worth, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies      Pennsylvania     22-2390174   10 Highway 35, P.O. Box 500,
 of Pennsylvania, Inc.                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties     New Jersey       22-2380821   10 Highway 35, P.O. Box 500,
 of Hamilton, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Scotch      New Jersey       22-2380821   10 Highway 35, P.O. Box 500,
 Plains, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne       New Jersey       22-2406468   10 Highway 35, P.O. Box 500,
 IV, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
Hovnanian Developments       Florida        22-24166224   10 Highway 35, P.O. Box 500,
 of Florida, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

Montego Bay II               Florida         22-2416620   10 Highway 35, P.O. Box 500,
 Acquisition Corp., Inc.                                  Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian of Palm Beach      Florida         22-2525727   10 Highway 35, P.O. Box 500,
 VII, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wall         New Jersey      22-2422378   10 Highway 35, P.O. Box 500,
 Township II, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian of Palm Beach      Florida         22-2428059   10 Highway 35, P.O. Box 500,
 IX, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

Hovnanian at Tarpon          Florida         22-2436504   10 Highway 35, P.O. Box 500,
 Lakes I, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies       New Jersey      22-2445216   10 Highway 35, P.O. Box 500,
 Northeast, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

Kings Grant Evesham          New Jersey      22-2445215   10 Highway 35, P.O. Box 500,
 Corp.                                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-2442998   10 Highway 35, P.O. Box 500,
 Manalapan, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wall         New Jersey      22-2442914   10 Highway 35, P.O. Box 500,
 Township, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at East         New Jersey      22-2459186   10 Highway 35, P.O. Box 500,
 Brunswick VII, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies       New Jersey      22-2459186   10 Highway 35, P.O. Box 500,
 of                                                       Red Bank, NJ 07701
 Central Jersey, Inc.                                     (732) 747-7800

Hovnanian of Palm Beach      Florida         22-2457945   10 Highway 35, P.O. Box 500,
 XI, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at South        New Jersey      22-2458485   10 Highway 35, P.O. Box 500,
 Brunswick II, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Lawrence     New Jersey      22-2571403   10 Highway 35, P.O. Box 500,
 Square, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Tarpon       Florida         22-2510592   10 Highway 35, P.O. Box 500,
 Lakes III, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Horizon      New Jersey      22-2500651   10 Highway 35, P.O. Box 500,
 Heights, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-2510587   10 Highway 35, P.O. Box 500,
 Reservoir Ridge, Inc.                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Jersey       New Jersey      22-2562961   10 Highway 35, P.O. Box 500,
 City I, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Investment      New Jersey      22-2541361   10 Highway 35, P.O. Box 500,
 Properties of                                            Red Bank, NJ 07701
 New Jersey, Inc.                                         (732) 747-7800

K. Hovnanian at Ft.          Florida         22-2652958   10 Highway 35, P.O. Box 500,
 Myers I, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Howell       New Jersey      22-2562956   10 Highway 35, P.O. Box 500,
 Township II, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Klockner     New Jersey      22-2572443   10 Highway 35, P.O. Box 500,
 Farms, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Jensen       Florida         22-2572443   10 Highway 35, P.O. Box 500,
 Beach, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

Molly Pitcher                New Jersey      22-2577062   10 Highway 35, P.O. Box 500,
 Construction Co., Inc.                                   Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Mahwah       New Jersey      22-2592139   10 Highway 35, P.O. Box 500,
 VII, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne        New Jersey      22-2607669   10 Highway 35, P.O. Box 500,
 III, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties      New Jersey      22-2577062   10 Highway 35, P.O. Box 500,
 of                                                       Red Bank, NJ 07701
 East Brunswick II, Inc.                                  (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Kings      New Jersey        22-2601064   10 Highway 35, P.O. Box 500,
 Grant I, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

The New Fortis             North Carolina    56-1458833   10 Highway 35, P.O. Box 500,
 corporation                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New York          22-2618176   10 Highway 35, P.O. Box 500,
 Clarkstown, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies     New York          22-2618171   10 Highway 35, P.O. Box 500,
 of New York, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian               New York          22-2626492   10 Highway 35, P.O. Box 500,
 Developments of                                          Red Bank, NJ 07701
 New York, Inc.                                           (732) 747-7800

Dryer Associates, Inc.     New Jersey        22-2626494   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Pasco I,   Florida           22-2636392   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Jersey        22-2618178   10 Highway 35, P.O. Box 500,
 Lakewood, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Martin     Florida           22-2593811   10 Highway 35, P.O. Box 500,
 Downs II, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Aviation,     Delaware          22-2627859   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Investment    New Jersey        22-2627866   10 Highway 35, P.O. Box 500,
 Properties, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Ft.        Florida           22-2636393   10 Highway 35, P.O. Box 500,
 Myers II, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Bernards   New Jersey        22-2643596   10 Highway 35, P.O. Box 500,
 II, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at South      New Jersey        22-2652530   10 Highway 35, P.O. Box 500,
 Brunswick III, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
Minerva Group, Inc.          New Jersey      22-2652839   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian                 New Jersey      22-2664563   10 Highway 35, P.O. Box 500,
 Developments of                                          Red Bank, NJ 07701
 New Jersey, Inc.                                         (732) 747-7800

K. Hovnanian at              New Jersey      22-2713924   10 Highway 35, P.O. Box 500,
 Bridgewater V, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at North        New Jersey      22-2788417   10 Highway 35, P.O. Box 500,
 Brunswick II, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New York        22-2717887   10 Highway 35, P.O. Box 500,
 Washingtonville, Inc.                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New York        22-2718071   10 Highway 35, P.O. Box 500,
 Peekskill, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Newark       New Jersey      22-2722766   10 Highway 35, P.O. Box 500,
 I, Inc.                                                  Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Carmel,      New York        22-2749185   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at East         New Jersey      22-2741139   10 Highway 35, P.O. Box 500,
 Windsor I, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

Parthenon Group, Inc.        New Jersey      22-2748658   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Marlboro     New Jersey      22-2748659   10 Highway 35, P.O. Box 500,
 Township II, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Somerset     New Jersey      22-2748659   10 Highway 35, P.O. Box 500,
 III, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

R.C.K. Community             New York        22-2758195   10 Highway 35, P.O. Box 500,
 Management Co., Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-2759221   10 Highway 35, P.O. Box 500,
 Montclair, NJ, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at East       New Jersey        22-2809056   10 Highway 35, P.O. Box 500,
 Brunswick VI, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Jersey        22-2765936   10 Highway 35, P.O. Box 500,
 Hackettstown, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies     North Carolina    22-2765939   10 Highway 35, P.O. Box 500,
 of                                                       Red Bank, NJ 07701
 North Carolina, Inc.                                     (732) 747-7800

K. Hovnanian at            New Jersey        22-2765937   10 Highway 35, P.O. Box 500,
 Montville II, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wall       New Jersey        22-3434644   10 Highway 35, P.O. Box 500,
 Township VII, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Jersey        22-2765938   10 Highway 35, P.O. Box 500,
 Bridgewater II, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Hampshire     22-2821914   10 Highway 35, P.O. Box 500,
 Merrimack, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Bernards   New Jersey        22-2774853   10 Highway 35, P.O. Box 500,
 III, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

Eastern National Title     Florida           22-2774781   10 Highway 35, P.O. Box 500,
 Insurance Agency, Inc.                                   Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne V,   New Jersey        22-2790299   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Pasco      Florida           22-2790300   10 Highway 35, P.O. Box 500,
 II, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Delray     Florida           22-2837106   10 Highway 35, P.O. Box 500,
 Beach II, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Jersey        22-2790298   10 Highway 35, P.O. Box 500,
 Branchburg I, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Jersey        22-2790297   10 Highway 35, P.O. Box 500,
 Plainsboro II, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Northern   New York          22-2814372   10 Highway 35, P.O. Box 500,
 Westchester, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Marlboro   New Jersey        22-2847875   10 Highway 35, P.O. Box 500,
 Township, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at West       New Jersey        22-2820279   10 Highway 35, P.O. Box 500,
 Orange, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

Eastern Title Agency,      New Jersey        22-2822803   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties    New Jersey        22-2869319   10 Highway 35, P.O. Box 500,
 of Franklin, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Mahwah     New Jersey        22-2859315   10 Highway 35, P.O. Box 500,
 II, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

New England Community      New Hampshire     22-2870386   10 Highway 35, P.O. Box 500,
 Management Company,                                      Red Bank, NJ 07701
 Inc.                                                     (732) 747-7800

K. Hovnanian at Howell     New Jersey        22-2859308   10 Highway 35, P.O. Box 500,
 Township, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at South      New Jersey        22-2859309   10 Highway 35, P.O. Box 500,
 Brunswick IV, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wall       New Jersey        22-2859303   10 Highway 35, P.O. Box 500,
 Township VI, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties    New Jersey        22-2859305   10 Highway 35, P.O. Box 500,
 of Piscataway, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Mahwah     New Jersey       22-28068663   10 Highway 35, P.O. Box 500,
 V, Inc.                                                  Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Hampshire     22-3003600   10 Highway 35, P.O. Box 500,
 Merrimack II, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Newark     New Jersey        22-2885748   10 Highway 35, P.O. Box 500,
 Urban Renewal                                            Red Bank, NJ 07701
 Corporation I                                            (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Lawrence     Florida         22-2870382   10 Highway 35, P.O. Box 500,
 Grove, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Cedar        New Jersey      22-2892342   10 Highway 35, P.O. Box 500,
 Grove I, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Cedar        New Jersey      22-2892341   10 Highway 35, P.O. Box 500,
 Grove II, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at North        New Jersey      22-2892493   10 Highway 35, P.O. Box 500,
 Brunswick III, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Jersey       New Jersey      22-2935352   10 Highway 35, P.O. Box 500,
 City II, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-2949611   10 Highway 35, P.O. Box 500,
 Burlington, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at South        New Jersey      22-2937570   10 Highway 35, P.O. Box 500,
 Brunswick V, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800


K. Hovnanian at Half         Florida         22-2915380   10 Highway 35, P.O. Box 500,
 Moon Bay, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              Florida         22-2914590   10 Highway 35, P.O. Box 500,
 Jacksonville II, Inc.                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-2926245   10 Highway 35, P.O. Box 500,
 Branchburg II, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Embassy      Florida         22-2920201   10 Highway 35, P.O. Box 500,
 Lakes, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at The          New Jersey      22-2934223   10 Highway 35, P.O. Box 500,
 Reserve at                                               Red Bank, NJ 07701
 Medford, Inc.                                            (732) 747-7800

K. Hovnanian at              New Jersey      22-2961099   10 Highway 35, P.O. Box 500,
 Branchburg III, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Lower       Pennsylvania     22-2961090   10 Highway 35, P.O. Box 500,
 Saucon, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

Jersey City Danforth        New Jersey       22-2976939   10 Highway 35, P.O. Box 500,
 CSO, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at East        New Jersey       22-2974415   10 Highway 35, P.O. Box 500,
 Windsor II, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Marlboro    New Jersey       22-3027961   10 Highway 35, P.O. Box 500,
 Township III, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Newark      New Jersey       22-3027956   10 Highway 35, P.O. Box 500,
 Urban Renewal Corp.                                      Red Bank, NJ 07701
 III, Inc.                                                (732) 747-7800

K. Hovnanian at Somerset    New Jersey       22-2998840   10 Highway 35, P.O. Box 500,
 VIII, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             New Jersey       22-3002434   10 Highway 35, P.O. Box 500,
 Readington, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Hopewell    New Jersey       22-3027962   10 Highway 35, P.O. Box 500,
 I, Inc.                                                  Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Newark      New Jersey       22-3027957   10 Highway 35, P.O. Box 500,
 Urban Renewal Corp. IV,                                  Red Bank, NJ 07701
 Inc.                                                     (732) 747-7800

K. Hovnanian at Newark      New Jersey       22-3027960   10 Highway 35, P.O. Box 500,
 Urban Renewal Corp. V,                                   Red Bank, NJ 07701
 Inc.                                                     (732) 747-7800

K. Hovnanian at             New Jersey       22-3027955   10 Highway 35, P.O. Box 500,
 Plainsboro III, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Mahwah      New Jersey       22-3015286   10 Highway 35, P.O. Box 500,
 IV, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Pompano     Florida          22-3011835   10 Highway 35, P.O. Box 500,
 Beach, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Jersey      New Jersey       22-3016528   10 Highway 35, P.O. Box 500,
 City III, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian Properties     New Jersey       22-3017267   10 Highway 35, P.O. Box 500,
 of Newark Urban Renewal                                  Red Bank, NJ 07701
 Corporation, Inc.                                        (732) 747-7800

K. Hovnanian at North       New Jersey       22-3036037   10 Highway 35, P.O. Box 500,
 Brunswick IV, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             New Jersey       22-4049666   10 Highway 35, P.O. Box 500,
 Bridgewater IV, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at South       New Jersey       22-3039668   10 Highway 35, P.O. Box 500,
 Brunswick, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Pennsylvania     22-3094743   10 Highway 35, P.O. Box 500,
 Perkiomen I, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             New Jersey       22-3057022   10 Highway 35, P.O. Box 500,
 Valleybrook, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Ocean       New Jersey       22-3094742   10 Highway 35, P.O. Box 500,
 Township, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             New Jersey      22-30645323   10 Highway 35, P.O. Box 500,
 Plainsboro I, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Real Estate    Florida          65-0215569   10 Highway 35, P.O. Box 500,
 of Florida, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

Western Financial           Florida          65-0224445   10 Highway 35, P.O. Box 500,
 Services, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne,      New Jersey       22-3085521   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties     New Jersey       22-3092532   10 Highway 35, P.O. Box 500,
 of Red Bank, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Hanover,    New Jersey       22-3133218   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Lake        Florida          22-3133152   10 Highway 35, P.O. Box 500,
 Charleston, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
New K. Hovnanian            Florida          58-2003324   10 Highway 35, P.O. Box 500,
 Developments of                                          Red Bank, NJ 07701
 Florida, Inc.                                            (732) 747-7800

K. Hovnanian Companies      Virginia         22-3169584   10 Highway 35, P.O. Box 500,
 of Metro Washington,                                     Red Bank, NJ 07701
 Inc.                                                     (732) 747-7800

K. Hovnanian at             Pennsylvania     22-3165601   10 Highway 35, P.O. Box 500,
 Montgomery I, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

EXC, Inc.                   Delaware         22-3178077   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian                Virginia         22-3188615   10 Highway 35, P.O. Box 500,
 Developments of Metro                                    Red Bank, NJ 07701
 Washington, Inc.                                         (732) 747-7800

K. Hovnanian at Ashburn     Virginia         22-3178078   10 Highway 35, P.O. Box 500,
 Village, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Virginia         52-1785667   10 Highway 35, P.O. Box 500,
 Woodmont, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Fairway     Florida          22-3188598   10 Highway 35, P.O. Box 500,
 Views, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Carolina    Florida          22-3188607   10 Highway 35, P.O. Box 500,
 Country Club I, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Chapel      Florida          22-3188602   10 Highway 35, P.O. Box 500,
 Trail, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Treasure       Florida          22-3188616   10 Highway 35, P.O. Box 500,
 Coast, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Upper       Pennsylvania     22-3188608   10 Highway 35, P.O. Box 500,
 Merion, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Mahwah      New Jersey       22-3188612   10 Highway 35, P.O. Box 500,
 VI, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Medford     New Jersey       22-3188613   10 Highway 35, P.O. Box 500,
 I, Inc.                                                  Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hov International,        New Jersey      22-3188610   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              Virginia        22-3188614   10 Highway 35, P.O. Box 500,
 Montclair, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Bull         Virginia        22-3192910   10 Highway 35, P.O. Box 500,
 Run, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Sully        Virginia        22-3188746   10 Highway 35, P.O. Box 500,
 Station, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Spring       New Jersey      22-3192909   10 Highway 35, P.O. Box 500,
 Ridge, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Marine,         New Jersey      22-3196910   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at River        Virginia        22-3199603   10 Highway 35, P.O. Box 500,
 Oaks, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Holly        Virginia        22-3214275   10 Highway 35, P.O. Box 500,
 Crest, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties      New Jersey      22-3219172   10 Highway 35, P.O. Box 500,
 of Route 35, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

Stonebrook Homes, Inc.       California      33-0553884   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Winston      Florida         22-3219184   10 Highway 35, P.O. Box 500,
 Trails, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Lakes of     Florida         22-3230729   10 Highway 35, P.O. Box 500,
 Boca Raton, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Lake         Florida         22-3240225   10 Highway 35, P.O. Box 500,
 Charleston II, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Lake         Florida         22-3240226   10 Highway 35, P.O. Box 500,
 Charleston III, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at             New Jersey       22-3243298   10 Highway 35, P.O. Box 500,
 Bridgewater VI, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

KHIPE, Inc.                 New Jersey       22-3244134   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Fair        Virginia         22-3249049   10 Highway 35, P.O. Box 500,
 Lakes, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Carolina    Florida          22-3247085   10 Highway 35, P.O. Box 500,
 Country                                                  Red Bank, NJ 07701
 Club II, Inc.                                            (732) 747-7800

K. Hovnanian at             New Jersey       22-3252533   10 Highway 35, P.O. Box 500,
 Valleybrook II, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Park        Virginia         22-3253530   10 Highway 35, P.O. Box 500,
 Ridge, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Belmont,    Virginia         22-3253529   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Winston     Florida          22-3263586   10 Highway 35, P.O. Box 500,
 Trails II, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Fair Lakes     Virginia         22-3261224   10 Highway 35, P.O. Box 500,
 Glen, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Pembroke    Florida          22-3273708   10 Highway 35, P.O. Box 500,
 Shores, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Carolina    Florida          22-3273706   10 Highway 35, P.O. Box 500,
 Country                                                  Red Bank, NJ 07701
 Club III, Inc.                                           (732) 747-7800

Governor's Abstract Co.,    Pennsylvania     22-3278556   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Coconut     Florida          22-3275859   10 Highway 35, P.O. Box 500,
 Creek, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Polo        Florida          22-3284165   10 Highway 35, P.O. Box 500,
 Trace, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
Founders Title Agency,      Virginia         22-3293533   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Bernards    New Jersey       22-3292171   10 Highway 35, P.O. Box 500,
 IV, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Pennsylvania     22-3301197   10 Highway 35, P.O. Box 500,
 Perkiomen II, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne       New Jersey       22-3301196   10 Highway 35, P.O. Box 500,
 II, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Upper       Pennsylvania     22-3302321   10 Highway 35, P.O. Box 500,
 Makefield I, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies      California       22-3301757   10 Highway 35, P.O. Box 500,
 of California, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Terraza,    California       22-3303807   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian                California       22-3303806   10 Highway 35, P.O. Box 500,
 Developments of                                          Red Bank, NJ 07701
 California, Inc.                                         (732) 747-7800


KHC Acquisition, Inc.       California       22-3303802   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Stuart      Virginia         22-3312918   10 Highway 35, P.O. Box 500,
 Road, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Highland    California       22-3309241   10 Highway 35, P.O. Box 500,
 Vineyards, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Florida          22-3309139   10 Highway 35, P.O. Box 500,
 Ballantrae, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

Ballantrae Home Sales,      Florida          22-3312524   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies      California       22-3312525   10 Highway 35, P.O. Box 500,
 at Wildrose, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800


                                                         Address Including ZIP Code,
      Exact Name          State Or Other      I.R.S.         And Telephone Number
     Of Registrant       Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In      Incorporation Or Identification    Registrant's Principal
      Its Charter          Organization       Number          Executive Offices
    ---------------      ---------------- -------------- ----------------------------
K. Hovnanian at             New Jersey      22-3415873   10 Highway 35, P.O. Box 500,
 Greenbrook, Inc.                                        Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Hunter      Virginia        22-3321100   10 Highway 35, P.O. Box 500,
 Estates, Inc.                                           Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Carmel      California      22-3320550   10 Highway 35, P.O. Box 500,
 Del mar, Inc.                                           Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Vail        California      22-3320537   10 Highway 35, P.O. Box 500,
 Ranch, Inc.                                             Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at             New Jersey      22-3322125   10 Highway 35, P.O. Box 500,
 Princeton, Inc.                                         Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Raritan     New Jersey      22-3326386   10 Highway 35, P.O. Box 500,
 I, Inc.                                                 Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at             California      22-3324654   10 Highway 35, P.O. Box 500,
 Calabria, Inc.                                          Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Seneca      Maryland        22-3331047   10 Highway 35, P.O. Box 500,
 Crossing, Inc.                                          Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian Companies      Maryland        22-3331050   10 Highway 35, P.O. Box 500,
 of Maryland, Inc.                                       Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian                Maryland        22-3331045   10 Highway 35, P.O. Box 500,
 Developments of                                         Red Bank, NJ 07701
 Maryland, Inc.                                          (732) 747-7800

K. Hovnanian at Exeter      Virginia        22-3331043   10 Highway 35, P.O. Box 500,
 Hills, Inc.                                             Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian Florida        Florida         22-3331674   10 Highway 35, P.O. Box 500,
 Region, Inc.                                            Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian Southeast      Florida         22-3331675   10 Highway 35, P.O. Box 500,
 Florida, Inc.                                           Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Berlin,     New Jersey      22-3330582   10 Highway 35, P.O. Box 500,
 Inc.                                                    Red Bank, NJ 07701
                                                         (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at East       New Jersey        22-3330584   10 Highway 35, P.O. Box 500,
 Brunswick VI, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            New Hampshire     22-3331038   10 Highway 35, P.O. Box 500,
 Bedminster II, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            Florida           22-3332195   10 Highway 35, P.O. Box 500,
 Inverrary I, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Mahwah     New Jersey        22-3337896   10 Highway 35, P.O. Box 500,
 IX, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            California        22-3336696   10 Highway 35, P.O. Box 500,
 Northlake, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Hopewell   New Jersey        22-3345622   10 Highway 35, P.O. Box 500,
 IV, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Locust     New Jersey        22-3359254   10 Highway 35, P.O. Box 500,
 Grove I, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Castile,   California        22-3356308   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at            California        22-3351875   10 Highway 35, P.O. Box 500,
 Tierrasanta, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Preston,   Maryland          22-3367625   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Bernards   New Jersey        22-3356307   10 Highway 35, P.O. Box 500,
 III, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne      New Jersey        22-3367624   10 Highway 35, P.O. Box 500,
 VI, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Properties    New Jersey        22-3360859   10 Highway 35, P.O. Box 500,
 of North Center Drive,                                   Red Bank, NJ 07701
 Inc.                                                     (732) 747-7800

Ballantrae Development     Florida           22-3366681   10 Highway 35, P.O. Box 500,
 Corp.                                                    Red Bank, NJ 07701
                                                          (732) 747-7800


                                                         Address Including ZIP Code,
      Exact Name          State Or Other      I.R.S.         And Telephone Number
     Of Registrant       Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In      Incorporation Or Identification    Registrant's Principal
      Its Charter          Organization       Number          Executive Offices
    ---------------      ---------------- -------------- ----------------------------
K. Hovnanian at La          California      22-3369099   10 Highway 35, P.O. Box 500,
 Trovata, Inc.                                           Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Rancho      California      22-3369102   10 Highway 35, P.O. Box 500,
 Cristianitos, Inc.                                      Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Tannery     New Jersey      22-3396608   10 Highway 35, P.O. Box 500,
 Hill, Inc.                                              Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian Properties     New Jersey      22-3406661   10 Highway 35, P.O. Box 500,
 of N.B. Theatre, Inc.                                   Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Crystal     New Jersey      22-3406656   10 Highway 35, P.O. Box 500,
 Springs, Inc.                                           Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at The         New Jersey      22-3406664   10 Highway 35, P.O. Box 500,
 Cedars, Inc.                                            Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian                New Jersey      22-3406668   10 Highway 35, P.O. Box 500,
 Construction                                            Red Bank, NJ 07701
 Management, Inc.                                        (732) 747-7800

K. Hovnanian                New Jersey      22-3406671   10 Highway 35, P.O. Box 500,
 Acquisitions, Inc.                                      Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at             New Jersey      22-3407458   10 Highway 35, P.O. Box 500,
 Burlington II, Inc.                                     Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at             New Jersey      22-3412130   10 Highway 35, P.O. Box 500,
 Burlington III, Inc.                                    Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at             Florida          22-309425   10 Highway 35, P.O. Box 500,
 Ballantrae Estates,                                     Red Bank, NJ 07701
 Inc.                                                    (732) 747-7800

K. Hovnanian at             New Jersey      22-3418731   10 Highway 35, P.O. Box 500,
 Smithville, Inc.                                        Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at             New Jersey      22-3427233   10 Highway 35, P.O. Box 500,
 Jefferson, Inc.                                         Red Bank, NJ 07701
                                                         (732) 747-7800

K. Hovnanian at Upper       New Jersey      22-3421542   10 Highway 35, P.O. Box 500,
 Freehold                                                Red Bank, NJ 07701
 Township I, Inc.                                        (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at             Pennsylvania     22-3445102   10 Highway 35, P.O. Box 500,
 Hershey's Mill, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Dominion    Virginia         22-3433318   10 Highway 35, P.O. Box 500,
 Ridge, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Port        New Jersey       22-3450185   10 Highway 35, P.O. Box 500,
 Imperial North, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Union       New Jersey       22-3464497   10 Highway 35, P.O. Box 500,
 Township I, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at East        New Jersey       22-2776654   10 Highway 35, P.O. Box 500,
 Brunswick VIII, Inc.                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             New Jersey       22-2765935   10 Highway 35, P.O. Box 500,
 Manalapan II, Inc.                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Hopewell    New Jersey       22-3464499   10 Highway 35, P.O. Box 500,
 V, Inc.                                                  Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Hopewell    New Jersey       22-3465709   10 Highway 35, P.O. Box 500,
 VI, Inc.                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Cameron     Virginia         22-3459993   10 Highway 35, P.O. Box 500,
 Chase, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Pennsylvania     22-3462983   10 Highway 35, P.O. Box 500,
 Thornbury, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wayne       New Jersey       22-3464498   10 Highway 35, P.O. Box 500,
 VII, Inc.                                                Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Scotch         New Jersey       22-3464496   10 Highway 35, P.O. Box 500,
 Plains II, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Marlboro    New Jersey       22-3467252   10 Highway 35, P.O. Box 500,
 Township IV, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Port           New Jersey       22-3471929   10 Highway 35, P.O. Box 500,
 Imperial Urban                                           Red Bank, NJ 07701
 Renewal, Inc.                                            (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at East        Pennsylvania     22-3483220   10 Highway 35, P.O. Box 500,
 Whiteland I, Inc.                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Virginia         22-3481223   10 Highway 35, P.O. Box 500,
 Stonegate, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             California       22-3493450   10 Highway 35, P.O. Box 500,
 Crestline, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at San         California       22-3493454   10 Highway 35, P.O. Box 500,
 Sevaine, Inc.                                            Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             California       22-3493456   10 Highway 35, P.O. Box 500,
 Sycamore, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Companies      California       22-3493449   10 Highway 35, P.O. Box 500,
 of Southern California,                                  Red Bank, NJ 07701
 Inc.                                                     (732) 747-7800

K. Hovnanian at             New Jersey       22-2776387   10 Highway 35, P.O. Box 500,
 Smithville II, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Stony       New York         22-2758195   10 Highway 35, P.O. Box 500,
 Point, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Stone       California       22-3512641   10 Highway 35, P.O. Box 500,
 Canyon, Inc.                                             Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Tuxedo,     New York         22-3516266   10 Highway 35, P.O. Box 500,
 Inc.                                                     Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             California       22-3547807   10 Highway 35, P.O. Box 500,
 Bridgeport, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             California       22-3657806   10 Highway 35, P.O. Box 500,
 Saratoga, Inc.                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             California       22-3565730   10 Highway 35, P.O. Box 500,
 Chaparral, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Ocean       California       22-3565732   10 Highway 35, P.O. Box 500,
 Walk, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Lower       Pennsylvania     22-3602924   10 Highway 35, P.O. Box 500,
 Saugon II, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             California       22-3582033   10 Highway 35, P.O. Box 500,
 Stonegate, Inc.                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Virginia         22-3583846   10 Highway 35, P.O. Box 500,
 Barrington, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Hampton     Virginia         22-3583845   10 Highway 35, P.O. Box 500,
 Oaks, Inc.                                               Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at P.C.        Virginia         22-3583847   10 Highway 35, P.O. Box 500,
 Homes, Inc.                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at P.C.        Virginia         22-3583840   10 Highway 35, P.O. Box 500,
 Properties, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at             Virginia         22-3583842   10 Highway 35, P.O. Box 500,
 Summerwood, Inc.                                         Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at The Glen    Virginia         22-3618411   10 Highway 35, P.O. Box 500,
                                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian's Four         Florida          22-3618584   10 Highway 35, P.O. Box 500,
 Seasons of the Palm                                      Red Bank, NJ 07701
 Beaches, Inc.                                            (732) 747-7800

K. Hovnanian at Wall        New Jersey       22-3434643   10 Highway 35, P.O. Box 500,
 Township VIII, Inc.                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at North       New Jersey       22-3556344   10 Highway 35, P.O. Box 500,
 Jersey Acquisition,                                      Red Bank, NJ 07701
 L.L.C.                                                   (732) 747-7800

K. Hovnanian Central        New Jersey       22-3556343   10 Highway 35, P.O. Box 500,
 Acquisition, L.L.C                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian Shore          New Jersey       22-3556342   10 Highway 35, P.O. Box 500,
 Acquisition, L.L.C                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian South          New Jersey       22-3556341   10 Highway 35, P.O. Box 500,
 Jersey Acquisition,                                      Red Bank, NJ 07701
 L.L.C.                                                   (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at              New Jersey      22-3556345   10 Highway 35, P.O. Box 500,
 Mansfield I, L.L.C                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-3556346   10 Highway 35, P.O. Box 500,
 Mansfield II, L.L.C                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian North           New Jersey      22-3554986   10 Highway 35, P.O. Box 500,
 Central Acquisition,                                     Red Bank, NJ 07701
 L.L.C.                                                   (732) 747-7800

K. Hovnanian at Wayne        New Jersey      22-3618348   10 Highway 35, P.O. Box 500,
 VIII, L.L.C                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Bernards     New Jersey      22-3618587   10 Highway 35, P.O. Box 500,
 V, L.L.C                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Wanaque,     New Jersey      22-3626037   10 Highway 35, P.O. Box 500,
 L.L.C                                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Chester      New Jersey      22-3618347   10 Highway 35, P.O. Box 500,
 I, L.L.C                                                 Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              California      52-2147836   10 Highway 35, P.O. Box 500,
 Winchester, L.L.C                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-3630452   10 Highway 35, P.O. Box 500,
 Middletown, L.L.C                                        Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian's Four          California      52-2147837   10 Highway 35, P.O. Box 500,
 Seasons, L.L.C                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Menifee,     California      52-2147832   10 Highway 35, P.O. Box 500,
 L.L.C                                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at North        Delaware        22-3627814   10 Highway 35, P.O. Box 500,
 Brunswick VI, L.L.C                                      Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Carmel       California      52-2147831   10 Highway 35, P.O. Box 500,
 Village, L.L.C                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey      22-3638073   10 Highway 35, P.O. Box 500,
 Lawrence, L.L.C                                          Red Bank, NJ 07701
                                                          (732) 747-7800


                                                          Address Including ZIP Code,
                           State Or Other      I.R.S.         And Telephone Number
Exact Name Of Registrant  Jurisdiction Of     Employer      Including Area Code, Of
    As Specified In       Incorporation Or Identification    Registrant's Principal
      Its Charter           Organization       Number          Executive Offices
------------------------  ---------------- -------------- ----------------------------
K. Hovnanian at Blue         New Jersey      22-3630449   10 Highway 35, P.O. Box 500,
 Heron Pines, L.L.C                                       Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Jackson,     New Jersey      22-3630450   10 Highway 35, P.O. Box 500,
 L.L.C                                                    Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Roland       California      22-2147833   10 Highway 35, P.O. Box 500,
 Heights, L.L.C                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at              New Jersey         Waiting   10 Highway 35, P.O. Box 500,
 Berkeley, L.L.C                                          Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at King         Virginia           Waiting   10 Highway 35, P.O. Box 500,
 Farm, L.L.C                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at South        Virginia           Waiting   10 Highway 35, P.O. Box 500,
 Bank, L.L.C                                              Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Prince       Virginia           Waiting   10 Highway 35, P.O. Box 500,
 William, L.L.C                                           Red Bank, NJ 07701
                                                          (732) 747-7800

K. Hovnanian at Lake         Virginia           Waiting   10 Highway 35, P.O. Box 500,
 Terrapin, L.L.C                                          Red Bank, NJ 07701
                                                          (732) 747-7800

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+We will amend and complete the information in this prospectus supplement. + +This prospectus supplement and the accompanying prospectus are part of an +
+effective registration statement filed with the SEC. This prospectus          +
+supplement and the accompanying prospectus are not offers to sell these       +
+securities or our solicitation of your offer to buy these securities in any   +
+jurisdiction where that would not be permitted or legal.                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION--APRIL 15, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus Supplement
     , 1999
(To prospectus dated April 15, 1999)

                  [K. HOVNANIAN COMPANIES LOGO APPEARS HERE]

                        K. Hovnanian Enterprises, Inc.
                                 $100,000,000
                            % Senior Notes due 2009
                                 Guaranteed by
                          Hovnanian Enterprises, Inc.
--------------------------------------------------------------------------------

The Issuer:                 The Notes and the
                            Offering:

 . We are a wholly owned     . Maturity: May  , 2009.
  subsidiary of Hovnanian
  Enterprises, Inc., which  . Interest Payment: Semi-
  is a guarantor of the       annually in cash on May
  notes.                        and November  ,
                              commencing November  ,
 . The notes will not be       1999.
  listed on any securities
  exchange or NASDAQ.       . Guarantees: The notes
                              will be guaranteed by
The Company and               the parent corporation
Guarantor:                    of the Issuer and by
                              most of the parent's
 . We are the fourteenth,      existing and future
  largest builder of for      restricted subsidiaries.
  sale homes in the United
  States. We offer a broad  . Optional Redemption: We
  product array to our        may redeem any or all of
  customers, including        the notes at any time
  first-time buyers, move-    after May  , 2004 at the
  up buyers, luxury           redemption prices
  buyers, active adult        described herein plus
  retirement buyers and       accrued interest. In
  empty nesters.              addition, we may redeem
                              notes at any time prior
 . Hovnanian Enterprises,      to May  , 2002 with the
  Inc.                        net cash proceeds of one
 10 Highway 35                or more public equity
 P.O. Box 500                 offerings so long as at
 Red Bank, New Jersey 07701   least $65 million
 (732) 747-7800               principal amount of
 http://www.khov.com          notes remains
                              outstanding.

                            . Mandatory Offers to
                              Purchase: Upon a change
                              of control, or in the
                              event of certain asset
                              sales, we are required
                              to make an offer to
                              purchase the notes.

                            . Ranking: The notes are
                              general unsecured
                              obligations that are
                              junior to our secured
                              debt to the extent of
                              their security and equal
                              with our other unsecured
                              unsubordinated debt.

                            . Use of Proceeds:
                              Retirement of the
                              balance of our 11 1/4%
                              Subordinated Notes due
                              April 15, 2002,
                              repayment of
                              indebtedness under our
                              revolving credit
                              agreement and for
                              general corporate
                              purposes.

                            . Closing:      , 1999.


                             Per Note Total
   ----------------------------------------
    Public offering price:        %   $
    Underwriting fees:            %   $
    Proceeds to the Issuer:       %   $
   ----------------------------------------

 This investment involves risk. See "Risk Factors" beginning on page S-7.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Nor have they made, nor will they make any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

Donaldson, Lufkin & Jenrette
                     NationsBanc Montgomery Securities LLC
                                              BancBoston Robertson Stephens Inc.

                               TABLE OF CONTENTS

        Prospectus Supplement

                                                       Prospectus

                                 Page
                                 ----
Forward-Looking Statements.....     i
Prospectus Supplement Summary..   S-1
Risk Factors...................   S-7
Use of Proceeds................  S-12
Capitalization.................  S-13
Business Overview..............  S-14
Description of Notes...........  S-21
Underwriting...................  S-50
Legal Matters..................  S-51

                                     Page
                                     ----
Available Information..............    1
Incorporation of Certain Documents
 by Reference......................    1
The Company........................    2
Selling Shareholders...............    2
Use of Proceeds....................    3
Ratios of Earnings to Fixed Charges
 and Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends.........................    4
Description of Debt Securities.....    4
Description of Capital Stock.......   16
Description of Warrants............   17
Plan of Distribution...............   18
Legal Matters......................   18
Experts............................   18
Index to Consolidated Financial
 Statements........................  F-1

                           FORWARD-LOOKING STATEMENTS

   All statements in this prospectus supplement, the accompanying prospectus, including the financial statements and their accompanying notes, and the information incorporated by reference that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition and other factors described in detail in our form 10-K for the year ended October 31, 1998. See the section "Risk Factors."

                         PROSPECTUS SUPPLEMENT SUMMARY

   This is only a summary of the offering. To fully understand the investment you are contemplating, you must consider this prospectus supplement, the accompanying prospectus, including the financial statements and their accompanying notes, and the detailed information incorporated by reference. As used in this prospectus supplement and the accompanying prospectus, except as the context otherwise requires, references to "us", "we", "our" or "Company" means Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian Enterprises, Inc. (the "Issuer"), a New Jersey corporation.

                                  The Company

   We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (primarily in New Jersey, southern New York state and eastern Pennsylvania), North Carolina, northern Virginia and Maryland, southern California, southeastern Florida and Poland. We market our homes to first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult retirement buyers and empty nesters. We offer a variety of homestyles at prices ranging from $41,000 to $921,000 with an average sales price in fiscal 1998 of $216,000. We are currently offering homes for sale in 75 communities. Since the incorporation of our predecessor company in 1959, we have delivered in excess of 62,000 homes.

   We believe our business strategy, including our implementation of recent initiatives to reduce costs and increase productivity, has contributed to strong recent operating results. During our fiscal year ended October 31, 1998, our revenues increased 20.1% to a record $941.9 million, the number of homes we delivered increased 11.3% to 4,138, our year over year homebuilding gross margin (before impairment loss and land sales) improved from 15.6% to 17.3% and EBITDA increased 51.7% to $90.6 million over fiscal 1997. At January 31, 1999, our backlog consisted of 1,599 homes, with a base value of $366.4 million, compared to 1,688 homes, with a base value of $342.7 million, at January 31, 1998. Over 58% of our customers who financed the purchase of their homes with mortgages utilized our mortgage financing subsidiary in fiscal 1998.

                               Business Strategy

   Over the past few years, our strategy has included several initiatives to fundamentally transform our traditional practices used to design, build and sell homes and focus on "building better." We believe that the adoption and implementation of processes and systems successfully used in other manufacturing industries, such as rapid cycle times, vendor consolidation, vendor partnering and just-in-time material procurement, will dramatically improve our business and give us a clear advantage over our competitors. Our concentration in selected markets is a key factor that enables us to achieve powers and economies of scale and differentiate ourselves from most of our competitors. These performance enhancing strategies are designed to achieve operational excellence through the implementation of standardized and streamlined "best practice processes." Our strategies include:

Financial and Growth Strategies

  . Focusing on our core homebuilding and related mortgage and title businesses

  . Growing our Company through the reinvestment of earnings while gradually reducing our leverage

Competitive Positioning Strategies

  . Maintaining our current strong market position in the Northeast while increasing market share and profits in our other markets

  . Entering new geographic markets only where we can achieve a significant market presence, potentially through acquisitions

Product Strategies

  . Marketing a broad array of research driven / value engineered home designs with an increased focus on the housing needs of aging baby boomers, including luxury and active adult retirement communities

  . Achieving industry-leading customer satisfaction levels by providing a rewarding home buying experience, high quality homes and mortgage and title services designed to meet the expressed needs and preferences of our customers

Operational Strategies

  . Continuing to acquire well-positioned, attractively priced land with minimal cash investment, principally through the use of rolling options

  . Standardizing best operating and financial processes across all of our markets

  . Achieving operational excellence through "Process Redesign" and our total quality initiative known as "Partners In Excellence." Examples include:

    . Reducing construction costs through efficient home design, consolidation of and partnering with vendors as well as streamlining the contracting and bidding processes

    . Improving production cycle times and productivity while realizing lower costs through the utilization of even flow production techniques

    . Reducing warranty and service expenses by streamlining processes and reducing errors

Organizational Strategies

  .  Attracting, developing and retaining the best associates in the industry

  .  Improving our ability to implement change throughout the Company

                  Operating and Financial Accomplishments

   To date, the implementation of these strategies has had a positive impact on our operating performance. Some of these accomplishments include the following:


  . We have reduced construction and administrative costs by consolidating the number of vendors serving our Northeast market from 350 to 79 and by executing national purchasing contracts with select vendors. We plan to implement this strategy throughout all of our markets.

  . We have balanced our quarterly home deliveries. For example, the deliveries occurring in the fourth quarter as a percentage of total annual home deliveries declined from 39.6% in fiscal 1997 to 26.9% in fiscal 1998.

  . We have recently opened a home design gallery in our Northeast region which we expect will increase option sales and profitability in this market. We plan to open our next gallery in southern California in the fourth quarter of fiscal 1999.

  . We have increased the percentage of active adult retirement home deliveries as a percentage of total deliveries from 9.2% in fiscal 1996 to 20.2% in fiscal 1998.

  . We sold our commercial investment properties which allowed us to reinvest capital into our core homebuilding business and reduce outstanding debt.



   Partially as a result of these operating accomplishments, our gross profit margin (before impairment loss and land sales) increased from 15.6% in fiscal 1997 to 17.3% in fiscal 1998, to 20.9% in the first fiscal quarter of 1999. In addition, our financial leverage ratio, as measured by debt to total capitalization, decreased from 64.8% at October 31, 1997 to 53.2% at October 31, 1998. We believe that the continued implementation of these strategies will positively impact our future financial performance.

                                  The Offering

Securities            $100 million aggregate principal amount of   % Senior
Offered.............  Notes due 2009.

Maturity Date.......
                      May  , 2009.

Interest Payment
Dates...............  Interest will accrue from the date of issuance and will
                      be payable semi-annually on each May   and November  ,
                      commencing November  , 1999.

Guarantees..........
                      The guarantors are Hovnanian Enterprises, Inc., the parent corporation of the Issuer, and most of the parent's existing and future restricted subsidiaries. If the Issuer can not make payments on the notes when they are due, the guarantors must make them instead.

Optional
Redemption..........  We may redeem any or all of the notes at any time after
                      May , 2004 at the redemption prices described herein plus accrued interest. In addition, we may redeem notes at any time prior to May , 2002 with the net cash proceeds of one or more public equity offerings so long as at least $65 million principal amount of notes remains outstanding.

Change of Control...  Upon a change of control as described in the section
                      "Description of Notes," you will have the right to require us to purchase some or all of your notes at 101% of the principal amount, plus accrued and unpaid interest to the date of purchase. We can give no assurance that upon such an event, we will have sufficient funds to purchase any of your notes.

Ranking.............  These notes are our general obligations and will not be secured by any collateral. Your right to payment under these notes will be:

                      . junior to the rights of our secured creditors to the extent of their security in our assets;

                      . equal with the rights of creditors under our other unsecured unsubordinated debt, including our revolving credit agreement; and

                      . senior to the rights of creditors under debt expressly subordinated to these notes.

                      The guarantee of each of the guarantors will also not be secured by any collateral. Your right to payment under any guarantee will be:

                      . junior to the rights of secured creditors to the extent of their security in the guarantor's assets;

                      . equal with the rights of creditors under the guarantor's other unsecured unsubordinated debt; and

                      . senior to the rights of creditors under the guarantor's debt that is expressly subordinated to the guarantee.

                      At January 31, 1999, assuming we had completed this offering on that date, the Issuer and the guarantors would have had approximately $252.8 million of debt (including these notes) outstanding, of which $11.9 million would have been secured by assets of the Company and the guarantors and $100.0 million of which would have been subordinated to these notes.

Certain Covenants...  We will issue the notes under an indenture. The indenture will, among other things, restrict our ability and the ability of the guarantors to:

                      .  borrow money;

                      .  pay dividends on our common stock;

                      .  repurchase our common stock;

                      . make investments in subsidiaries that are not restricted;

                      .  sell certain assets;

                      .  incur certain liens;

                      .  merge with or into other companies; and

                      .  enter into certain transactions with our affiliates.

                      For more details, see the section "Description of Notes" under the heading "Certain Covenants."

Use of Proceeds.....
                      We will use the net proceeds from the offering to retire the balance of our 11 1/4% Subordinated Notes due April 15, 2002, to repay indebtedness under our revolving credit agreement and for general corporate purposes. For more details, see the section "Use of Proceeds."

         Summary Consolidated Financial Information and Operating Data

   The following summary financial consolidated financial information for the three years ended October 31, 1998, is derived from our audited consolidated financial statements. The financial data for the three months ended January 31, 1999 and 1998 is derived from our unaudited consolidated financial statements.

                          Three Months Ended
                              January 31,          Year Ended October 31,
                         ------------------------------------------------------
                            1999        1998      1998       1997       1996
                         --------------------------------  ---------  ---------
                           ($ in thousands, except average selling prices)
Income Statement Data
 Total revenues......... $  203,479  $  213,960 $ 941,947  $ 784,136  $ 807,464
                         ==========  ========== =========  =========  =========
 Home and land sale rev-
  enues (1)............. $  196,212  $  205,654 $ 904,280  $ 754,662  $ 778,680
 Cost of sales..........    155,587     169,800   748,941    634,317    651,492
 Inventory impairment
  loss (2)..............        --        1,589     3,994     14,019      1,608
                         ----------  ---------- ---------  ---------  ---------
 Homebuilding gross mar-
  gin...................     40,625      34,265   151,345    106,326    125,580
 Selling, general and
  administrative ex-
  pense.................     17,534      15,657    68,170     62,475     60,704
 Corporate general and
  administrative ex-
  penses................      6,435       4,361    21,048     15,088     14,002
 Home and land sales in-
  terest expense........      6,686       7,796    32,151     30,467     26,649
 Income (loss) from fi-
  nancial services......        416         351     2,088        (45)       547
 (Loss) income from in-
  vestment properties...       (776)      1,841     4,406    (11,906)      (977)
 Income (loss) from col-
  lateral mortgage fi-
  nancing...............          5          10        11        (24)       (41)
 Other income (net of
  other operations).....        563         365     4,811      1,555      1,252
                         ----------  ---------- ---------  ---------  ---------
 Income (loss) before
  income taxes and ex-
  traordinary loss......     10,178       9,018    41,292    (12,124)    25,006
 State and federal in-
  come taxes............      4,050       3,105    15,141     (5,154)     7,719
                         ----------  ---------- ---------  ---------  ---------
 Income (loss) before
  extraordinary loss....      6,128       5,913    26,151     (6,970)    17,287
 Extraordinary loss from
  extinguishment of debt
  net of taxes..........        --          --       (748)       --         --
                         ----------  ---------- ---------  ---------  ---------
 Net income (loss)...... $    6,128  $    5,913 $  25,403  $  (6,970) $  17,287
                         ==========  ========== =========  =========  =========
 Ratio of earnings to
  fixed charges (3).....       3.2x        2.8x      2.6x        --        1.6x
Selected Operating Data
 New homes delivered:
 Northeast Region.......        478         640     2,530      2,128      2,364
 North Carolina.........        154         135       687        695        738
 Florida................         38          53       241        418        632
 Virginia...............         54          20       152         70         75
 California.............        103         117       457        365        325
 Poland.................          9           7        71         41        --
                         ----------  ---------- ---------  ---------  ---------
   Total................        836         972     4,138      3,717      4,134
                         ==========  ========== =========  =========  =========
 Average selling price
  for delivered homes:
 Northeast Region....... $  265,029  $  217,046 $ 235,522  $ 209,500  $ 194,979
 North Carolina......... $  188,831  $  190,193 $ 185,723  $ 180,204  $ 167,137
 Florida................ $  219,289  $  179,472 $ 183,269  $ 177,382  $ 156,780
 Virginia............... $  232,351  $  305,900 $ 255,947  $ 205,685  $ 223,320
 California............. $  168,068  $  197,615 $ 180,625  $ 189,731  $ 198,677
 Poland................. $  103,444  $   88,429 $  92,408  $  72,000        --
   Combined............. $  233,117  $  209,935 $ 216,443  $ 196,881  $ 184,974
 Net sales contracts:
 Northeast Region.......        402         488     2,375      2,438      2,457
 North Carolina.........        150         133       690        694        718
 Florida................         53          43       164        351        606
 Virginia...............         50          15       170         73         71
 California.............         94          93       439        456        304
 Poland.................          5          16        39         61         19
                         ----------  ---------- ---------  ---------  ---------
   Total................        754         788     3,877      4,073      4,175
                         ==========  ========== =========  =========  =========
 Backlog at period end:
 Number of homes........      1,599       1,688     1,681      1,872      1,516
 Dollar value using
  base prices........... $  366,443  $  342,659 $ 381,816  $ 374,314  $ 292,376

                                              Four Quarters Ended
                                   -------------------------------------------
                                                         October 31,
                                    January 31,   ----------------------------
                                        1999        1998      1997      1996
                                   -------------- --------  --------  --------
                                               ($ in thousands)
Other Data
  Gross margin percentage (4).....        18.0%       17.3%     15.6%     16.4%
  EBITDA (5)(6)...................    $ 86,340    $ 90,594  $ 59,713  $ 64,688
  Interest incurred (6)(7)........    $ 26,681    $ 28,947  $ 34,777  $ 35,551
  Ratio of EBITDA to interest
   incurred (6)...................         3.2x        3.1x      1.7x      1.8x
  Ratio of total debt to EBITDA
   (6)(8).........................         2.9x        2.5x      5.5x      4.5x
                                                        At October 31,
                                   At January 31, ----------------------------
                                        1999        1998      1997      1996
                                   -------------- --------  --------  --------
Balance Sheet Data
  Housing inventories.............    $400,041    $375,733  $410,393  $376,307
  Total assets....................    $597,086    $589,102  $637,082  $614,111
  Total debt (8)..................    $249,609    $229,065  $328,696  $290,140
  Stockholders' equity............    $206,024    $201,392  $178,762  $193,622

--------------------

(1) Land sales for the periods presented were $1,327,000 and $1,597,000 for the three months ended January 31, 1999 and 1998, respectively, and $8,636,000, $22,855,000 and $13,998,000 for the years ended October 31, 1998, 1997 and
    1996, respectively.

(2) In accordance with the provisions of Financial Accounting Standards No. 121 ("FAS 121"), the Company records impairment losses on inventories related to communities under development or inventories and long-lived assets held for sale. Under FAS 121, communities under development are impaired if the undiscounted cash flows estimated to be generated from sales is less than the community's carrying amounts. Inventories and long-lived assets held for sale are impaired if the carrying amount exceeds its fair value less selling costs. Along with writeoffs of options not exercised (included related approval engineering and capitalized interest costs) such impairment losses for housing operations are reported as "Inventory impairment loss."
(3) No ratio is presented for the year ended October 31, 1997 as the earnings for such period were insufficient to cover fixed charges by $9,197,000.

(4) Before inventory impairment loss and land sales.

(5) EBITDA means earnings (loss) before (a) income taxes, (b) interest expense,
    (c) amortization of capitalized interest, (d) depreciation and amortization, (e) a nonrecurring noncash charge relating to real estate inventory of $5,032,000, $28,465,000 and $1,608,000 for the years ended
    October 31, 1998, 1997 and 1996, respectively, and (f) extraordinary loss from early extinguishment of debt. EBITDA is a widely accepted financial indicator of a company's availability to service debt. However, EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity.

(6) During the quarter ended January 31, 1999 we completed our exit from the commercial investment properties business. The following table shows financial results and ratios adjusted to exclude the impact of these operations:

                                                         Four Quarters Ended
                                                       -----------------------
                                                       January 31, October 31,
                                                          1999        1998
                                                       ----------- -----------
   Adjusted EBITDA....................................   $78,527     $77,210
   Adjusted interest incurred.........................   $24,732     $26,675
   Ratio of adjusted EBITDA to adjusted interest
    incurred..........................................       3.2x        2.9x
   Ratio of total debt to adjusted EBITDA.............       3.2x        3.0x

(7) Interest incurred consists of all cash interest and accrued interest costs, whether expensed or capitalized, excluding interest under our mortgage warehouse line and bonds collateralized by mortgages receivable.

(8) Total debt excludes debt under our mortgage warehouse line and bonds collateralized by mortgages receivable.

                                  RISK FACTORS

   Before purchasing these notes, you should consider all of the information set forth in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference and, in particular, you should evaluate the risk factors set forth below.

Substantial Leverage--Our substantial debt could adversely affect our financial health and prevent us from fulfilling our obligations under these notes.

   We have a significant amount of debt. As of January 31, 1999, assuming we had completed the offering on that date, our consolidated debt would have been $252.8 million. This offering will not reduce our debt. The amount of our debt could have important consequences to you. For example, it could:

  . limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business;

  . place us at a competitive disadvantage because we have more debt than some of our competitors; and

  . make us more vulnerable in the event of a downturn in our business or in general economic conditions.

   Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facilities bear interest at floating rates.

   Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facilities will be adequate to meet our future liquidity needs for the long term. We can not assure you, however, that in the future our business will generate sufficient cash flow from operations or that borrowings will be available to us under our revolving credit facilities in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including these notes, on or before maturity. We can not assure you that we will be able to refinance any of our debt, including our revolving credit facilities and these notes, on commercially reasonable terms or at all.

   The indentures governing these notes and our other outstanding debt and our revolving credit facilities impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity.

General Economic, Real Estate and Other Conditions--Future changes in business conditions could adversely affect our business, including our ability to build homes at prices our customers are willing or able to pay.

   The homebuilding industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

  .  employment levels;

  .  availability of financing for home buyers;

  .  interest rates;

  .  consumer confidence; and

  .  housing demand.

   An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes.

   Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the homebuilding business.

   Our success in developing, building and selling homes depends in part upon the continued availability of suitable undeveloped land at acceptable prices. The availability of undeveloped land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding of land prices and restrictive governmental regulation. Should suitable land opportunities become less available, our operating results could be adversely affected.

   Land inventory risk can be substantial for homebuilders. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

   In our business, we must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. Although we employ various measures designed to manage inventory risks, we can give no assurance that such measures will be successful.

   The homebuilding industry has from time to time experienced significant difficulties, including:

  .  shortages of qualified trades people;

  .  reliance on local contractors, who may be inadequately capitalized;

  .  shortages of materials; and

  . increases in the cost of certain materials (particularly increases in the price of lumber, framing and cement, which are significant components of home construction costs).

   These difficulties could cause us to take longer and pay more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fixed our prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

We Depend on the Northeast Market

   We presently conduct most of our business in the Northeast. Home prices in the Northeast, including in some of the markets in which we operate, have declined from time to time, particularly as a result of slow economic growth. We can not be certain that the current economic growth trend in the Northeast will continue. If home prices decline in one or more of the markets in which we operate, our results of operations may be adversely affected.

Interest Rates; Mortgage Financing--Future increases in interest rates could prevent potential customers from buying our homes and adversely affect our business.

   Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing. This could adversely affect our results of operations.

   In addition, we believe that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of such financing could adversely affect our sales.

Governmental Regulation and Environmental Matters--Governmental regulations could increase the cost and availability of our development and homebuilding projects and adversely affect our business.

   We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

   We also are subject to a variety of local, state and federal laws and regulations concerning protection of health and the environment. These environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

   Despite our past ability to obtain necessary permits and approvals for our communities, it can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we can not predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could have a material adverse effect on our operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

Competition--Homebuilding is very competitive, and competitive conditions could adversely affect our results of operations.

   The homebuilding industry is highly competitive and fragmented. Homebuilders compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor. We compete with other local, regional and national homebuilders, often within larger subdivisions designed, planned and developed by such homebuilders. Some of our competitors also have greater sales and financial resources. In addition, resales of homes and the availability of rental housing provide additional competition.

   The competitive conditions in the homebuilding industry could result in:

  .  difficulty in acquiring suitable land at acceptable prices;

  .  increased selling incentives;

  .  lower sales; or

  .  delays in construction.

   Any of these problems could adversely affect results of operations.

Future Capital Requirements--Our future growth requires additional capital whose availability is not assured.

   Our operations require significant amounts of cash, and we will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business.

We can give no assurance as to the terms or availability of such additional capital. Moreover, the indentures for our outstanding debt contain provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and results of operations.

No Assurance of Successful Acquisitions--We can not assure you that any future acquisition will be successful.

   We evaluate potential acquisitions of other companies from time to time. We can give no assurance that we will be able to successfully integrate the operations of any future acquisitions and realize the earnings enhancements that may be available.

Exercise of Change of Control Rights--We may not have the ability to raise funds necessary to finance any change of control offer required by the indenture.

   If a change of control occurs as described in the section "Description of Notes" under the heading "Certain Covenants," we would be required to offer to purchase your notes at 101% of their principal amount, together with all accrued and unpaid interest, if any. If a purchase offer obligation arises under the indenture governing your notes, a change of control will have also occurred under one or more of the other indentures governing our debt. If a purchase offer were required under the indentures for our debt, we can give no assurance that we would have sufficient funds to pay the purchase price for all debt that we are required to repurchase or repay. After giving effect to this offering, we would not have sufficient funds available to purchase all of such outstanding debt.

Lack of Public Market for the Notes--We can not assure you that an active trading market will develop for these notes.

   These notes are a new issue of securities. There is no active public trading market for these notes. We do not intend to apply for listing of these notes on a security exchange. The underwriters have informed us that they currently intend to make a market in these notes. However, the underwriters are not obligated to do so and may discontinue any such market-making at any time. The liquidity of the trading market in the notes, and the market prices quoted for the notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, we can not assure you that an active trading market will develop for your notes, that you will be able to sell your notes, or that, even if you can sell your notes, that you will be able to sell them at an acceptable price.

Fraudulent Conveyance Issues--Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

   Although you will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate such guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

  .  such guarantee was incurred with fraudulent intent; or

  . such guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

    1) was insolvent at the time of the guarantee;

    2) was rendered insolvent by reason of the guarantee;

    3) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

    4) intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

   The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

  . the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company's property at a fair valuation, or

  . if the present fair saleable value of the company's assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

Risks Relating to "Year 2000" Issues

   We have assessed and formulated a plan to resolve Year 2000 issues related to our information technology and non-information technology systems. We have designated a full-time Year 2000 project leader, engaged consultants to review and evaluate our plan, completed the identification of our information technology and non-information technology noncompliant systems and are in the process of evaluating our subcontractors and suppliers with respect to Year 2000 compliance. Our plan prioritizes the review of our software systems and computer hardware equipment. We have upgraded, fixed or retired 80% of our noncompliant systems. We expect substantially all of our critical information technology software to be tested by June 30, 1999 and to be Year 2000 capable by September 30, 1999. All of our other information technology and non-information technology systems are not considered critical to our operations, and if not Year 2000 capable, would not have a material adverse effect on our operations. We do not anticipate the costs of implementation of our plan to have a material impact on future earnings and the cost of implementation is expected to be funded through operations. We are also in the process of developing Year 2000 contingency plans.

   We are in the process of communicating with our subcontractors and suppliers to assess the state of their readiness for the Year 2000. If we find that any of these third parties lack readiness for the Year 2000 and that such unreadiness would have a substantial impact on our operations, we will look to replace such subcontractors and suppliers. We use more than one subcontractor and supplier in most cases and believe finding replacements will not be difficult.

   We believe we are on track to solve our Year 2000 issues and believe we will not have a material loss of revenues due to Year 2000 issues, but we can give you no assurance in this regard.

                                USE OF PROCEEDS

   The net proceeds to us from the sale of these notes in this offering are estimated to be approximately $97.7 million. We intend to use $46.3 million of the proceeds for the redemption of the remaining $45.4 million principal amount of our 11 1/4% Subordinated Notes due April 15, 2002, including an optional redemption premium of $0.9 million. We intend to use the remainder of the proceeds for the repayment of outstanding debt under our revolving credit agreement and for general corporate purposes. Our revolving credit agreement expires on July 31, 2001 and bears interest at various rates of either the prime rate or LIBOR plus 1.45%, at our election. We will have the ability to reborrow under our revolving credit agreement from time to time for general corporate purposes, including the acquisition of related businesses. We are periodically involved in the evaluation of, and discussions with, potential acquisition candidates.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of January 31, 1999 and as adjusted to give effect to the sale of these notes and the application of the estimated net proceeds of this offering. This table should be read in conjunction with our Consolidated Financial Statements and the related notes thereto and the other financial information incorporated by reference or included elsewhere in this prospectus supplement and the prospectus.

                                                                  As of
                                                            January 31, 1999
                                                            ------------------
                                                                         As
                                                             Actual   Adjusted
                                                            --------  --------
                                                            ($ in thousands)
Debt (1):
  Revolving credit agreement............................... $ 92,225  $ 40,826
    % Senior Notes due 2009................................      --    100,000
  Nonrecourse land mortgages...............................    8,192     8,192
  Nonrecourse mortgages secured by operating property......    3,743     3,743
  11 1/4% Subordinated Notes due 2002......................   45,449       --
  9 3/4% Subordinated Notes due 2005.......................  100,000   100,000
                                                            --------  --------
    Total debt.............................................  249,609   252,761
                                                            --------  --------
Stockholders' equity (2):
  Preferred Stock, $.01 par value; 100,000 shares
   authorized; none issued.................................      --        --
  Common Stock, Class A, $.01 par value; 87,000,000 shares
   authorized;
   15,822,964 issued (including 2,118,274 held in
   treasury)...............................................      158       158
  Common Stock, Class B, $.01 par value; 13,000,000 shares
   authorized;
   8,025,504 issued (including 345,874 held in treasury)...       79        79
  Paid-in capital..........................................   34,590    34,590
  Retained earnings........................................  189,310   189,310
  Treasury stock (at cost).................................  (18,113)  (18,113)
                                                            --------  --------
    Total stockholders' equity............................. $206,024  $206,024
                                                            --------  --------
      Total capitalization................................. $455,633  $458,785
                                                            ========  ========

---------------------
(1) Excludes debt under our mortgage warehouse line and bonds collateralized by mortgages receivable.

(2) Excludes 790,690 shares of Common Stock, Class A and 365,357 shares of Common Stock, Class B reserved at January 31, 1999 for issuance upon exercise of outstanding options under our Stock Incentive Plan.

                             BUSINESS OVERVIEW

   We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (primarily in New Jersey, southern New York state and eastern Pennsylvania), North Carolina, northern Virginia and Maryland, southern California, southeastern Florida and Poland. We market our homes to first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult retirement buyers and empty nesters. We offer a variety of homestyles at prices ranging from $41,000 to $921,000 with an average sales price in fiscal 1998 of $216,000. We are currently offering homes for sale in 75 communities. Since the incorporation of our predecessor company in 1959, we have delivered in excess of 62,000 homes, including 4,138 homes in fiscal 1998. In addition, we provide financial services (mortgage loans and title insurance) to our homebuilding customers and third parties.

   We employed approximately 1,200 full-time associates as of October 31, 1998. We were incorporated in New Jersey in 1967 and we reincorporated in Delaware in 1982.

Business Strategies, Operating Policies and Procedures

   Over the past few years, our strategies have included several initiatives to fundamentally transform the traditional practices we use to design, build and sell homes and focus on "building better." We believe that the adoption and implementation of processes and systems successfully used in other manufacturing industries, such as rapid cycle times, vendor consolidation, vendor partnering and just-in-time material procurement, will dramatically improve our business and give us a clear advantage over our competitors. Our concentration in selected markets is a key factor that enables us to achieve powers and economies of scale and differentiate ourselves from most of our competitors. These performance enhancing strategies are designed to achieve operational excellence through the implementation of standardized and streamlined "best practice processes."

   Strategic Initiatives. To improve our homebuilding gross profit margins, we have introduced a number of strategic initiatives, including: Partners In Excellence, Process Redesign and Training.

   Partners In Excellence, our total quality management initiative, is intended to focus on improving the way operations are performed. It involves all of our associates through a systematic, team-oriented approach to improvement. It increases our profits by streamlining processes and by reducing costly errors. We were recognized for our efforts by receiving the 1997 Gold National Housing Quality Award from Professional Builder magazine and The NAHB Research Center.

   Process Redesign is the fundamental rethinking and radical redesign of our processes to achieve dramatic improvements in performance. Our Process Redesign efforts are currently focused on streamlining and standardizing all of our key business processes. In addition, we are working to streamline our processes and implement SAP's enterprise-wide "Enterprise Resource Package" computer software system throughout our organization.

   Training is designed to provide our associates with the knowledge, attitudes, skill and habits necessary to succeed at their jobs. Our Training Department regularly conducts training classes in sales, construction, administration, and managerial skills. In addition, as Process Redesign develops new processes, the Training Department is responsible for educating our associates on the processes, procedures and operations.

   Land Acquisition, Planning and Development. Before entering into a contract to acquire land, we complete extensive comparative studies and analyses which assist us in evaluating the economic feasibility of such land acquisition. We generally follow a policy of acquiring options to purchase land for future community developments. We attempt to acquire land with a minimum cash investment and negotiate takedown options, thereby limiting the financial exposure to the amounts invested in property and predevelopment costs. This policy significantly reduces risk and generally allows us to obtain necessary development approvals before acquisition of the land, thereby enhancing the value of the options and the land eventually acquired.

   Our option and purchase agreements are typically subject to numerous conditions, including, but not limited to, our ability to obtain necessary governmental approvals for the proposed community. Generally, the deposit on the agreement will be returned to us if all approvals are not obtained, although predevelopment costs may not be recoverable. By paying an additional, nonrefundable deposit, we have the right to extend a significant number of our options for varying periods of time. In all instances, we have the right to cancel any of our land option agreements by forfeiture of our deposit on the agreement. In such instances, we generally are not able to recover any predevelopment costs.

   Our development activities include site planning and engineering, obtaining environmental and other regulatory approvals and constructing roads, sewer, water and drainage facilities, and for our residential developments, recreational facilities and other amenities. These activities are performed by our staff, together with independent architects, consultants and contractors. Our staff also carries out long-term planning of communities.

   Design. Our residential communities are generally located in suburban areas near major highways. The communities are designed as neighborhoods that fit existing land characteristics. We strive to create diversity within the overall planned community by offering a mix of homes with differing architecture, textures and colors. Wherever possible, recreational amenities such as a swimming pool, tennis courts, a club house and tot lots are included.

   Construction. We design and supervise the development and building of our communities. Our homes are constructed according to standardized prototypes which are designed and engineered to provide innovative product design while attempting to minimize costs of construction. We employ subcontractors for the installation of site improvements and construction of homes. Agreements with subcontractors are generally short term and provide for a fixed price for labor and materials. We rigorously control costs through the use of a computerized monitoring system. Because of the risks involved in speculative building, our general policy is to construct an attached condominium or townhouse building only after signing contracts for the sale of at least 50% of the homes in that building. Single family detached homes are usually constructed after the signing of a contract and mortgage approval has been obtained.

   Materials and Subcontractors. We attempt to maintain efficient operations by utilizing standardized materials available from a variety of sources. In addition, we contract with subcontractors representing all building trades in connection with the construction of our homes. In recent years, we have experienced no significant construction delays due to shortages of materials or labor. We can not predict, however, the extent to which shortages in necessary materials or labor may occur in the future.

   Marketing and Sales. Our residential communities are sold principally through on-site sales offices. In order to respond to our customers' needs and trends in housing design, we rely upon our internal market research group to analyze information gathered from, among other sources, buyer profiles, exit interviews at model sites, focus groups and demographic data bases. We make use of newspaper, radio, magazine, our website, billboard, video and direct mail advertising, special promotional events, illustrated brochures, full-sized and scale model homes in our comprehensive marketing program. In addition, we have recently opened a home design gallery in our Northeast region, which we expect will increase option sales and profitability in this market. We plan to open a similar gallery in each of our markets.

   Customer Service and Quality Control. Our associates responsible for customer service participate in pre-closing quality control inspections as well as responding to post-closing customer needs. Prior to closing, each home is inspected and any necessary completion work is undertaken by us. In some of our markets, we are enrolled in a standard limited warranty program which, in general, provides a homebuyer with a one-year warranty for the home's materials and workmanship, a two-year warranty for the home's heating, cooling, ventilating, electrical and plumbing systems and a ten-year warranty for major structural defects. All of the warranties contain standard exceptions, including, but not limited to, damage caused by the customer.

   Customer Financing. We sell our homes to customers who generally finance their purchases through mortgages. During the year ended October 31, 1998, over 58% of our non-cash customers obtained mortgages originated by our wholly-owned mortgage banking subsidiary, with a substantial portion of our remaining customers obtaining mortgages from various independent lending institutions. Mortgages originated by our wholly-owned mortgage banking subsidiary are sold in the secondary market.

Residential Development Activities

   Our residential development activities include evaluating and purchasing properties, master planning, obtaining governmental approvals and constructing, marketing and selling homes. A residential development generally includes a number of residential buildings containing from two to twenty-four individual homes per building and/or single family detached homes, together with amenities such as recreational buildings, swimming pools, tennis courts and open areas.

   We attempt to reduce the effect of certain risks inherent in the housing industry through the following policies and procedures:

  . Through our presence in multiple geographic markets, our goal is to reduce the effects that housing industry cycles, seasonality and local conditions in any one area may have on our business. In addition, we plan to achieve a significant market presence in each of our markets in order to obtain powers and economies of scale.

  . We acquire land for future development principally through the use of land options which need not be exercised before the completion of the regulatory approval process. We structure these options in most cases with flexible takedown schedules rather than with an obligation to takedown the entire parcel upon approval. Additionally, we purchase improved lots in certain markets by acquiring a small number of improved lots with an option on additional lots. This allows us to minimize the economic costs and risks of carrying a large land inventory, while maintaining our ability to commence new developments during favorable market periods.

  . In an attempt to reduce our land acquisition costs, we monitor housing industry cycles and seek to acquire land options near the cyclical trough of specific geographic housing cycles.

  . We generally begin construction of an attached condominium or townhouse building only after entering into contracts for the sale of at least 50% of the homes in that building. Single-family detached homes are generally started after a contract is signed and mortgage approvals obtained. This limits the build-up of inventory of unsold homes and the costs of maintaining and carrying that inventory.

  . We offer a broad product array to provide housing to a wide range of customers. Our customers consist of first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult retirement buyers and empty nesters.

  . We offer a wide range of customer options to satisfy individual customer tastes. We have constructed decoration centers in our larger communities where the customer can better see customization possibilities for their new home. We recently opened a larger regional home design gallery in New Jersey and expect to open one in California during the next year. It is our expectation to open regional design galleries in each of our major markets.

   Current base prices for our homes in contract backlog at October 31, 1998 (exclusive of upgrades and options) range from $41,000 to $921,000 in our Northeast Region, from $100,000 to $413,000 in North Carolina, from $140,000 to $355,000 in Virginia, from $113,000 to $307,000 in California, from $157,000 to $352,000 in Florida and from $84,000 to $94,000 in Poland. Closings generally occur and are typically reflected in revenues from two to nine months after sales contracts are signed.

   Information on homes delivered by geographic market is set forth below:

                                                         Year Ended
                                             -----------------------------------
                                             October 31, October 31, October 31,
                                                1998        1997        1996
                                             ----------- ----------- -----------
                                               (Housing revenues in thousands)
Northeast Region:
  Housing Revenues..........................  $595,873    $445,817    $460,931
  Homes Delivered...........................     2,530       2,128       2,364
  Average Price.............................  $235,522    $209,500    $194,979
North Carolina:
  Housing Revenues..........................  $127,592    $125,242    $123,347
  Homes Delivered...........................       687         695         738
  Average Price.............................  $185,723    $180,204    $167,137
Florida:
  Housing Revenues..........................  $ 44,168    $ 74,146    $ 99,085
  Homes Delivered...........................       241         418         632
  Average Price.............................  $183,269    $177,382    $156,780
Virginia:
  Housing Revenues..........................  $ 38,904    $ 14,398    $ 16,749
  Homes Delivered...........................       152          70          75
  Average Price.............................  $255,947    $205,685    $223,320
California:
  Housing Revenues..........................  $ 82,546    $ 69,252    $ 64,570
  Homes Delivered...........................       457         365         325
  Average Price.............................  $180,625    $189,731    $198,677
Poland:
  Housing Revenues..........................  $  6,561    $  2,952         --
  Homes Delivered...........................        71          41         --
  Average Price.............................  $ 92,408    $ 72,000         --
Combined Total:
  Housing Revenues..........................  $895,644    $731,807    $764,682
  Homes Delivered...........................     4,138       3,717       4,134
  Average Price.............................  $216,443    $196,881    $184,974

   The value of our net sales contracts increased 5.7% to $806.2 million for the year ended October 31, 1998 from $762.8 million for the year ended October 31, 1997. This increase was the net result of an 11.0% increase in the average base selling price to $207,969 from $187,270 and a 4.8% decrease in the number of homes contracted to 3,877 in 1998 from 4,073 in 1997. By market, on a dollar basis, Virginia achieved the highest increase of 136.6%, followed by the Northeast Region with an 11.6% increase and North Carolina with a 2.4% increase. The increase in Virginia was the result of an acquisition of a small homebuilder on May 1, 1998. Net sales contracts decreased in California, Florida and Poland. In California and Poland, contracts decreased due to fewer homes available for sale. Florida's decrease was due to the downsizing of the division.

   The following table summarizes our active communities under development as of January 31, 1999:

                                                     Contracted     Remaining
                                 Approved   Homes        Not       Homes Sites
                     Communities   Lots   Delivered Delivered (1) Available (2)
                     ----------- -------- --------- ------------- -------------
Northeast Region....      28       8,977    3,412       1,043         4,522
North Carolina......      29       3,772    1,241         217         2,314
Florida.............       4         971      660          88           223
Virginia............       8         986      261         111           614
California..........       6       2,467      341          95         2,031
Poland..............      --         130      121           3             6
                         ---      ------    -----       -----         -----
  Total.............      75      17,303    6,036       1,557         9,710
                         ===      ======    =====       =====         =====

---------------------

(1) Includes 29 lots under option.

(2) Of the total home sites available, 422 were under construction or completed (including 47 models and sales offices), 4,863 were under option and 288 were financed through purchase money mortgages.

   In addition, as of January 31, 1999, in substantially completed or suspended developments, we owned 145 lots, including 13 unsold homes under construction.

   The following table summarizes our total started or completed unsold homes as of January 31, 1999:

                                                       Unsold Homes Models Total
                                                       ------------ ------ -----
Northeast Region......................................     175        10    185
North Carolina........................................     108        --    108
Florida...............................................      16         6     22
Virginia..............................................      11         9     20
California............................................      72        22     94
Poland................................................       6        --      6
                                                           ---       ---    ---
  Total...............................................     388        47    435
                                                           ===       ===    ===

Backlog

   At January 31, 1999 and January 31, 1998, we had a backlog of signed contracts with base values aggregating $366.4 million and $342.7 million, for 1,599 homes and 1,688 homes, respectively. Substantially all of our backlog at January 31, 1999 is expected to be completed and closed within the next nine months.

   Sales of our homes are typically made pursuant to a standard sales contract. This contract generally requires a nominal customer deposit at the time of signing with the remainder of a 5% to 10% down payment due 30 to 60 days after signing and provides the customer with a statutorily mandated right of rescission for a period ranging up to 15 days after execution. The contract may include a financing contingency, which permits the customer to cancel his obligation in the event mortgage financing at prevailing interest rates (including financing arranged or provided by us) is unobtainable within the period specified in the contract. This contingency period typically is four to eight weeks following the date of execution.

Residential Land Inventory

   It is our objective to control a supply of land, primarily through options, consistent with anticipated homebuilding requirements in our housing markets. Controlled land as of January 31, 1999, exclusive of communities under development described under "Business Overview--Residential Development Activities," is summarized in the following table:

                                                          Number of   Proposed
                                                          Proposed   Developable
                                                         Communities    Lots
                                                         ----------- -----------
Northeast Region:
  Under Option..........................................      24        7,350
  Owned.................................................       6          724
                                                             ---        -----
    Total...............................................      30        8,074
                                                             ---        -----
North Carolina:
  Under Option..........................................       6          703
                                                             ---        -----
California:
  Under Option..........................................       4          604
                                                             ---        -----
Poland:
  Owned.................................................       1          485
                                                             ---        -----
Totals:
  Under Option..........................................      34        8,657
  Owned.................................................       7        1,209
                                                             ---        -----
    Combined Total (1)..................................      41        9,866
                                                             ===        =====

---------------------

(1) In addition, we have three parcels of land in Florida approved for 1,033 homes, which parcels are being marketed for sale to third parties.

   In our Northeast Region, our objective is to control a supply of land sufficient to meet anticipated building requirements for at least three to five years.

   Historically, in North Carolina and Virginia, a portion of the land we acquired was from land developers on a lot takedown basis. Under a typical agreement with the lot developer, we purchase a minimal number of lots. The balance of the lots to be purchased are covered under an option agreement or a non-recourse purchase agreement. Due to the dwindling supply of improved lots in North Carolina and Virginia, we are currently optioning parcels of unimproved land for development.

   In California, we have focused our development efforts in the southern portion of the state. Where possible, we plan to option developed or partially developed lots with no more than 50 to 75 lots to be taken down during any twelve month period. With a limited supply of developed lots in California, we are currently optioning parcels of unimproved land for development.

Customer Financing

   At our communities, on-site personnel facilitate sales by offering to arrange financing for prospective customers through K. Hovnanian Mortgage, Inc. ("KHM"). We believe that the ability to offer financing to customers on competitive terms as a part of the sales process is an important factor in completing sales. KHM is not a guarantor of the notes and will be an unrestricted subsidiary.

   KHM's business consists of providing our customers as well as unrelated third parties with competitive financing and coordinating and expediting the loan origination transaction through the steps of loan application, loan approval and closing. KHM has its headquarters in Red Bank, New Jersey. It originates loans in New Jersey, New York, Pennsylvania, North Carolina, Florida, California, South Carolina and Illinois.

   KHM, like other mortgage bankers, customarily sells nearly all of the loans that it originates. Additionally, KHM sells virtually all of the loan servicing rights to loans it originates. Loans are sold either individually or in pools to GNMA, FNMA, or FHLMC or against forward commitments to institutional investors, including banks and savings and loan associations.

   KHM plans to grow its mortgage banking operations. Initially, KHM focused on originating loans from customers who purchase homes from our affiliates. KHM's objective is to increase the capture rate of non-cash homebuyers from the 58% rate achieved in fiscal 1998 to 70% over the next several years. KHM has now expanded to offer its mortgage products and services to unrelated third parties. During the year ended October 31, 1998, third party loans amounted to 40% of total mortgage closings.

                              DESCRIPTION OF NOTES

   The following description of the particular terms of the Notes supplements and to the extent inconsistent therewith, replaces the description of the general terms of the Debt Securities set forth under the heading "Descriptions of Debt Securities" in the accompanying Prospectus, to which description reference is hereby made. The Notes will be issued under an Indenture
Supplement dated as of         , 1999, among the Company, the Issuer, the
Guarantors and First Union National Bank, as trustee (the "Trustee") (as supplemented, the "Indenture"). The following is a summary of the material terms and provisions of the Notes. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and prospective purchasers of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

   Definitions of certain terms are set forth under "Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference.

General

   The Notes will bear interest from the date the Notes are first issued under the Indenture at the rate per annum shown on the cover page of this prospectus
supplement, payable semi-annually on May   and November   of each year,
commencing November  , 1999, to Holders of record at the close of business on
April    or October   , as the case may be, immediately preceding each such
interest payment date. The Notes will mature on May , 2009, and will be issued in denominations of $1,000 and integral multiples thereof.

   The Notes will be limited to an aggregate principal amount of $150.0 million, of which $100.0 million will be issued in the offering. Additional Notes of up to $50.0 million aggregate amount may be issued in one or more series from time to time subject to the limitations set forth under "Certain Covenants--Limitations on Indebtedness." The Notes will be guaranteed by each of the Guarantors pursuant to the guarantees (the "Guarantees") described below.

   The Notes will be general unsecured obligations of the Issuer and rank senior in right of payment to all future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured Indebtedness of the Issuer that is not so subordinated. The Guarantees will be general unsecured obligations of the Guarantors and will rank senior in right of payment to all future Indebtedness of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Guarantees and will rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Guarantors that is not so subordinated.

   Secured creditors of the Company, the Issuer and the other Guarantors will have a claim on the assets which secure the obligations of the Company and the Guarantors to such creditors prior to claims of Holders of the Notes against those assets. At January 31, 1999, as adjusted to give effect to the transactions described under "Use of Proceeds," the Company, the Issuer and the Guarantors would have had approximately $252.8 million (including the Notes) of Indebtedness outstanding, of which $11.9 million would have been secured by assets of the Company and its Restricted Subsidiaries and $100.0 million of which would have been subordinated to the Notes. In addition, the Indebtedness under the revolving credit agreement is secured by a pledge of the stock of KHL, Inc., a wholly owned subsidiary of the Company, which is not a guarantor of the Notes.

Redemption

   Except as set forth below, the Notes will not be redeemable prior to May   ,
2004. Thereafter, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time. Such redemption will be at the following redemption prices plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                                                      Redemption
     Year                                                               Price
     ----                                                             ----------
     2004............................................................       %
     2005............................................................       %
     2006............................................................       %
     2007 and thereafter.............................................    100%

   In addition, the Issuer may redeem Notes, at any time prior to May , 2002, with the net cash proceeds of one or more Public Equity Offerings by the
Company, at a redemption price equal to     % of the principal amount of such
Notes, plus accrued and unpaid interest, if any, to the date of redemption, provided, however, that after each such redemption not less than $65.0 million principal amount of Notes (excluding any Notes held by the Company or any of its Affiliates) remains outstanding. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

   Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption.

   There will be no sinking fund for the Notes.

The Guarantees

   Each of the Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) unconditionally guarantee on a joint and several basis all of the Issuer's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees will be general unsecured obligations of the Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than the Company that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in "Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

   The Indenture will require that each existing and future Restricted Subsidiary (other than KHL, Inc. and K. Hovnanian Poland, Inc.) be a Guarantor. The Company will be permitted to cause any Unrestricted Subsidiary to be a Guarantor.

   The Indenture will provide that if all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

   An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

   A sale of assets or Capital Stock of a Guarantor may constitute an Asset Disposition subject to the "Limitations on Dispositions of Assets" covenant.

Certain Covenants

   The following is a summary of certain covenants that will be contained in the Indenture. Such covenants will be applicable (unless waived or amended as permitted by the Indenture) so long as any of the Notes are outstanding or until the Notes are defeased pursuant to provisions described under "Defeasance of Indenture."

   Repurchase of Notes upon Change of Control. In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's Notes on a date (the "Repurchase Date") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest to the Repurchase Date.

   On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

   The Issuer will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule l4e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

   With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "Limitations on Mergers, Consolidations and Sales of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase Notes.

   None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

   The Indenture will require the payment of money for Notes or portions thereof validly tendered to and accepted for payment by the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the Indenture, a change of control will also have occurred under the indenture governing the Issuer's 9 3/4% Subordinated Notes due 2005 and under the revolving credit agreement. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other Guarantors would be able to make such payments. In the event that the Issuer were required to purchase outstanding Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

   Failure by the Issuer to purchase the Notes when required upon a Change of Control will result in an Event of Default with respect to the Notes.

   These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Notes which may be tendered to the Company upon the occurrence of a Change of Control.

   Limitations on Indebtedness. The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

   Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

  (1) Permitted Indebtedness,

  (2) Refinancing Indebtedness,

  (3) Non-Recourse Indebtedness,

  (4) any Guarantee of Indebtedness represented by the Notes, and

  (5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

  (1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

  (2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

  (3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

   The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

   Limitations on Restricted Payments. The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

  (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

  (2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitations on Indebtedness" covenant; and

  (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after the Issue Date does not exceed the sum of:

    (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

    (b) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

    (c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of
        (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

    (d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

    (e) $17 million, minus

    (f) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after February 1, 1999 through the Issue Date.

     The foregoing clauses (2) and (3) will not prohibit:

    (A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

    (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

    (C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since the Issue Date;

   provided, however that each Restricted Payment described in clauses (A) and
(B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

   For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

   In determining the "Fair Market Value of Property" for purposes of clause
(3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

   Limitations on Transactions with Affiliates. The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

   In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

  (1) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view and

  (2) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

   The Indenture will also provide that notwithstanding the foregoing, an Affiliate Transaction will not include:

  (1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

  (2) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

  (3) any Restricted Payment otherwise permitted under the "Limitations on Restricted Payments" covenant,

  (4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

  (5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

  (6) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

  (7) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

   Limitations on Dispositions of Assets. The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

  (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

  (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

   The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

   The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make a Net Cash Proceeds offer for the Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Net Cash Proceeds Offer and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued interest to the date of repurchase or repayment.

   Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds offer shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

   Limitations on Liens. The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the

Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

   Limitations on Restrictions Affecting Restricted Subsidiaries. The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

  (1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

  (2) make loans or advances to the Company or any other Restricted
      Subsidiary, or

  (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

   except for

    (a) encumbrances or restrictions existing under or by reason of applicable law,

    (b) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

    (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

    (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

    (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

    (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

    (g) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

    (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

    (i) encumbrances or restrictions existing under or by reason of the Indenture or the Notes,

    (j) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

    (k) Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

    (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

    (m) customary provisions of any franchise, distribution or similar agreements,

    (n) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

    (o) any encumbrance or restrictions of the type referred to in clauses
        (1), (2) or (3) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

   Limitations on Mergers, Consolidations and Sales of Assets. The Indenture will provide that neither the Company nor the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

  (1) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may
      be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

  (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,

  (3) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with the Indenture and

  (4) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant.

   The foregoing provisions shall not apply to:

    (a) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under "The Guarantees" above, or

    (b) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

   Reports to Holders of Notes. The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

Events of Default

   The following are Events of Default under the Indenture:

  (1) the failure by the Company, the Issuer and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

  (2) the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

  (3) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under "Certain Covenants-- Repurchase of Notes upon Change of Control" and "Limitations on Mergers, Consolidations and Sales of Assets," which will constitute Events of Default with notice but without passage of time);

  (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

  (5) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

  (6) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

    (a) commences a voluntary case,

    (b) consents to the entry of an order for relief against it in an involuntary case,

    (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

    (d) makes a general assignment for the benefit of its creditors;

  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (a) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

    (b) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

    (c) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days, or

  (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

   A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to covenants described under "Certain Covenants--Repurchase of Notes upon Change of Control" and "Limitations on Mergers, Consolidations and Sales of Assets") the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

   If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

   The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

   The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with the covenant entitled "Repurchase of Notes upon Change of Control") if the Trustee determines that withholding such notice is in the Holders' interest.

   The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

Defeasance of Indenture

   The Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their respective obligations under the Indenture with respect to the Notes and the Guarantees, other than the obligation to pay interest on and the principal of the Notes and certain other obligations, at any time by

  (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

  (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

   In addition, the Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their obligations under the Indenture with respect to the Notes and the Guarantees (including the obligations to pay interest on and the principal of the Notes and certain other obligations), at any time by

  (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

  (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling, received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

Transfer and Exchange

   A Holder will be able to transfer or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

Amendment, Supplement and Waiver

   Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees to cure any ambiguity, defect or inconsistency; to comply with the "Limitations on Mergers, Consolidations and Sales of Assets" covenant set forth in the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any Holder; to add a Guarantor; or to delete a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable on its Guarantee.

   Without the consent of each Holder affected, the Company, the Issuer, the Guarantors and the Trustee may not:

  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note,

  (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under "Optional Redemption" or with respect to mandatory offers to repurchase Notes described under "Limitations on Dispositions of Assets" or "Repurchase of Notes upon Change of Control,"

  (4) make any Note payable in money other than that stated in the Note,

  (5) make any change in the "Waiver of Past Defaults and Compliance with Indenture Provisions," "Rights of Holders to Receive Payment" or the "With Consent of Holders" sections set forth in the Indenture,

  (6) modify the ranking or priority of the Notes or any Guarantee,

  (7) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or

  (8) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

   The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

Concerning the Trustee

   The Indenture contains certain limitations on the rights of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transaction; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign. The Trustee is also trustee with respect to the Issuer's 9 3/4% Subordinated Notes due 2005.

Governing Law

   The Indenture, the Notes and the Guarantees will be governed by the laws of the State of New York without giving effect to principles of conflict of laws.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

   "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

   "Affiliate" means, when used with reference to a specified Person any Person direct or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

   "Asset Acquisition" means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

   "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term "Asset Disposition" shall not include:

  (1) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

  (2) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

  (3) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

  (4) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

  (5) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions relating to "Limitations on Mergers, Consolidation and Sales of Assets," or

  (6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

   "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

   "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

   "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

   "Cash Equivalents" means:

  (1) U.S. dollars;

  (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

  (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5) commercial paper rated P-1, A- 1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

  (6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

   "Change of Control" means:

  (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

  (2) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

  (3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

  (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

  (5) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

   "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

   "Consolidated Adjusted Tangible Assets" of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

   "Consolidated Cash Flow Available for Fixed Charges" means, for any period Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with
GAAP) the sum for such period, without duplication, of:

  (1) income taxes,

  (2) Consolidated Interest Expense,

  (3) depreciation and amortization expenses and other non-cash charges to earnings and

  (4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

   "Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

  (1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

  (2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired, and

  (3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

   Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

    (a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

    (b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

   "Consolidated Interest Incurred" for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

  (1) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's, the Issuer's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

  (2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or
      (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

  (3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

  (4) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

  (5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

  (6) any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the "Limitations on Restricted Payments" covenant, clause (4)(b) above shall not be applicable.

   "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

   "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

   "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

   "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Credit Facilities" means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

   "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

   "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

   "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

   "Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "Certain Covenants--Repurchase of Notes upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to the provisions described under the caption "Certain Covenants--Repurchase of Notes upon Change of Control."

   "Event of Default" has the meaning set forth in "Events of Default."

   "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United Suites, as in effect on the Issue Date.

   "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

   "Guarantors" means (i) initially, each of the Company's Subsidiaries, except the Issuer, four subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, a mortgage lending subsidiary, a subsidiary holding and licensing the Hovnanian trade name and a subsidiary engaged in homebuilding activities in Poland and (ii) each of the Company's Subsidiaries which becomes a Guarantor of the Notes pursuant to the provisions of the Indenture.

   "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

   "Indebtedness" of any Person means, without duplication,

  (1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

  (2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the "Limitations on Restricted Payments" covenant,

  (3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

  (4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of
(x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

   "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

   "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales), and
(ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

   "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

   "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

   "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

   "Issue Date" means the date on which the Notes are originally issued under the Indenture.

   "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

   "Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

   "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

   "Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

   "Net Cash Proceeds" means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

   "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

   "Notes" means the notes offered pursuant to this prospectus supplement.

   "Permitted Hovnanian Holders" means, collectively, Kevork S. Hovnanian, Ara
K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

   "Permitted Indebtedness" means

  (1) Indebtedness under Credit Facilities which does not exceed $250 million principal amount outstanding at any one time;

  (2) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

  (3) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

  (4) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

  (5) Purchase Money Indebtedness;

  (6) Capitalized Lease Obligations;

  (7) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

  (8) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

  (9) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

  (10) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $30 million aggregate principal amount outstanding at any one time.

   "Permitted Investment" means

  (1) Cash Equivalents;

  (2) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

  (3) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

  (4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

  (5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

  (6) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

  (7) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

  (8) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

  (9) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

  (10) Investments in an aggregate amount outstanding not to exceed $10 million.

  "Permitted Liens" means:

  (1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

  (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

  (3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

  (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

  (5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

  (6) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

  (7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

  (8) Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

  (9) Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

  (10) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

  (11) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

  (12) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

  (13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

  (14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

  (15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Indenture,

  (16) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

  (17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

  (18) Liens for homeowner and property owner association developments and assessments,

  (19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

  (20) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

  (21) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

  (22) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition,

  (23) Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

  (24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

   "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

   "Public Equity Offering" means an underwritten public offering of Common Equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form).

   "Purchase Money Indebtedness" means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

   "Qualified Stock" means Capital Stock of the Company other than Disqualified Stock.

   "Real Estate Business" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

   "Refinancing Indebtedness" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that

  (1) the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

  (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or
      (b) after the maturity date of the Notes,

  (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

  (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

   "Restricted Payment" means any of the following:

  (1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

  (3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness.

   "Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

   "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

   "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

   "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

   "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

   "Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. The Unrestricted Subsidiaries will be the following: K. Hovnanian Mortgage, Inc., Hovnanian Financial Services I, Inc., Hovnanian Financial Services II, Inc., Hovnanian Financial Services III, Inc. and Hovnanian Financial Services IV, Inc.

   Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the "Limitations on Restricted Payments" covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

   The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the "Limitations on Indebtedness" covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitations on Indebtedness" covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including. without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by
(ii) the sum of all such payments described in clause (i)(a) above.

Book Entry, Delivery and Form

   The Notes will be issued in the form of a fully registered Global Note (the "Global Note"). The Global Note will be deposited on or about the Issue Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

   The Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

   The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes will be limited to such extent.

   So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole owner or holder of such Notes outstanding under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in Notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

   Neither the Company, the Issuer, the Trustee, the Paying Agent nor the Notes Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

   Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, the Issuer and the Trustee may treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest).

   The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owner of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

   As long as the Notes are represented by a Global Note, the Depositary's nominee will be the holder of the Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Notes. See "Covenants-Repurchase of Notes Upon a Change of Control" and "--Limitations on Dispositions of Assets." Notice by Participants or Indirect Participants of the exercise of the option to elect repayment of beneficial interests in Notes represented by a Global Note must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a
Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Company and the Issuer will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Certificated Securities

   Subject to certain conditions, any Person having a beneficial interest in the Global Note may, upon request to the Issuer or the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities.

Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) the Issuer notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

   Neither the Company, the Issuer nor the Trustee shall be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of Notes and each such Person may conclusively rely on and shall be protected in relying on, instructions from the Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Same-Day Settlement and Payment

   The Indenture will require that payments in respect of the Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holders.

Transfer and Exchange

   A holder may transfer or exchange the Notes in accordance with the procedures set forth in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

   The registered Holder of a Note will be treated as the owner of it for all purposes.

                                  UNDERWRITING

   Subject to the terms and conditions of our underwriting agreement with the guarantors and the underwriters named below we have agreed to sell and each underwriter has severally agreed to purchase from us the principal amount of notes set forth opposite its name below:

                                                                    Principal
                                                                    Amount of
   Underwriters:                                                      Notes
   -------------                                                   ------------
   Donaldson, Lufkin & Jenrette Securities Corporation............ $
   NationsBanc Montgomery Securities LLC..........................
   BancBoston Robertson Stephens Inc..............................
                                                                   ------------
     Total........................................................ $100,000,000
                                                                   ============

   The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will purchase all of the notes if any such notes are purchased.

   We have been advised by the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of % of the principal amount of the notes to certain other dealers. After the offering, the public offering price, concession, discount and other selling terms may be changed by the underwriters at any time.

   In connection with this offering, and in compliance with applicable law, the underwriters may engage in transactions that stabilize or maintain the market price of the notes at levels above those which might otherwise prevail in the open market. Specifically, the underwriters may over-allot in connection with this offering creating a short position in the notes for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the notes, the underwriters may place bids for the notes or effect purchases of the notes in the open market. Finally, the underwriters may impose a penalty bid whereby selling concessions allowed to syndicate members or other broker-dealers for distributing the notes in this offering may be reclaimed by the syndicate if the syndicate repurchases previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

   We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments that the underwriters may be required to make in respect thereof.

   The notes are a new issue of securities. There is no active public trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue any such market-making at any time. As a consequence, we cannot assure you that an active trading market will develop for your notes, that you will be able to sell your notes, or that, even if you can sell your notes, that you will be able to sell them at an acceptable price.

   Certain affiliates of the Underwriters are lenders to us under the revolving credit agreement. Such lenders will receive more than 10% of the net proceeds of this offering through the repayment of outstanding debt under the revolving credit agreement. As a consequence, the underwriting arrangements for the offering will be made in compliance with Rule 2710(c)(8) of the Conduct Rules of the NASD, which requires that the yield at which a debt issue is to be distributed to the public is established at a yield no lower than that recommended by a qualified independent underwriter which has participated in the preparation of the prospectus supplement and performed its usual standard of due diligence with respect to the offering. Accordingly, Donaldson, Lufkin & Jenrette Securities Corporation (in that capacity, the "Independent Underwriter") is acting as a qualified independent underwriter for purposes of determining the price of the notes offered and has conducted due diligence in connection with its responsibilities as a qualified independent underwriter. The price at which the notes are being sold to the public is no lower than the price recommended by the Independent Underwriter. We have agreed to indemnify the Independent Underwriter against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   Certain legal matters related to the notes being offered hereby are being passed upon for us by Simpson Thacher & Bartlett, New York, New York, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Simpson Thacher & Bartlett will rely, as to matters of New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Company.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED APRIL 15, 1999

PROSPECTUS

                  [K. HOVNANIAN COMPANIES LOGO APPEARS HERE]

                                 $226,000,000

                          Hovnanian Enterprises, Inc.

  Preferred Stock, Class A Common Stock, Warrants to Purchase Preferred Stock,
                           Warrants to Purchase

  Class A Common Stock, Debt Securities, Warrants to Purchase Debt Securities

                                  ----------

                         K. Hovnanian Enterprises, Inc.

                           Guaranteed Debt Securities
                Guaranteed Warrants to Purchase Debt Securities

                                  ----------

                                7,643,312 Shares

                          Hovnanian Enterprises, Inc.

                              Class A Common Stock

We, Hovnanian            Our debt securities or warrants or the debt
Enterprises, Inc., may   securities or warrants issued by K. Hovnanian
offer and sell from      Enterprises may be guaranteed by substantially all of
time to time, in one     our wholly owned subsidiaries.
or more series:
                         We or certain of our shareholders may offer and sell
 . our Preferred Stock    from time to time an aggregate of 7,643,312 shares of
                         Class A Common Stock.
 . our Class A Common
  Stock                  The Preferred Stock, Class A Common Stock (other than
                         any sold by any selling shareholders), and debt
 . our unsecured debt     securities and warrants of Hovnanian or K. Hovnanian
  securities             may be offered at an aggregate initial offering price
  consisting of notes,   not to exceed $226,000,000, at prices and on terms to
  debentures or other    be determined at or prior to the time of sale.
  evidences of
  indebtedness which     We will provide more specific information about the
  may be our senior      terms of an offering of any of these securities in
  debt securities,       supplements to this prospectus. The securities may be
  senior subordinated    sold directly by us, K. Hovnanian or selling
  debt securities or     shareholders to investors, through agents designated
  subordinated debt      from time to time or to or through underwriters or
  securities, and        dealers. If any agents of Hovnanian, K. Hovnanian or
                         selling shareholders or any underwriters are involved
 . warrants to purchase   in the sale of any securities, the names of such
  our Preferred Stock,   agents or underwriters and any applicable commissions
  our Class A Common     or discounts will be set forth in a supplement to
  Stock or our debt      this prospectus.
  securities, or any
  combination of these   These securities have not been approved or
  securities.            disapproved by the Securities and Exchange Commission
                         or any state securities commission nor have those
Our wholly owned         organizations determined if this prospectus is
subsidiary, K.           truthful. Any representation to the contrary is a
Hovnanian Enterprises,   criminal offense.
Inc., may offer and
sell from time to
time, in one or more
series:

 . its unsecured senior
  debt securities,
  senior subordinated
  debt securities or
  subordinated debt
  securities, which in
  each case will be
  fully and
  unconditionally
  guaranteed by us,
  and

 . warrants to purchase
  K. Hovnanian debt
  securities, which
  will be fully and
  unconditionally
  guaranteed by us or
  any combination of
  these securities.


                    The date of this Prospectus is    , 1999

                             AVAILABLE INFORMATION

   We have filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the registration statement. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, or was previously filed with the Commission and is now incorporated by reference, each such statement is qualified in all respects by the provision in such exhibit to which reference is hereby made. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

   We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the American Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

  . Annual Report on Form 10-K for the fiscal year ended October 31, 1998, Registration File No. 1-8551, and

  . Quarterly Report on Form 10-Q for the quarter ended January 31, 1999, Registration File No. 1-8551.

   All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

                                  THE COMPANY

   We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (primarily in New Jersey, southern New York state, and eastern Pennsylvania), North Carolina, northern Virginia and Maryland, southern California, southeastern Florida and Poland and provide mortgage banking and title insurance activities. Operations in Poland began for the first time during the year ended October 31, 1997. We market our homes to first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult retirement buyers and empty nesters.

   Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August 1983. The Company maintains its executive offices at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and its telephone number is (732) 747-7800.

   K. Hovnanian was incorporated under the laws of the State of New Jersey on November 1, 1982, as an indirect wholly-owned consolidated subsidiary of Hovnanian. K. Hovnanian functions as a management company for the operating subsidiaries of Hovnanian and borrows funds which it lends to such subsidiaries. K. Hovnanian has essentially no independent operations and generates no operating revenues. K. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and its telephone number is (732) 747-7800.

                              SELLING SHAREHOLDERS

   Some or all of the shares of Class A Common Stock of Hovnanian being offered pursuant to this Prospectus may be offered by certain Selling Shareholders. The potential Selling Shareholders include Kevork S. Hovnanian, Chairman of the Board and Director of the Company and, until July 1997, Chief Executive Officer of the Company and Ara K. Hovnanian, President and Director of the Company and, since July 1997, Chief Executive Officer of the Company.

   The following table sets forth as of January 7, 1999 (the record date for the Company's most recent annual meeting) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by each potential Selling Shareholder. The amount, if any, of Class A Common Stock to be offered by the Selling Shareholders and the amount and percentage of Class A Common Stock to be owned by the Selling Shareholders following such offering shall be disclosed in the applicable Prospectus Supplement.

                                                    Class A         Class B
                                                  Common Stock    Common Stock
                                                 --------------  --------------
Kevork S. Hovnanian(4)(6)....................... 5,492,887 39.7% 5,843,837 76.0%
Ara K. Hovnanian(5)............................. 1,429,661 10.0% 1,234,096 15.6%
  Total......................................... 6,922,548 49.7% 7,198,760 91.6%

---------------------
(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally attributes ownership to persons who have voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all Class A Common Stock shown as beneficially owned by them.

(2) The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for a share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of options, currently exercisable or exercisable within 60 days) and sole voting power and sole investment power except as noted in notes (3), (4) and (5) below.

(3) Based upon the number of shares outstanding plus options for such shareholder.

(4) Includes 167,812 shares of Class A Common Stock and 320,012 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power.

(5) Includes 35,217 shares of Class A Common Stock and 68,667 shares of Class B Common Stock as to which Ara K. Hovnanian has shared voting power and shared investment power and Class A Common Stock options and Class B Common Stock options, that were exercisable or exercisable within 60 days of such date by Ara K. Hovnanian.

(6) Includes 2,829,413 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the Shares of Class B Common Stock held by the Limited Partnership. Also includes 129,562 shares of Class A Common Stock and 264,562 shares of Class B Common Stock held in trust for Mr. Hovnanian's daughter over which Sirwart Hovnanian, as trustee, shares with her daughter the power to dispose of and vote. In addition, includes 18,250 shares of Class A Common Stock and 55,450 shares of Class B Common Stock held in trust for Mr. Hovnanian's grandchildren, over which Sirwart Hovnanian, as trustee, has sole power to dispose of and vote and includes 20,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding three sentences.

                                USE OF PROCEEDS

   Unless otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities offered by this Prospectus and each Prospectus Supplement (the "Offered Securities") will be used for general corporate purposes, which may include working capital needs, the refinancing of existing indebtedness, expansion of the business and acquisitions. The Company will not receive any net proceeds from the sale of any shares of Class A Common Stock offered by the Selling Shareholders.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends, earnings consist of earnings (loss) from continuing operations before income taxes, minority interest, extraordinary items and cumulative effect of accounting charges, plus fixed charges (interest charges and preferred share dividend requirements of subsidiaries, adjusted to a pretax basis), less interest capitalized, less preferred share dividend requirements of subsidiaries adjusted to a pretax basis and less undistributed earnings of affiliates whose debt is not guaranteed by the Company.

   The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the Company for the periods indicated:

                          Three                                   Eight
                          Months                                 Months        Year
                          Ended   Years Ended October 31,         Ended       Ended
                         Jan. 31, ---------------------------  October 31, February 28,
                           1999   1998   1997    1996   1995      1994         1994
Ratio of earnings to
 fixed charges..........   3.2      2.6     (a)    1.6    1.4       (b)        1.8
Ratio of earnings of
 combined fixed charges
 and preferred stock
 dividends..............   3.2      2.6     (a)    1.6    1.4       (b)        1.8

---------------------
(a) No ratio is presented for the year ended October 31, 1997 as the earnings for such period were insufficient to cover fixed charges by $9,197,000.

(b) No ratio is presented for the eight months ended October 31, 1994 as the earnings for such period were insufficient to cover fixed charges by $18,803,000.

                         DESCRIPTION OF DEBT SECURITIES

   The K. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated debt of K. Hovnanian and will be issued: in the case of K. Hovnanian Senior Debt Securities, under a Senior Indenture (the "K. Hovnanian Senior Debt Indenture") among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable Prospectus Supplement; in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture (the "K. Hovnanian Senior Subordinated Debt Indenture") among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable Prospectus Supplement; and in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture (the "K. Hovnanian Subordinated Debt Indenture") among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable Prospectus Supplement. The K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes hereinafter referred to individually as a "K. Hovnanian Indenture" and collectively as the "K. Hovnanian Indentures." The Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated debt of Hovnanian and will be issued: in the case of Hovnanian Senior Debt Securities, under a Senior Indenture (the "Hovnanian Senior Debt Indenture") between Hovnanian and the trustee specified in the applicable Prospectus Supplement; in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture (the "Hovnanian Senior Subordinated Debt Indenture") between Hovnanian and the trustee specified in the applicable Prospectus Supplement; and in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture (the "Hovnanian Subordinated Debt Indenture") between Hovnanian and the trustee specified in the applicable Prospectus Supplement. The Hovnanian Senior Debt Indenture, The Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes hereinafter referred to individually as a "Hovnanian Indenture" and collectively as the "Hovnanian Indentures." The
K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes collectively referred to individually as a "Senior Debt Indenture" and collectively as the "Senior Debt Indentures." The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to individually as a "Senior Subordinated Debt

Indenture" and collectively as the "Senior Subordinated Debt Indentures." The
K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a "Subordinated Debt Indenture" and collectively as the "Subordinated Debt Indentures." The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to individually as an "Indenture" and collectively as the "Indentures."

   None of the Indentures limits the amount of Debt Securities that may be issued thereunder, and the Indentures provide that the Debt Securities may be issued from time to time in one or more series. The Indentures permit the appointment of a different trustee for each series of Debt Securities. The Indentures are filed as exhibits to the Registration Statement, of which this Prospectus is a part. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete, and, while Hovnanian and K. Hovnanian believe the descriptions of the material provisions of the Indentures and Debt Securities contained in this Prospectus are accurate summaries of such material provisions, such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parenthesesular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for provisions relating to the Guarantee and to subordination. For purposes of the summaries set forth below, the term "Issuer" shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures, and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. The term "Obligors" shall refer to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and K. Hovnanian and Hovnanian, as guarantor (the "Guarantor"), in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

   General. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian, and K. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of K. Hovnanian, except that, under certain circumstances, K. Hovnanian may be released from such obligations. See "--Condition for Release of K. Hovnanian." Except to the extent set forth in the applicable Prospectus Supplement, none of the Indentures limits the payment of dividends by or the acquisition of stock of Hovnanian or K. Hovnanian. Except to the extent set forth in any Prospectus Supplement, the Indentures do not, and the Debt Securities will not, contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of Hovnanian or a highly leveraged transaction by Hovnanian.

   Reference is made to the Prospectus Supplement for the following terms of and information relating to the Debt Securities being offered (the "Offered Debt Securities") (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by the Subsidiary Guarantors of Hovnanian as described under "Description of Guarantees" below; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of such Offered Debt Securities may be calculated; (v) the interest rate or rates (or the method by which such will be determined) and the date or dates from which such interest, if any, will accrue; (vi) the date or dates on which such interest, if any, will be payable; (vii) the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer; (viii) the right, if any, or obligation, if any, of the Company to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices (or the method by which such price or prices will be determined, or both) at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation; (ix) the terms for conversion or exchange, if any, of the Offered Debt Securities; (x) any provision relating to Debt Securities at an original issue discount; (xi) if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which such amounts shall be determined; (xii) any applicable United States federal income tax consequences; (xiii) the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable; (xiv) the trustee with respect to the series of Offered Debt Securities; and (xv) any other specific terms of the Offered Debt Securities, including any deleted, modified or additional events of default or remedies or additional covenants provided with respect to such Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

   Unless otherwise specified in any Prospectus Supplement, the Debt Securities will be issuable in registered form and in denominations of $1,000 and any integral multiple thereof (Section 2.7). No service charge will be made for any transfer or exchange of any Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.8).

   Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

   In determining whether the holders of the requisite aggregate principal amount of outstanding Debt Sequest, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of Debt Securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof.

   Description of Guarantees. Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of (and premium, if any) and interest on the K. Hovnanian Debt Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise. Debt Securities of Hovnanian may be guaranteed by, and Debt Securities of K. Hovnanian may be further guaranteed by, the subsidiaries of Hovnanian (the "Subsidiary Guarantees") that also guaranty Hovnanian's revolving credit agreement at the time of issuance of such Debt Securities (the "Subsidiary Guarantors"). Under the current revolving credit agreement, the Subsidiary Guarantors consist of all of Hovnanian's subsidiaries other than four subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, Hovnanian's mortgage lending subsidiary, a subsidiary holding and licensing the Hovnanian trade name and a subsidiary engaged in homebuilding activities in Poland. If Debt Securities are guaranteed by Subsidiary Guarantors, such guarantee will be set forth in a supplemental indenture.

   Payments with respect to the Guarantee of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below. Likewise, payments with respect to Subsidiary Guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such Subsidiary Guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such Debt Securities.

   Global Securities. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with or on behalf of a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security (i) may not be transferred except as a whole and (ii) may only be transferred (A) by the Depositary for such Global Security to its nominee, (B) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (C) by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary (Section 2.8).

   The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

   Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   As long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities of the series represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

   Payment of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Hovnanian and K. Hovnanian expect that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a Global Security representing any such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Securities as shown on the records of such Depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. Neither Hovnanian, K. Hovnanian, the trustee for such Debt

Securities, any paying agent nor the registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, such Issuer will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, an Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Further, if an Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to such Issuer, the trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable Prospectus Supplement relating to such series of Debt Securities, of $1,000 and integral multiples thereof.

   Events of Default. Unless otherwise specified in the applicable Prospectus Supplement, an Event of Default is defined under each Indenture with respect to the Debt Securities of any series issued under such Indenture as being: (a) default in the payment of principal of or premium, if any, with respect to Debt Securities of such series when due; (b) default in the payment of any installment of interest on any of the Debt Securities of such series when due, continued for 30 days; (c) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Debt Securities of such series when due; (d) any other covenant of any of the Obligors applicable to Debt Securities of such series, continued for 90 days after written notice to the Obligors by the trustee or to the Obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding requiring the same to be remedied; and (e) certain events of bankruptcy, insolvency or reorganization of the Issuer (Section 5.1).

   If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Obligors (and to the trustee, if given by the holders), may declare the principal (or, in the case of any series of Debt Securities originally issued at a discount from their stated principal amount, such portion of the principal amount as may be specified in the terms of such series) of all of the Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately; provided, however, that the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Obligors and the trustee, may rescind and annul such declaration and its consequences if all defaults under such Indenture are cured or waived (Section 5.1).

   Each Indenture provides that no holder of any series of Debt Securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, such Indenture, unless (i) such holder previously shall have given to the trustee written notice of default and of the continuance thereof, (ii) the holders of not less than 25% in aggregate principal amount of such series of Debt Securities then outstanding shall have made written request to the trustee to institute such suit, action or proceeding and shall have offered to the trustee such reasonable indemnity as it may requie trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; provided that, subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right of any holder of any Debt Security to receive payment of the principal of, premium, if any, or interest, if any, on such Debt Security, on or after the respective due dates, or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder (Section 5.4). The holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of such series, provided that the trustee may decline to follow such direction if the trustee determines that such action or proceeding is unlawful or would involve the trustee in personal liability (Section 5.7).

   The Obligors are required to furnish to the trustee annually a certificate as to compliance by the Obligors with all conditions and covenants under each Indenture (Section 4.3).

   Discharge and Defeasance. Unless otherwise specified in the applicable Prospectus Supplement, the Obligors can discharge or defease their respective obligations with respect to any series of Debt Securities as set forth below (Article Ten).

   The Obligors may discharge all of their obligations (except those set forth below) to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year (or scheduled for redemption within one year), by irrevocably depositing with the trustee cash or U.S. Government Obligations (as defined in such) Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments, if any, thereon when due.

   Unless otherwise provided in the applicable Prospectus Supplement, the Obligors may also elect at any time to (a) defease and be discharged from all of their obligations (except those set forth below) to holders of any series of Debt Securities issued under each Indenture ("defeasance") or (b) be released from all of their obligations with respect to certain covenants applicable to any series of Debt Securities issued under each Indenture ("covenant defeasance"), if, among other things: (i) the Obligors irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments, if any, thereon when due and such funds have been so deposited for 91 days; (ii) such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which any of the Obligors is a party or by which it is bound; and (iii) the Obligors deliver to the trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the United States federal income tax treatment of such holders' principal of and interest payments, if any, on such series of Debt Securities. Such opinion in the case of defeasance under clause (a) above must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the Debt Securities of such series, since such a result would not occur under current tax law (Section 10.1).

   Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above shall affect the following obligations to or rights of the holders of any series of Debt Securities: (i) rights of registration of transfer and exchange of Debt Securities of such series, (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities of such series, (iii) rights of holders of Debt Securities of such series to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefor (but not upon accelerating sinking fund payments thereon when due, if any, (iv) rights, obligations, duties and immunities of the trustee, (v) rights of holders of Debt Securities of such series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them and (vi) obligations of the Obligors to maintain an office or agency in respect of Debt Securities of such series (Section 10.1).

   The Obligors may exercise the defeasance option with respect to any series of Debt Securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of Debt Securities. If the Obligors exercise the defeasance option with respect to any series of Debt Securities, payment of such series of Debt Securities may not be accelerated because of an Event of Default with respect to such series of Debt Securities. If the Obligors exercise the covenant defeasance option with respect to any series of Debt Securities, payment of such series of Debt Securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on such series of Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

   Modification of the Indenture. Each Indenture provides that the Obligors and the trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to (a) evidence the assumption by a successor entity of the obligations of any of the Obligors under such Indenture, (b) add covenants or new events of default for the protection of the holders of such Debt Securities, (c) cure any ambiguity or correct any inconsistency the form and terms of Debt Securities of any series, (e) evidence the acceptance of appointment by a successor trustee, (f) in the case of Senior Debt Securities, secure such Debt Securities, (g) designate a bank or trust company other than the trustee specified in the applicable Prospectus Supplement to act as trustee for a series of Debt Securities, (h) modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, Debt Securities not yet issued and outstanding on the date of such supplemental indenture, (i) provide for the issuance of Debt Securities of any series in coupon form and exchangeability of such Debt Securities for fully registered Debt Securities, (j) modify, eliminate or add to the provisions of such Indenture as necessary to effect the qualification of such Indenture under the Trust Indenture Act of 1939 and to add certain provisions expressly permitted by such Act and (k) modify the provisions to provide for the denomination of Debt Securities in foreign currencies which shall not adversely affect the interests of the holders of such Debt Securities in any material respect. (Section 8.1).

   Each Indenture also contains provisions permitting the Obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or any supplemental indenture or modify in any manner the rights of the holders of the Debt Securities of such series; provided that the Obligors and the trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated final maturity of any Debt Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest, if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Issuer, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or, in the case of K. Hovnanian Indentures, make any change adverse to the interests of the holders in the terms and conditions of the Guarantee or (b) reduce the aforesaid percentage in aggregate principal amount of Debt Securities of any series issued under such Indenture (Section 8.2).

   Consolidation, Merger, Sale or Conveyance. Except as otherwise provided in the applicable Prospectus Supplement, the K. Hovnanian Indentures provide that
K. Hovnanian or the Guarantor may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of Debt Securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership organized under the laws of the United States, provided that (i) the successor corporation assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to such trustee, under the Indentures and the Debt Securities, (ii) immediately after giving effect to such consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Section 9.1).

   Condition for Release of K. Hovnanian. Except as otherwise provided in the applicable Prospectus Supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under such K. Hovnanian Indenture and the K. Hovnanian Debt Securities, without the consent of the holders of the K. Hovnanian Debt Securities of any series, if Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under such
K. Hovnanian Debt Securities. In the event of such release, a taxable sale or exchange of a Debt Security for a new Debt Security will be deemed to occur. As a result, a holder of a Debt Security may recognize gain or loss on the sale or exchange and may be required to include in income different amounts during the remaining term of the Debt Security than would have been included absent such release.

   Certain Definitions. Except as otherwise provided in the applicable Prospectus Supplement, the following definitions are applicable to the discussions of the Indentures (Article One).

   "Consolidated Net Tangible Assets" means the aggregate amount of assets included on the most recent consolidated balance sheet of Hovnanian and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

   "Indebtedness," with respect to any person, means, without duplication:

     (a)(i) the principal of, premium, if any, and interest, if any, on indebtedness for money borrowed of such person, indebtedness of such person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by such person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether any such indebtedness or guaranty is outstanding on the date of the Indenture or is thereafter created, assumed or incurred, (ii) obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (iii) the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by such person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets, (iv) lease obligations that such person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect, (v) any indebtedness of such person representing the balance deferred and unpaid of the purchase price of any property or interest therein (except any such balance that constitutes an accrued expense or trade payable) and any guaranty, endorsement or other contingent obligation of such person in respect of any indebtedness of another that is outstanding on the date of the Indenture or is thereafter created, assumed or incurred by such person and (vi) obligations of such person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements; and

     (b) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) above.

   "Restricted Subsidiary" means (a) any Subsidiary of Hovnanian other than an Unrestricted Subsidiary, and (b) any Subsidiary of Hovnanian which was an Unrestricted Subsidiary but which, subsequent to the date of the Indentures, is designated by the Board of Directors of Hovnanian to be a Restricted Subsidiary; provided, however, that Hovnanian may not designate any such Subsidiary to be a Restricted Subsidiary if Hovnanian would thereby breach any covenant or agreement contained in the Indentures (on the assumptions that any outstanding Indebtedness of such Subsidiary was incurred at the time of such designation).

   "Subsidiary" of any specified Person means any corporation of which such Person, or such Person and one or more Subsidiaries of such Person, or any one or more Subsidiaries of such Person, directly or indirectly own voting securities entitling any one or more of such Person and its Subsidiaries to elect a majority of the directors, either at all times, or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

   "Unrestricted Subsidiary" means (a) any Subsidiary of Hovnanian acquired or organized after the date of the Indentures, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary and (b) any Subsidiary of Hovnanian substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause (a) above, unless and until such Subsidiary shall have been designated to be a Restricted Subsidiary.

Provisions Applicable Solely to Senior Debt Securities

   General. Senior Debt Securities will be issued under a Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Issuer of such Senior Debt Securities. At April 30, 1998, the Company had an aggregate of $190 million of Indebtedness outstanding which would be subordinated to Senior Debt Securities.

   Limitations on Liens. The Senior Debt Indentures provide that, so long as any Senior Debt Securities are outstanding, the Issuer will not, and will not permit any Restricted Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any property or assets owned by the Issuer or any Restricted Subsidiary to secure any Indebtedness, without making effective provision whereby outstanding Senior Debt Securities shall be equally and ratably secured.

   Under the terms of the Senior Debt Indentures, the foregoing limitation does not apply to (a) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets created at the time of the acquisition of such property or assets by the Issuer or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets; (b) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets existing thereon at the time of the acquisition thereof by the Issuer or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Issuer or any Restricted Subsidiary); (c) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets, whenever acquired, of any corporation or other entity that becomes a Restricted Subsidiary after the date of the Senior Debt Indenture, provided that (i) the instrument creating such mortgage, pledge, security interest, lien or encumbrance shall be in effect prior to the time such corporation or other entity becomes a Restricted Subsidiary and (ii) such mortgage, pledge, security interest, lien or encumbrance shall only apply to properties or assets owned by such corporation or other entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Issuer or another Restricted Subsidiary; (d) any mortgage, pledge, security interest, lien or encumbrance in favor of the Issuer or any wholly-owned Subsidiary of Hovnanian; (e) any mortgage, pledge, security interest, lien or encumbrance created or assumed by the Issuer or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Issuer or a Subsidiary; (f) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in the foregoing subparagraphs (a) through (e) on substantially the same property or assets theretofore subject thereto; (g) any mortgage, pledge, security interest, lien or encumbrance securing any Indebtedness in an amount which, together with all other Indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance that is not otherwise permitted by the foregoing provisions, does not at the time of the incurrence of the Indebtedness so secured exceed 20% of Consolidated Net Tangible Assets; (h) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; (i) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days or which are being contested in good faith by appropriate proceedings; (j) liens for taxes, assessments or other governmental charges not yet payable or being contested in good faith and as to which adequate reserves shall have been established in accordance with generally accepted accounting principles; (k) non-recourse mortgages on Income Producing Pro Indebtedness; (l) liens on assets of a Mortgage Subsidiary to secure only a Warehouse Line of Credit provided to such Subsidiary; (m) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business or (n) liens in connection with capital leases or sale leaseback transactions not securing any other indebtedness. For the purpose of this provision, "security interest" will include the interest of the lessor under a lease with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease, and any such lease of property or assets not acquired from the Issuer or any Restricted Subsidiary in contemplation of such lease shall be treated as though the lessee had purchased such property or assets from the lessor. (Section 3.6 of the Senior Debt Indentures).

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

   Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indentures, to all Senior Indebtedness. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the Issuer. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the Issuer that is neither Senior Indebtedness of the Issuer nor Senior Subordinated Indebtedness, and only Indebtedness of the Issuer that is Senior Indebtedness of the Issuer will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

   "Senior Indebtedness" of the Issuer is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the Issuer outstanding at any time (other than the Indebtedness evidenced by the Debt Securities of any series) except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior or prior in right of payment to the Debt Securities or is pari passu or subordinate by its terms in right of payment to the Debt Securities, (b) renewals, extensions and modifications of any such Indebtedness, (c) any Indebtedness of the Company to a wholly-owned Subsidiary of the Issuer, (d) interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless such interest is an allowed claim enforceable against the Issuer in a proceeding under federal or state bankruptcy laws and (e) trade payables.

   "Senior Subordinated Indebtedness" is defined in the Hovnanian Senior Subordinated Debt Indenture as the Hovnanian Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian that ranks pari passu with the Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian shall be subordinate to Senior Subordinated Indebtedness of Hovnanian unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness (i) is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian and (ii) is not subordinated by its terms to any Indebtedness of Hovnanian which is not Senior Indebtedness of Hovnanian.

   "Senior Subordinated Indebtedness" is defined in the K. Hovnanian Senior Subordinated Debt Indenture as the K. Hovnanian Senior Subordinated Debt Securities, the Guarantee and any other Indebtedness of K. Hovnanian or the Guarantor that ranks pari passu with the K. Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of K. Hovnanian or the Guarantor that is subordinate or junior by its terms in right of payment to any other Indebtedness of K. Hovnanian or the Guarantor shall be subordinate to Senior Subordinated Indebtedness unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness (i) is to rank pari passu with other Senior Subordinated Indebtedness and (ii) is not subordinated by its terms to any Indebtedness of
K. Hovnanian or the Guarantor which is not Senior Indebtedness of K. Hoebtedness' of the Obligors means the Senior Subordinated Debt Securities, the Guarantees, any other Senior Subordinated Indebtedness of such Obligor and any other Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness of such Obligor.

   If (i) the Issuer should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of the Issuer when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise or (ii) any other default with respect to Senior Indebtedness of the Issuer shall occur and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of such default to the Issuer by the holders of such Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian (or cash in lieu of fractional shares thereof) (Sections 13.1 and 13.4 of the Senior Subordinated Debt Indentures and Sections 13.1 and 13.4 of the Subordinated Debt Indentures).

   If any default (other than a default described in the preceding paragraph) occurs under the Senior Indebtedness of the Issuer, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs (a "Senior Nonmonetary Default"), then, upon the receipt by the Issuer and the trustee of written on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit such payment and other action by the Issuer in accordance with the following provisions of this paragraph, the Issuer may not make any payment or take any other action that would be prohibited by the immediately preceding paragraph during the period (the "Payment Blockage Period") commencing on the date of receipt of such Payment Notice and ending on the earlier of (i) the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that such Senior Nonmonetary Default is cured or waived or ceases to exist or the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or
(ii) the 179th day after the date of receipt of such Payment Notice. Notwithstanding the provisions described in the immediately preceding sentence, the Issuer may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after such Payment Blockage Period.

   If (i)(A) without the consent of the Issuer a receiver, conservator, liquidator or trustee of the Issuer or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days or (B) the Issuer is adjudicated bankrupt or insolvent or (C) any of its property is sequestered by court order and such order remains in effect for more than 60 days or (D) a petition is filed against the Issuer under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing; (ii) the Issuer (A) commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) fails generally to, or cannot, pay its debts generally as they become due or (D) takes any corporate action to authorize or effect any of the foregoing; or (iii) any Subsidiary of the Issuer takes, suffers or permits to exist any of the events or conditions referred to in the foregoing clause (i) or (ii), then all Senior Indebtedness of the Issuer (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the Issuer to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be. Any payment or distribution, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for bganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the

Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Issuer then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the Issuer in accordance with the priorities then existing among such holders until all Senior Indebtedness of the Issuer (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Issuer, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the Issuer ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Issuer the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Issuer ranking junior to the Senior Subordinated Debt Securities (including the Subordinated Debt Securities) and such other obligations (Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures).

   If any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Issuer then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Issuer then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Issuer remaining unpaid to the extent necessary to pay all such Senior Indebtedness of the Issuer in full (Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures).

   By reason of such subordination, in the event of the insolvency of the Issuer, holders of Senior Indebtedness of the Issuer may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of the Issuer. Such subordination will not prevent the occurrence of any Event of Default (as defined in the Indentures) or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

   Information concerning the trustee for a series of Debt Securities will be set forth in the Prospectus Supplement relating to such series of Debt Securities. Any of the trustees under the Indentures may make loans to Hovnanian or K. Hovnanian in the normal course of business.

                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company is 100,100,000 shares consisting of 87,000,000 shares of Class A Common Stock, par value $.01 per share, 13,000,000 shares of Class B Common Stock, par value $.01 per share the "Class B Common Stock") and 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") in such series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors for each series. The following summary description of certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws does not purport to be complete and is qualified in its entirety by reference to said provisions.

Common Stock

   As of March 5, 1999, 13,647,087 shares of Class A Common Stock and 7,675,333 shares of Class B Common Stock were outstanding. The Class A Common Stock is traded on the American Stock Exchange. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby would only consist of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this Prospectus and any Prospectus Supplement when issued and paid for will be, fully paid and non-assessable.

   Dividends. Dividends on the Class A Common Stock will be paid if, when and as determined by the Board of Directors of the Company out of funds legally available for this purpose. Certain debt instruments to which the Company is a party contain restrictions on the payment of cash dividends. At October 31, 1998, $42,995,000 of retained earnings were free of such restrictions. The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock. The Company has never paid dividends nor does it currently intend to pay dividends.

   Voting Rights. Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are entitled to ten votes per share.

   Liquidation Rights. After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

   Preemptive and Other Rights. The holders of Class A Common Stock do not have preemptive rights as to additional issues of Common Stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Preferred Stock

   The Certificate of Incorporation authorizes the Board of Directors to issue from time to time up to 100,000 shares of Preferred Stock, in one or more series, and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors for each series. No shares of Preferred Stock have been issued and the Company has no present plans to issue any shares of Preferred Stock. The Preferred Stock, however, could be used without further action by the Board of Directors as an anti-takeover device.

                            DESCRIPTION OF WARRANTS

   Hovnanian may issue Warrants, including Warrants to purchase Class A Common Stock or Preferred Stock and Warrants to purchase Hovnanian Debt Securities. K. Hovnanian may issue Warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian Warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other Securities and may be attached to or separate from such Securities. Obligations of Hovnanian and K. Hovnanian under the Warrants may be guaranteed by the Subsidiary Guarantors. Each series of Warrants will be issued under a separate Warrant Agreement (each a "Warrant Agreement") to be entered into between Hovnanian and/or K. Hovnanian and a warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

   The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (v) the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (vi) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (vii) the price at which the securities may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of certain United States Federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the exercise of such Warrants.

                              PLAN OF DISTRIBUTION

   Hovnanian, K. Hovnanian and the Selling Shareholders may sell the Securities to or through underwriters or dealers, and also may sell the Securities directly to one or more other purchasers or through agents. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Offered Securities and any applicable commissions or discounts.

   Underwriters, dealers or agents may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Securities, underwriters or agents may be deemed to have received compensation from Hovnanian, K. Hovnanian or the Selling Shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters or agents may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

   The Preferred Stock, Debt Securities and Warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom Securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

   Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian, K. Hovnanian or the Selling Shareholders, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

   If so indicated in the Prospectus Supplement, Hovnanian, K. Hovnanian or the Selling Shareholders will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase Securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

   Certain legal matters with respect to the validity of the Securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett will rely, as to matters of New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Company. Certain legal matters in connection with the Securities may also be passed upon for any agents or underwriters by counsel specified in the Prospectus Supplement.

                                    EXPERTS

   The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in the Company's Annual Report (Form 10-K) for the fiscal year ended October 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                Index to Consolidated Financial Statements

                          HOVNANIAN ENTERPRISES, INC.

                                                                          Page
                                                                          ----
Consolidated Financial Statements
Independent Auditors' Report.............................................  F-2
Consolidated Balance Sheets at October 31, 1998 and 1997.................  F-3
Consolidated Statements of Operations for the Years Ended October 31,
 1998, 1997, and 1996....................................................  F-5
Consolidated Statements of Stockholders' Equity for the Years Ended
 October 31, 1998, 1997, and 1996........................................  F-6
Consolidated Statements of Cash Flows for the Years Ended October 31,
 1998, 1997, and 1996....................................................  F-7
Notes to the Consolidated Financial Statements...........................  F-8
Consolidated Balance Sheets at January 31, 1999 (unaudited) and October
 31, 1998................................................................ F-30
Consolidated Statements of Income for the three months ended January 31,
 1999 and 1998 (unaudited)............................................... F-32
Consolidated Statements of Stockholders' Equity for the three months ended January 31, 1999 (unaudited)...................................... F-33
Consolidated Statements of Cash Flows for the three months ended January
 31, 1999 and 1998 (unaudited)........................................... F-34
Notes to the Consolidated Financial Statements (unaudited)............... F-35

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors of
Hovnanian Enterprises, Inc.

   We have audited the accompanying consolidated balance sheets of Hovnanian Enterprises, Inc. and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hovnanian Enterprises, Inc. and subsidiaries at October 31, 1998 and 1997 and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

New York, New York
December 15, 1998

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                        October 31, October 31,
                                                           1998        1997
                                                        ----------- -----------
                                                            (In thousands)
                        ASSETS
Homebuilding:
  Cash and cash equivalents (Note 4)...................  $ 13,306    $  7,952
                                                         --------    --------
  Inventories--At cost, not in excess of fair value
   (Notes 6 and 10):
  Sold and unsold homes and lots under development.....   332,225     363,592
    Land and land options held for future development
     or sale...........................................    43,508      46,801
                                                         --------    --------
      Total Inventories................................   375,733     410,393
                                                         --------    --------
  Receivables, deposits, and notes (Notes 5 and 11)....    29,490      35,723
                                                         --------    --------
  Property, plant, and equipment--net (Note 3).........    16,831      18,027
                                                         --------    --------
  Prepaid expenses and other assets....................    32,650      36,708
                                                         --------    --------
      Total Homebuilding...............................   468,010     508,803
                                                         --------    --------
Financial Services:
  Cash.................................................     1,486       2,598
  Mortgage loans held for sale (Note 5)................    71,611      48,382
  Other assets.........................................     3,717       2,518
                                                         --------    --------
      Total Financial Services.........................    76,814      53,498
                                                         --------    --------
Investment Properties:
  Held for sale:
    Rental property--net (Notes 3 and 10)..............                23,920
    Land and improvements (Notes 3 and 10).............    17,832      15,026
    Other assets.......................................       295       1,397
  Held for investment:
    Cash...............................................       762         763
    Rental property--net (Note 3)......................    10,794      11,412
    Other assets.......................................       868       1,072
                                                         --------    --------
      Total Investment Properties......................    30,551      53,590
                                                         --------    --------
Collateralized Mortgage Financing:
  Collateral for bonds payable (Note 5)................     5,970       7,999
  Other assets.........................................       426         627
                                                         --------    --------
      Total Collateralized Mortgage Financing..........     6,396       8,626
                                                         --------    --------
Income Taxes Receivable--Including deferred tax
 benefits (Note 9).....................................     7,331      12,565
                                                         --------    --------
Total Assets...........................................  $589,102    $637,082
                                                         ========    ========

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                         October 31, October 31,
                                                            1998        1997
                                                         ----------- -----------
                                                             (In thousands)
         LIABILITIES AND STOCKHOLDERS' EQUITY
Homebuilding:
  Nonrecourse land mortgages (Note 6)..................   $ 11,846    $ 20,625
  Accounts payable and other liabilities...............     53,765      45,521
  Customers' deposits (Note 4).........................     23,857      22,422
  Nonrecourse mortgages secured by operating properties
   (Note 6)............................................      3,770       3,830
                                                          --------    --------
    Total Homebuilding.................................     93,238      92,398
                                                          --------    --------
Financial Services:
  Accounts payable and other liabilities...............      2,422       1,522
  Mortgage warehouse line of credit (Note 5)...........     66,666      45,823
                                                          --------    --------
    Total Financial Services...........................     69,088      47,345
                                                          --------    --------
Investment Properties:
  Accounts payable and other liabilities...............      1,373         502
  Nonrecourse mortgages secured by rental property.....                 19,241
                                                          --------    --------
    Total Investment Properties........................      1,373      19,743
                                                          --------    --------
Collateralized Mortgage Financing:
  Accounts payable and other liabilities...............          6          10
  Bonds collateralized by mortgages receivable (Note
   5)..................................................      5,652       7,855
                                                          --------    --------
    Total Collateralized Mortgage Financing............      5,658       7,865
                                                          --------    --------
Notes Payable:
  Revolving credit agreement (Note 6)..................     68,000      95,000
  Subordinated notes (Note 7)..........................    145,449     190,000
  Accrued interest.....................................      4,904       5,969
                                                          --------    --------
    Total Notes Payable................................    218,353     290,969
                                                          --------    --------
    Total Liabilities..................................    387,710     458,320
                                                          --------    --------
Commitments and Contingent Liabilities (Notes 4 and 13)
  Stockholders' Equity (Notes 11 and 12):
  Preferred Stock,$.01 par value-authorized 100,000
   shares; none issued.................................
  Common Stock,Class A,$.01 par value-authorized
   87,000,000 shares; issued 15,803,297 shares
   (including 1,937,374 shares in 1998 and 1,530,274
   shares in 1997 held in Treasury)....................        157         156
  Common Stock,Class B,$.01 par value (convertible to
   Class A at time of sale)--authorized 13,000,000
   shares; issued 8,040,171 shares (including 345,874
   shares held in Treasury)............................         80          81
  Paid in Capital......................................     34,561      33,935
  Retained Earnings (Note 7)...........................    183,182     157,779
  Treasury Stock--at cost..............................    (16,588)    (13,189)
                                                          --------    --------
      Total Stockholders' Equity.......................    201,392     178,762
                                                          --------    --------
Total Liabilities and Stockholders' Equity.............   $589,102    $637,082
                                                          ========    ========

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Year Ended
                                                  ----------------------------
                                                  October   October   October
                                                  31, 1998  31, 1997  31, 1996
                                                   (In thousands except per
                                                         share data)
Revenues:
  Homebuilding:
    Sale of homes................................ $895,644  $731,807  $764,682
    Land sales and other revenues................   15,411    26,983    18,612
                                                  --------  --------  --------
      Total Homebuilding.........................  911,055   758,790   783,294
  Financial Services.............................   19,098    10,735    11,216
  Investment Properties..........................   11,111    13,757    10,919
  Collateralized Mortgage Financing..............      683       854     2,035
                                                  --------  --------  --------
      Total Revenues.............................  941,947   784,136   807,464
                                                  --------  --------  --------
Expenses:
  Homebuilding:
    Cost of sales................................  748,941   634,317   651,492
    Selling, general and administrative..........   68,170    62,475    60,704
    Inventory impairment loss (Note 10)..........    3,994    14,019     1,608
                                                  --------  --------  --------
      Total Homebuilding.........................  821,105   710,811   713,804
                                                  --------  --------  --------
  Financial Services.............................   17,010    10,780    10,669
                                                  --------  --------  --------
  Investment Properties:
    Operations...................................    3,395     5,909     6,388
    Provision for impairment loss (Note 10)......    1,038    14,446
      Total Investment Properties................    4,433    20,355     6,388
                                                  --------  --------  --------
  Collateralized Mortgage Financing..............      672       878     2,076
                                                  --------  --------  --------
  Corporate General and Administration (Note 2)..   21,048    15,088    14,002
                                                  --------  --------  --------
  Interest.......................................   34,423    35,775    32,157
                                                  --------  --------  --------
  Other operations...............................    1,964     2,573     3,362
                                                  --------  --------  --------
      Total Expenses.............................  900,655   796,260   782,458
                                                  --------  --------  --------
Income(Loss) Before Income Taxes and
 Extraordinary Loss..............................   41,292   (12,124)   25,006
                                                  --------  --------  --------
State and Federal Income Taxes:
  State (Note 9).................................    3,572     1,796     1,336
  Federal (Note 9)...............................   11,569    (6,950)    6,383
                                                  --------  --------  --------
      Total Taxes................................   15,141    (5,154)    7,719
                                                  --------  --------  --------
Extraordinary Loss From Extinguisement of Debt,
 Net of Income Taxes.............................     (748)
                                                  --------  --------  --------
Net Income (Loss)................................ $ 25,403  $ (6,970) $ 17,287
                                                  ========  ========  ========
Per Share Data:
Basic:
  Income (Loss) Per Common Share Before
   Extraordinary Loss............................ $   1.20  $  (0.31) $   0.75
  Extraordinary Loss.............................     (.03)
                                                  --------  --------  --------
  Income (Loss).................................. $   1.17  $  (0.31) $   0.75
                                                  ========  ========  ========
Assuming Dilution:
  Income (Loss)Per Common Share Before
   Extraordinary Loss............................ $   1.19  $  (0.31) $   0.75
  Extraordinary Loss.............................     (.03)
                                                  --------  --------  --------
  Income (Loss).................................. $   1.16  $  (0.31) $   0.75
                                                  ========  ========  ========

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              (In thousands)

                            A Common Stock      B Common Stock
                          ------------------- ------------------
                            Shares              Shares
                          Issued and          Issued and         Paid-In Retained Treasury
                          Outstanding  Amount Outstanding Amount Capital Earnings  Stock     Total
                          -----------  ------ ----------- ------ ------- -------- --------  --------
Balance, October 31,
 1995...................  15,038,483    $154   7,998,570   $83   $33,935 $147,462 $ (5,299) $176,335
Conversion of Class B to
 Class A common stock...      96,865       1     (96,865)   (1)
Net Income..............                                                   17,287   17,287
                          ----------    ----   ---------   ---   ------- -------- --------  --------
Balance, October 31,
 1996...................  15,135,348     155   7,901,705    82    33,935  164,749   (5,299)  193,622
Conversion of Class B to
 Class A common stock...     146,893       1    (146,893)   (1)
Treasury stock
 purchases..............  (1,184,400)                                               (7,890)   (7,890)
Net Loss................                                                            (6,970)   (6,970)
                          ----------    ----   ---------   ---   ------- -------- --------  --------
Balance, October 31,
 1997...................  14,097,841     156   7,754,812    81    33,935  157,779  (13,189)  178,762
Sale of Common Stock
 Under Employee Stock
 Option Plan............     114,667                                          626                626
Conversion of Class B to
 Class A common stock...      60,515       1     (60,515)   (1)
Treasury stock
 purchases..............    (407,100)                                               (3,399)   (3,399)
Net Income..............                                                   25,403   25,403
                          ----------    ----   ---------   ---   ------- -------- --------  --------
Balance, October 31,
 1998...................  13,865,923    $157   7,694,297   $80   $34,561 $183,182 $(16,588) $201,392
                          ==========    ====   =========   ===   ======= ======== ========  ========


                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        Year Ended
                                             ----------------------------------
                                              October     October     October
                                             31, 1998    31, 1997     31, 1996
                                             ---------  -----------  ----------
                                                      (In thousands)
Cash Flows From Operating Activities:
Net Income (Loss)........................... $  25,403  $    (6,970) $   17,287
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Depreciation..............................     4,293        5,032       5,246
  Loss (gain)on sale and retirement of
   property and assets......................    (6,189)      (4,760)     (1,998)
  Deferred income taxes.....................     1,987       (4,568)       (820)
  Impairment losses.........................     5,032       28,465       1,608
  Decrease (increase) in assets:
   Receivables, prepaids and other assets...     6,828       (6,830)     (4,297)
   Mortgage notes receivable................   (19,485)       2,858     (10,966)
   Inventories..............................    30,666      (48,105)     26,498
  Increase (decrease) in liabilities:
   State and Federal income taxes...........     3,248       (7,325)      6,509
   Customers' deposits......................     1,490       10,007         774
   Interest and other accrued liabilities...     2,235        3,726      (3,366)
   Post development completion costs........     4,438       (8,746)      4,062
   Accounts payable.........................     2,233        5,034      (3,681)
                                             ---------  -----------  ----------
    Net cash provided by (used in) operating
     activities.............................    62,179      (32,182)     36,856
                                             ---------  -----------  ----------
Cash Flows From Investing Activities:
Net proceeds from sale of property and
 assets.....................................    30,436       14,997      10,308
 Purchase of property.......................    (3,135)      (3,156)     (5,882)
 Investment in and advances to
  unconsolidated affiliates.................       243          195       3,792
 Investment in income producing properties..    (3,844)     (11,099)     (2,134)
                                             ---------  -----------  ----------
    Net cash provided by (used in) investing
     activities.............................    23,700          937       6,084
                                             ---------  -----------  ----------
Cash Flows From Financing Activities:
  Proceeds from mortgages and notes.........   632,531    1,139,780   1,142,106
  Principal payments on mortgages and
   notes.................................... (668,987)  (1,101,969)  (1,188,449)
  Principal payments on subordinated debt...   (44,551)     (10,000)
  Investment in mortgage notes receivable...     2,142        1,474       8,941
  Purchase of treasury stock................    (3,399)      (7,890)
  Proceeds from sale of stock...............       626
                                             ---------  -----------  ----------
    Net cash provided by (used in) financing
     activities.............................   (81,638)      21,395     (37,402)
                                             ---------  -----------  ----------
Net Increase (Decrease) In Cash.............     4,241       (9,850)      5,538
Cash and Cash Equivalent Balance, Beginning
 Of Period..................................    11,313       21,163      15,625
                                             ---------  -----------  ----------
Cash and Cash Equivalent Balance, End Of
 Period..................................... $  15,554  $    11,313  $   21,163
                                             =========  ===========  ==========
Supplemental Disclosures Of Cash Flow:
  Cash paid during the year for:
  Interest (net of amount capitalized)...... $  35,315  $    35,869  $   32,194
                                             =========  ===========  ==========
  Income Taxes.............................. $  12,303  $     6,809  $    6,875
                                             =========  ===========  ==========
Non-cash Investing and Finance Activities:
Debt assumed on sale of property and
 assets..................................... $  13,530
                                             =========

                 See notes to consolidated financial statements

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              For The Years Ended October 31, 1998, 1997, and 1996

1. SUMMARY OF ACCOUNTING POLICIES

   Operations--The Company, a Delaware Corporation, principally develops housing communities in New Jersey, Pennsylvania, New York, Florida, North Carolina, Virginia, California and Poland. In addition, the Company provides financial services to its homebuilding customers and third parties. The Company also developed and held for investment income producing properties but has exited from this business.

   Principles of Consolidation--The accompanying consolidated financial statements include the accounts of the Company and all wholly-owned or majority-owned subsidiaries after elimination of all significant intercompany balances and transactions. The Company's investments in joint ventures in which the Company's interest is 50% or less are accounted for by the equity method of accounting.

   Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and these differences could have a significant impact on the financial statements.

   Income Recognition--Income from sales is recorded when title is conveyed to the buyer, subject to the buyer's financial commitment being sufficient to provide economic substance to the transaction.

   Cash--Cash includes cash deposited in checking accounts, overnight repurchase agreements, certificates of deposit, Treasury bills and government money market funds with original maturities of less than 90 days at date of issuance.

   Fair Value of Financial Instruments--The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company's financial instruments consist of cash equivalents, mortgages and notes receivable, mortgages and notes payable, and the subordinated notes payable. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values.

   Inventories--For inventories of communities under development, a loss is recorded when events and circumstances indicate impairment and the undiscounted future cash flows generated are less than the related carrying amounts. The impairment loss is based on expected revenue, cost to complete including interest, and selling costs. Inventories and long-lived assets held for sale are recorded at the lower of cost or fair value less selling costs. Fair value is defined in Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("FAS 121") as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Construction costs are accumulated during the period of construction and charged to cost of sales under specific identification methods. Land, land development, and common facility costs in a community are amortized equally based upon the number of homes to be constructed in each housing community.

   Interest costs related to properties in progress are capitalized during the construction period and expensed along with the associated cost of sales as the related inventories are sold (see Note 6).

   The cost of land options is capitalized when incurred and either included as part of the purchase price when the land is acquired or charged to operations when the Company determines it will not exercise the option.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


   Property--Rental operations of the Company arise primarily from rental of commercial properties. In addition, the Company has, from time to time, rented under short-term leases condominium homes not yet under contract of sale. Such homes are reclassified from inventory and depreciated after a reasonable selling period not to exceed one year.

   Post Development Completion Costs--In those instances where a development is substantially completed and sold and the Company has additional construction work to be incurred, an estimated liability is provided to cover the cost of such work.

   Deferred Income Tax--Deferred income taxes or income tax benefits are provided for temporary differences between amounts recorded for financial reporting and for income tax purposes.

   Common Stock--Each share of Class A Common Stock entitles its holder to one vote per share and each share of Class B Common Stock entitles its holder to ten votes per share. The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock. If a shareholder desires to sell shares of Class B Common Stock, such stock must be converted into shares of Class A Common Stock.

   On December 10, 1998, the Company's Board of Directors approved an increase in the stock repurchase plan to purchase up to 3 million shares. The 3 million shares equals 13.0% of the Company's total and outstanding shares as of December 16, 1996 when the initial repurchase plan was approved by the Board. As of October 31, 1998, 1,591,500 shares have been repurchased under this program.

   Depreciation--The straight-line method is used for both financial and tax reporting purposes for all assets except office furniture and equipment which are depreciated using the declining balance method over their estimated useful lives.

   Prepaid Expenses--Prepaid expenses which relate to specific housing communities (marketing materials, model setup, architectural fees, homeowner warranty, etc.) are amortized to costs of sales as the applicable inventories are sold. All other prepaid expenses are amortized over a specific time period or as used and charged to overhead expense.

   Stock Options--Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" establishes a fair value-based method of accounting for stock-based compensation plans, including stock options. Registrants may elect to continue accounting for stock option plans under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," but are required to provide proforma net income and earnings per share information "as if" the new fair value approach had been adopted. The Company intends to continue accounting for its stock option plan under APB 25. Under APB 25, no compensation expense was recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant (see Note 12).

   Per Share Calculations--New Accounting Pronouncement--Statement of Financial Accounting Standards No. 128 ("FAS 128") "Earnings Per Share" requires the presentation of basic earnings per share and diluted earnings per share, and is effective for annual periods ending after December 15, 1997. The Company has adopted FAS 128 for the year ending October 31, 1998. Basic earnings per common share is computed using the weighted average number of shares outstanding and is the same calculation as reported in prior years. Diluted earnings per common share has been presented for prior years and is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock of 235,000, 97,000, and 83,000 for the years ended October 31, 1998, 1997, and 1996, respectively.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


   New Accounting Pronouncement--Statement of Financial Accounting Standards No. 131 ("FAS 131") "Disclosures About Segments of an Enterprise and Related Information" requires disclosure about operating segments and is effective for fiscal years beginning after December 15, 1997. At October 31, 1998, the Company has not adopted FAS 131. The Company believes the requirements of FAS 131 is not expected to materially impact the Company.

2. CORPORATE INITIATIVES

   The Company has embarked on long term improvement initiatives of total quality, process redesign, and training. Included in Corporate General and Administration is $3,756,000, $2,216,000, and $1,601,000 for the years ended October 31, 1998, 1997, and 1996, respectively, related to such initiatives.

3. PROPERTY

   Homebuilding property, plant, and equipment consists of land, land improvements, buildings, building improvements, furniture and equipment used by the Company and its subsidiaries to conduct day to day business. Homebuilding accumulated depreciation related to these assets at October 31, 1998 and October 31, 1997 amounted to $15,088,000 and $15,338,000, respectively. At October 31, 1997, held for sale--rental property consisted of two office buildings, three office warehouse facilities and one retail shopping center. All held for sale rental property was sold during the year ended October 31, 1998 for $33,442,000 resulting in a pretax gain of $6,475,000. In addition at October 31, 1998 and 1997, two senior residential rental properties were classified as held for investment--rental property. Accumulated depreciation on rental property at October 31, 1998 and October 31, 1997 amounted to $1,826,000 and $10,450,000, respectively. The Company owned and held for sale three parcels of commercial land at October 31, 1998. All three parcels are under contract and are expected to close during the year ended October 31, 1999 for $20,955,000. During the year ended October 31, 1998 a 50%-owned partnership also sold its retail center resulting in the Company recording a pretax gain of $1,418,000.

4. ESCROW CASH

   The Company holds escrow cash amounting to $4,775,000 and $3,248,000 at October 31, 1998 and October 31, 1997, respectively, which primarily represents customers' deposits which are restricted from use by the Company. The Company is able to release escrow cash by pledging letters of credit. At October 31, 1998 and October 31, 1997, $14,000,000 and $13,500,000 was released from escrow and letters of credit were pledged, respectively. Escrow cash accounts are substantially invested in short-term certificates of deposit or time deposits.

5. MORTGAGES AND NOTES RECEIVABLE

   The Company's wholly-owned mortgage banking subsidiary originates mortgage loans, primarily from the sale of the Company's homes. Such mortgage loans are sold in the secondary mortgage market servicing released, or prior to February 28, 1987 pledged against, collateralized mortgage obligations ("CMOs"). At October 31, 1998 and October 31, 1997, respectively, $71,002,000 and $47,660,000 of such mortgages were pledged against, the Company's mortgage warehouse line (see "Notes to Consolidated Financial Statements--Note 6"). The Company may incur risk with respect to mortgages that are delinquent and not pledged against CMOs, but only to the extent the losses are not covered by mortgage insurance or resale value of the home. Historically, the Company has incurred minimal credit losses. The mortgage loans held for sale are carried at the lower of cost or market value, determined on an aggregate basis. There was no valuation adjustment at October 31, 1998.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


6.MORTGAGES AND NOTES PAYABLE

   Substantially all of the nonrecourse land mortgages are short-term borrowings. Nonrecourse mortgages secured by operating properties are installment obligations having annual principal maturities in the following years ending October 31, of approximately $115,000 in 1999, $119,000 in 2000, $132,000 in 2001, $138,000 in 2002, $2,581,000 in 2003, and $685,000 after
2003. The interest rates on these obligations range from 7.000% to 8.375%.

   The Company has an unsecured Revolving Credit Agreement ("Agreement") with a group of banks which provides up to $280,000,000 through July 2001. Interest is payable monthly and at various rates of either the prime rate or LIBOR plus 1.45%. In addition, the Company pays .325% per annum on the weighted average unused portion of the line.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


   Interest costs incurred, expensed and capitalized were:

                                         Year Ended
                             -----------------------------------
                             October 31, October 31, October 31,
                                1998        1997        1996
                             ----------- ----------- -----------
                                   (Dollars in Thousands)
Interest incurred (1):
  Residential(3)............   $26,675     $29,469     $30,058
  Commercial(4).............     2,272       5,308       5,493
                               -------     -------     -------
    Total incurred..........   $28,947     $34,777     $35,551
                               =======     =======     =======
Interest expensed:
  Residential(3)............   $32,151     $30,467     $26,649
  Commercial(4).............     2,272       5,308       5,508
                               -------     -------     -------
    Total expensed..........   $34,423     $35,775     $32,157
                               =======     =======     =======
Interest capitalized at
 beginning of year..........   $35,950     $39,152     $36,182
Plus interest incurred......    28,947      34,777      35,551
Less interest expensed......    34,423      35,775      32,157
Less impairment
 adjustments................       --          275         424
Less property written off...       460         945         --
Less sale of assets.........     4,469         984         --
                               -------     -------     -------
Interest capitalized at end
 of year....................   $25,545     $35,950     $39,152
                               =======     =======     =======
Interest capitalized at end
 of year (5):
  Residential(3)............   $23,868     $29,804     $32,669
  Commercial(2).............     1,677       6,146       6,483
                               -------     -------     -------
    Total interest
     capitalized............   $25,545     $35,950     $39,152
                               =======     =======     =======

---------------------
(1) Data does not include interest incurred by the Company's mortgage and finance subsidiaries.
(2)  Data does not include a reduction for depreciation.
(3) Represents acquisition interest for construction, land and development costs which is charged to interest expense when land is not under active development and when homes are delivered.
(4) Represents interest allocated to or incurred on long term debt for investment properties and charged to interest expense.
(5) Commercial interest for October 31, 1997 includes $832,000 reported at October 31, 1996 as capitalized residential interest. This reclassification was the result of the transfer of two parcels of land and related capitalized interest from homebuilding to investment properties.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


   Average interest rates and average balances outstanding for short-term debt are as follows:


                          October 31, October 31, October 31,
                             1998        1997        1996
                          ----------- ----------- -----------
                                (Dollars In Thousands)
Average outstanding
 borrowings.............   $ 98,090    $133,760    $127,770
Average interest rate
 during period..........        8.4%        8.2%        8.5%
Average interest rate at
 end of period(1).......        6.9%        7.8%        7.6%
Maximum outstanding at
 any month end..........   $125,325    $184,550    $157,125

---------------------
(1) Average interest rate at the end of the period excludes any charges on unused loan balances.

7. SUBORDINATED NOTES

   On April 29, 1992, the Company issued $100,000,000 principal amount of 11 1/4% Subordinated Notes due April 15, 2002. Interest is payable semi-annually. In November and December 1996, the Company redeemed $10,000,000 principal amount at an average price of 100.3% of par. In October 1998, the Company also redeemed $44,551,000 principal amount at an average price of 101.6% of par. The funds for this redemption were provided by the Revolving Credit Agreement and resulted in an extraordinary loss of $748,000 net of an income tax benefit of $403,000. The remaining principal amount is due April 2002.

   On June 7, 1993, the Company issued $100,000,000 principal amount of 9 3/4% Subordinated Notes due June 1, 2005. Interest is payable semi-annually. The notes are redeemable in whole or in part at the Company's option, initially at 104.875% of their principal amount on or after June 1, 1999 and reducing to 100% of their principal amount on or after June 1, 2002.

   The indentures relating to the subordinated notes and the Revolving Credit Agreement contain restrictions on the payment of cash dividends. At October 31, 1998, $42,995,000 of retained earnings were free of such restrictions.

   The fair value of the Subordinated Notes is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The combined fair value of the Subordinated Notes is estimated at $136,329,000 as of October 31, 1998.

8. RETIREMENT PLAN

   In December 1982, the Company established a defined contribution savings and investment retirement plan. Under such plan there are no prior service costs. All associates are eligible to participate in the retirement plan and employer contributions are based on a percentage of associate contributions. Plan costs charged to operations amount to $1,523,000, $1,520,000, and $1,406,000 for the years ended October 31, 1998, 1997, and 1996, respectively.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


9. INCOME TAXES

   Income Taxes payable (receivable) including deferred benefits, consists of the following:


                                                         October 31, October 31,
                                                            1998        1997
                                                         ----------- -----------
                                                             (In Thousands)
State income taxes:
  Current...............................................   $ 2,897    $  1,387
  Deferred..............................................    (1,495)     (1,586)
Federal income taxes:
  Current...............................................        36      (1,611)
  Deferred..............................................    (8,769)    (10,755)
                                                           -------    --------
    Total...............................................   $(7,331)   $(12,565)
                                                           =======    ========

   The provision for income taxes is composed of the following charges
(benefits):

                                                             Year Ended
                                                       ------------------------
                                                       October October  October
                                                         31,     31,      31,
                                                        1998    1997     1996
                                                       ------- -------  -------
                                                           (In Thousands)
Current income tax expense:
  Federal(1).......................................... $ 9,177 $(2,381) $7,205
  State...............................................   3,484   2,051   1,768
                                                       ------- -------  ------
                                                        12,661    (330)   8,973
                                                       ------- -------  -------
Deferred income tax expense:
  Federal.............................................   1,989  (4,569)   (822)
  State...............................................      88    (255)   (432)
                                                       ------- -------  ------
                                                         2,077  (4,824) (1,254)
                                                       ------- -------  -------
    Total............................................. $14,738 $(5,154) $7,719
                                                       ======= =======  =======

---------------------

(1) The current federal income tax expense includes a tax benefit of $403,000 in the year ended October 31, 1998 relating to the loss on the redemption of Subordinated Notes that was reported as an extraordinary item in the "Statement of Operations."

                 HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

             For the Years Ended October 31, 1998, 1997, and 1996


   The deferred tax liabilities or assets have been recognized in the consolidated balance sheets due to temporary differences as follows:

                                                        October 31, October 31,
                                                           1998        1997
                                                        ----------- -----------
                                                            (In Thousands)
Deferred tax assets:
  Deferred income......................................   $    40     $   321
  Maintenance guarantee reserves.......................       701         481
  Provision to reduce inventory to net realizable
   value...............................................       136          95
  Inventory impairment loss............................     6,077       8,621
  Uniform capitalization of overhead...................     2,967       3,972
  Post development completion costs....................     1,379         509
  State net operating loss carryforwards...............    27,205      22,227
  Other................................................       843         639
                                                          -------     -------
    Total..............................................    39,348      36,865
  Valuation allowance(2)...............................   (27,205)    (22,227)
                                                          -------     -------
  Deferred tax assets..................................    12,143      14,638
                                                          -------     -------
Deferred tax liabilities:
  Deferred interest....................................        31          31
  Installment sales....................................       137         208
  Accelerated depreciation.............................     1,711       2,058
                                                          -------     -------
    Total..............................................     1,879       2,297
                                                          -------     -------
Net deferred tax assets................................   $10,264     $12,341
                                                          =======     =======

--------------------
(2) The net change in the valuation allowance of $4,978,000 results from an increase in the separate company state net operating losses that may not be fully utilized.

   The effective tax rates varied from the expected rate. The sources of these differences were as follows:

                                                       Year Ended
                                           -----------------------------------
                                           October 31, October 31, October 31,
                                              1998        1997        1996
                                           ----------- ----------- -----------
Computed "expected" tax rate..............    35.0 %      (35.0)%     35.0 %
State income taxes, net of Federal income
 tax benefit..............................     6.0 %       11.6 %      3.2 %
Company owned life insurance..............    (1.6)%       (6.2)%     (2.9)%
Low income housing tax credit.............    (3.4)%      (11.2)%     (5.3)%
Other.....................................      .7 %       (1.9)%       .9 %
                                              ----        -----       ----
Effective tax rate........................    36.7 %      (42.7)%     30.9 %
                                              ====        =====       ====

   The Company has state net operating loss carryforwards for financial reporting and tax purposes of $359,000,000 due to expire between the years October 31, 1999 and October 31, 2013.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


10. REDUCTION OF INVENTORY TO FAIR VALUE

   In accordance with FAS 121, the Company records impairment losses on inventories related to communities under development when events and circumstances indicate that they may be impaired and the undiscounted cashflows estimated to be generated by those assets are less than their related carrying amounts. As of October 31, 1998, 1997 and 1996, inventory with a carrying amount of $3,077,000, $33,143,000 and $2,240,000, respectively, was written down by $353,000, $9,258,000 and $1,289,000, respectively, to its fair value. This was based on the Company's evaluation of the expected revenue, cost to complete including interest and selling cost. The writedown during the year ended October 31, 1998 was attributed to one community in Florida where homes are being discounted to accelerate sales. The writedowns during the year ended October 31, 1997 were attributable to numerous communities in Florida after the Company decided to reduce its investment in that state and two communities in New Jersey resulting from a product type change and unforeseen development costs.

   Also in accordance with FAS 121, the Company records impairment losses on inventories and long-lived assets held for sale when the related carrying amount exceeds the fair value less the selling cost. As of October 31, 1998, 1997 and 1996, inventory and commercial properties with a carrying amount of $4,629,000, $32,008,000 and $12,031,000, respectively, was written down by
$2,588,000, $12,690,000 and $3,795,000, respectively, to its fair value. The writedowns during the year ended October 31, 1998 were attributed to one parcel of land being sold as lots and a commercial retail center parcel of land which incurred higher land development costs, both in New Jersey. The writedowns during the year ended October 31, 1997 were attributable to four residential parcels of land in Florida, one residential parcel of land in New Jersey, one multi-use commercial parcel of land in New Jersey and two Florida commercial facilities with expansion land attached to one facility. During the year ended October 31, 1998, when these commercial facilities were liquidated, the Company recovered the carrying value. During the years ended October 31, 1998, 1997 and 1996, the Company recovered the carrying value or recognized nominal losses on the land held for sale which was subsequently liquidated.

   The total aggregate impairment losses, which are presented in the consolidated statements of operations, on the inventory held for development and the land or commercial facilities held for sale were $2,941,000, $21,948,000, and $1,608,000 for the years ended October 31, 1998, 1997 and
1996, respectively.

   On the statement of operations the lines entitled "Homebuilding--Inventory impairment loss" and "Investment Properties--Provision for impairment loss" also include writeoffs of options including approval, engineering and capitalized interest costs. During the year ended October 31, 1998, the writeoffs amounted to $2,091,000 and zero, respectively. During the year ended October 31, 1997, the writeoffs amounted to $4,761,000 and $1,756,000, respectively. During 1998, the Company did not exercise three residential options because of changes in local market conditions and difficulties in obtaining government approvals. During 1997, the Company decided not to exercise three residential options due to environmental problems or the property's proforma did not produce an adequate return on investment commensurate with the risk and one commercial property option because an anchor tenant with an acceptable credit rating could not be found.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


11. TRANSACTIONS WITH RELATED PARTIES

   The Company's Board of Directors has adopted a general policy providing that it will not make loans to officers or directors of the Company or their relatives at an interest rate less than the interest rate at the date of the loan on six month U.S. Treasury Bills, that the aggregate of such loans will not exceed $3,000,000 at any one time, and that such loans will be made only with the approval of the members of the Company's Board of Directors who have no interest in the transaction. At October 31, 1998 and 1997 included in receivables, deposits and notes are related party receivables from officers and directors amounted to $2,117,000 and $1,889,000, respectively. Notwithstanding the policy stated above, the Board of Directors of the Company concluded that the following transactions were in the best interests of the Company.

   The Company provides property management services to various limited partnerships including one partnership in which Mr. A. Hovnanian, Chief Executive Officer, President and a Director of the Company, is a general partner, and members of his family and certain officers and directors of the Company are limited partners. At October 31, 1998, no amounts were due the Company by these partnerships.

12.STOCK OPTION PLAN

   The Company has a stock option plan for certain officers and key employees. Options are granted by a Committee appointed by the Board of Directors. The exercise price of all stock options must be at least equal to the fair market value of the underlying shares on the date of the grant. Options granted prior to May 14, 1998 vest in three equal installments on the first, second and third anniversaries of the date of the grant. Options granted on or after May 14, 1998 vest in four equal installments on the third, fourth, fifth and sixth anniversaries of the date of the grant. All options expire after ten years after the date of the grant. In addition, during the year ended October 31, 1997 each of the three outside directors of the Company were granted options to purchase 5,000 shares at the same price and terms as those granted to officers and key employees. Stock option transactions are summarized as follows:

                                     Weighted             Weighted             Weighted
                                     Average              Average              Average
                         October 31, Exercise October 31, Exercise October 31, Exercise
                            1998      Price      1997      Price      1996      Price
                         ----------- -------- ----------- -------- ----------- --------
Options outstanding at
 beginning of
 period ................  1,336,500   $7.83    1,156,000   $8.04    1,176,000   $8.00
  Granted...............    291,500   $9.09      190,500   $6.47
  Exercised.............    114,667   $5.45
  Forfeited.............     98,333   $9.98       10,000   $5.81       20,000   $5.81
                          ---------            ---------            ---------
Options outstanding at
 end of period..........  1,415,000   $8.13    1,336,500   $7.83    1,156,000   $8.04
                          =========            =========            =========   =====
Options exercisable at
 end of period..........  1,013,166            1,069,333              996,000
Price range of options       $5.13-               $5.13-               $5.13-
 outstanding............     $11.50               $11.50               $11.50
Weighted-average
 remaining contractual
 life...................   5.4 yrs.             5.4 yrs.             5.8 yrs.

   Pro forma information regarding net income and earnings per share is required under the fair value method of Financial Accounting Standards No. 123 ("FAS 123") "Accounting for Stock-Based compensation" and is to be calculated as if the Company had accounted for its stock options under the fair value method of FAS 123. The fair value for these options is established at the date of grant using a Black-Scholes option pricing model

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996

with the following weighted-average assumptions for 1998 and 1997: risk- free interest rate of 4.5% and 5.8%, respectively; divided yield of zero; volatility factor of the expected market price of the Company's common stock of 0.46 and 0.47, respectively; and a weighted-average expected life of the option of 7.5 and 7.0 years, respectively.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and are not likely to be representative of the effects on reported net income for future years, if applicable.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                        Year Ended
                                            -----------------------------------
                                            October 31, October 31, October 31,
                                               1998        1997        1996(1)
                                            ----------- ----------- -----------
Pro forma net income (loss)................   $25,107     $(7,131)    $17,287
                                              -------     -------     -------
  Pro forma basic earnings (loss) per
   share...................................   $  1.15     $ (0.32)    $  0.75
                                              -------     -------     -------
  Pro forma diluted earnings (loss)per
   share...................................   $  1.14     $ (0.32)    $  0.75
                                              -------     -------     -------

---------------------
(1) No options were granted in 1996, as a result pro forma amounts equal actual per the income statement.

13.COMMITMENTS AND CONTINGENT LIABILITIES

   The Company is involved from time to time in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company.

   As of October 31, 1998 and 1997, respectively, the Company is obligated under various performance letters of credit amounting to $6,934,000 and $6,834,000.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996


14.UNAUDITED SUMMARIZED CONSOLIDATED QUARTERLY INFORMATION

   Summarized quarterly financial information for the years ended October 31, 1998, 1997, and 1996 is as follows:

                                                 Three Months Ended
                                     ------------------------------------------
                                     October 31, July 31, April 30, January 31,
                                        1998       1998     1998       1998
                                     ----------- -------- --------- -----------
                                        (In Thousands Except Per Share Data)
Revenues............................  $267,542   $248,125 $212,320   $213,960
Expenses............................  $255,268   $235,735 $204,710   $204,942
Income before income taxes and
 extraordinary loss.................  $ 12,274   $ 12,390 $  7,610   $  9,018
State and Federal income tax........  $  4,762   $  4,677 $  2,597   $  3,105
Extraordinary loss from
 extinguishment of debt,
 net of income taxes................  $   (748)
Net income..........................  $  6,764   $  7,713 $  5,013   $  5,913
Per Share Data:
Basic:
  Income per common share before
   extraordinary loss...............  $   0.35   $   0.35 $   0.23   $   0.27
  Extraordinary loss................  $   (.03)
  Net Income........................  $   0.32   $   0.35 $   0.23   $   0.27
  Weighted average number of common
   shares outstanding...............    21,661     21,785   21,848     21,834
Assuming Dilution:
  Income per common share before
   extraordinary loss...............  $   0.34   $   0.35 $   0.23   $   0.27
  Extraordinary loss................  $   (.03)
  Net Income........................  $   0.31   $   0.35 $   0.23   $   0.27
  Weighted average number of common
   shares outstanding...............    21,896     22,018   22,042     21,985

                                               Three Months Ended(1)
                                     -------------------------------------------
                                     October 31, July 31, April 30,  January 31,
                                        1997       1997     1997        1997
                                     ----------- -------- ---------  -----------
                                        (In Thousands Except Per Share Data)
Revenues............................  $315,150   $205,107 $143,526    $120,353
Expenses............................  $302,494   $196,105 $173,453    $124,208
Income before income taxes and
 extraordinary loss.................  $ 12,656   $  9,002 $(29,927)   $ (3,855)
State and Federal income tax........  $  4,930   $  2,782 $(10,785)   $ (2,081)
Net income (loss)...................  $  7,726   $  6,220 $(19,142)   $ (1,774)
Per Share Data:
Basic:
  Net income (loss) per common
   share............................  $   0.35   $   0.27 $  (0.83)   $   (.08)
  Weighted average number of common
   shares outstanding...............    22,098     22,409   22,925      23,037
  Net income (loss) per common
   share............................  $   0.35   $   0.27 $  (0.83)   $   (.08)
  Weighted average number of common
   shares outstanding...............    22,195     22,485   22,999      23,121

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996

                                                Three Months Ended(1)
                                      -----------------------------------------
                                      October 31, July 31,  April   January 31,
                                         1996       1996   30, 1996    1996
                                      ----------- -------- -------- -----------
                                        (In Thousands Except Per Share Data)
Revenues.............................  $342,049   $195,812 $152,464  $117,139
Expenses.............................  $323,474   $191,280 $150,881  $116,823
Income before income taxes...........  $ 18,575   $  4,532 $  1,583  $    316
State and Federal income tax.........  $  6,146   $  1,422 $    335  $   (184)
Net income...........................  $ 12,429   $  3,110 $  1,248  $    500
Per Share Data:
Basic:
  Net income per common share........  $   0.54   $   0.13 $   0.06  $   0.02
  Weighted average number of common
   shares outstanding................    23,037     23,037   23,037    23,037
Assuming dilution:
  Net income per common share........  $   0.54   $   0.13 $   0.06  $   0.02
  Weighted average number of common
   shares outstanding................    23,120     23,115   23,112    23,093

---------------------
(1) The earnings per share for the years ended October 31, 1997 and 1996 have been restated as required to comply with FAS 128. For further discussion of earnings per share and the impact of FAS 128, see Note 1.

15.FINANCIAL INFORMATION OF SUBSIDIARY ISSUER AND SUBSIDIARY GUARANTOR

   Hovnanian Enterprises, Inc., the parent company (the "Parent" or "Company") is the issuer of publicly traded common stock. One of its wholly owned subsidiaries, K. Hovnanian Enterprises, Inc., (the "Subsidiary Issuer") will be the issuer of certain notes (the "Term Notes") that may be issued under registration statements on Form S-3. These registration statements provide for the issuance of up to $226,000,000 of Term Notes. Through October 31, 1998 no Term Notes were issued.

   The Subsidiary Issuer acts as a finance and management entity that as of October 31, 1998 had issued and outstanding approximately $145,449,000 of subordinated notes and a revolving credit agreement with an outstanding balance of approximately $68,000,000. Both the subordinated notes and the revolving credit agreement are fully and unconditionally guaranteed by the Parent.

   Each of the wholly owned subsidiaries of the Parent (collectively the "Guarantor Subsidiaries"), with the exception of four subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, a mortgage lending subsidiary, a subsidiary holding and licensing the "K. Hovnanian" trade name and a subsidiary engaged in homebuilding activity in Poland (collectively the "Non-guarantor Subsidiaries"), have guaranteed fully and unconditionally, on a joint and several basis, the obligation to pay principal and interest under the revolving credit agreement of the Subsidiary Issuer.

   Additionally the Parent has provided full, unconditional and joint and several guarantees to the Term Notes. The Guarantor Subsidiaries may also provide similar guarantees to the Subsidiary Issuer.

   In lieu of providing separate audited financial statements for the Guarantor Subsidiaries the Company has included the accompanying consolidating condensed financial statements based on our understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-10 of the Securities and

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              For the Years Ended October 31, 1998, 1997, and 1996

Exchange Commission's Regulation S-X and Staff Accounting Bulletin 53. Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors. Therefore, separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented.

   The following consolidating condensed financial information present the results of operations, financial position and cash flows of (i) the Parent (ii) the Subsidiary Issuer (iii) the Guarantor Subsidiaries of the Parent (iv) the Non-guarantor Subsidiaries of the Parent and (v) the eliminations to arrive at the information for Hovnanian Enterprises, Inc. on a consolidated basis.

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

               For the Years Ended October 31, 1998, 1997, and 1996

                     CONSOLIDATING CONDENSED BALANCE SHEET
                                October 31, 1998
                             (Thousands of Dollars)

                                                                Non-
                                    Subsidiary  Guarantor    Guarantor
                           Parent     Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          --------  ---------- ------------ ------------ ------------ ------------
         ASSETS
Homebuilding:
 Cash and cash
  equivalents...........  $     14   $ (9,660)  $  21,732     $ 1,220     $             $ 13,306
 Inventories............                          373,364       2,369                    375,733
 Receivables, deposits,
  and notes.............                2,618      26,872                                 29,490
 Property, plant, and
  equipment.............               10,180       6,627          24                     16,831
 Prepaid expenses and
  other assets                 187      9,931      22,530           2                     32,650
                          --------   --------   ---------     -------     ----------    --------
  Total Homebuilding....       201     13,069     451,125       3,615                    468,010
                          --------   --------   ---------     -------     ----------    --------
Financial Services......                            1,461      75,353                     76,814
                          --------   --------   ---------     -------     ----------    --------
Investment Properties:
 Held for sale..........                           18,127                                 18,127
 Held for investment....                           12,424                                 12,424
                          --------   --------   ---------     -------     ----------    --------
  Total Investment
   Properties...........                           30,551                                 30,551
                          --------   --------   ---------     -------     ----------    --------
Collateralized Mortgage
 Financing..............                                        6,396                      6,396
                          --------   --------   ---------     -------     ----------    --------
Income Taxes
 Receivables--Including
 deferred tax benefits..        41        382       8,419      (1,511)                     7,331
                          --------   --------   ---------     -------     ----------    --------
Investments in and
 amounts due to and from
 consolidated
 subsidiaries...........   201,150    210,648    (236,457)      7,941       (183,282)
                          --------   --------   ---------     -------     ----------    --------
Total Assets............  $201,392   $224,099   $ 255,099     $91,794     $ (183,282)   $589,102
                          ========   ========   =========     =======     ==========    ========
      LIABILITIES
Homebuilding:
 Accounts payable and
  other liabilities.....  $          $  5,908   $  47,636     $   221     $             $ 53,765
 Customers' deposits....                           23,367         490                     23,857
 Nonrecourse mortgages..                           15,616                                 15,616
                          --------   --------   ---------     -------     ----------    --------
  Total Homebuilding....                5,908      86,619         711                     93,238
                          --------   --------   ---------     -------     ----------    --------
Financial Services......                              677      68,411                     69,088
Investment Properties...                            1,373                                  1,373
Collateralized Mortgage
 Financing..............                                        5,658                      5,658
Notes Payable...........              218,182         171                                218,353
                          --------   --------   ---------     -------     ----------    --------
  Total Liabilities.....              224,090      88,840      74,780                    387,710
                          --------   --------   ---------     -------     ----------    --------
STOCKHOLDERS' EQUITY....   201,392          9     166,259      17,014       (183,282)    201,392
                          --------   --------   ---------     -------     ----------    --------
Total Liabilities and
 Stockholders' Equity...  $201,392   $224,099   $ 255,099     $91,794     $ (183,282)   $589,102
                          ========   ========   =========     =======     ==========    ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           For the Years Ended October 31, 1998, 1997, and 1996

                     CONSOLIDATING CONDENSED BALANCE SHEET

                             October 31, 1997
                             (Thousands of Dollars)

                                                               Non-
                                   Subsidiary  Guarantor    Guarantor
                           Parent    Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          -------- ---------- ------------ ------------ ------------ ------------
         ASSETS
Homebuilding:
 Cash and cash
  equivalents...........  $     10  $ (5,485)  $  13,003     $   424             $     $  7,952
 Inventories............                         407,695       2,698                    410,393
 Receivables, deposits,
  and notes.............               2,618      33,105                                 35,723
 Property, plant, and
  equipment.............              10,854       7,166           7                     18,027
 Prepaid expenses and
  other assets..........       223     9,925      26,534          26                     36,708
                          --------  --------   ---------     -------     ---------     --------
   Total Homebuilding...       233    17,912     487,503       3,155                    508,803
                          --------  --------   ---------     -------     ---------     --------
Financial Services......                           1,294      52,204                     53,498
                          --------  --------   ---------     -------     ---------     --------
Investment Properties:
 Held for sale..........                          40,343                                 40,343
 Held for investment....                          13,247                                 13,247
                          --------  --------   ---------     -------     ---------     --------
   Total Investment
    Properties..........                          53,590                                 53,590
                          --------  --------   ---------     -------     ---------     --------
Collateralized Mortgage
 Financing..............                                       8,626                      8,626
                          --------  --------   ---------     -------     ---------     --------
Income Taxes
 Receivables-Including
 deferred tax benefits..     1,645       (43)     31,525     (20,562)                    12,565
                          --------  --------   ---------     -------     ---------     --------
Investments in and
 amounts due to and from
 consolidated
 subsidiaries...........   176,901   277,222    (316,748)     21,708      (159,083)
                          --------  --------   ---------     -------     ---------     --------
Total Assets............  $178,779  $295,091   $ 257,164     $65,131     $(159,083)    $637,082
                          ========  ========   =========     =======     =========     ========
      LIABILITIES
Homebuilding:
 Accounts payable and
  other liabilities.....  $     17  $  4,166   $  40,926     $   412             $     $ 45,521
 Customers' deposits....                          21,379       1,043                     22,422
 Nonrecourse mortgages..                          24,455                                 24,455
                          --------  --------   ---------     -------     ---------     --------
   Total Homebuilding...        17     4,166      86,760       1,455                     92,398
                          --------  --------   ---------     -------     ---------     --------
Financial Services......                             423      46,922                     47,345
Investment Properties...                          19,743                                 19,743
Collateralized Mortgage
 Financing..............                                       7,865                      7,865
Notes Payable...........             290,916          53                                290,969
                          --------  --------   ---------     -------     ---------     --------
   Total Liabilities....        17   295,082     106,979      56,242                    458,320
                          --------  --------   ---------     -------     ---------     --------
STOCKHOLDERS' EQUITY....   178,762         9     150,185       8,889      (159,083)     178,762
                          --------  --------   ---------     -------     ---------     --------
Total Liabilities and
 Stockholders' Equity...  $178,779  $295,091   $ 257,164     $65,131     $(159,083)    $637,082
                          ========  ========   =========     =======     =========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           For the Years Ended October 31, 1998, 1997, and 1996

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

                        Year Ended October 31, 1998
                             (Thousands of Dollars)

                                                               Non-
                                   Subsidiary  Guarantor    Guarantor
                          Parent     Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          -------  ---------- ------------ ------------ ------------ ------------
Revenues:
 Homebuilding...........  $         $ 1,441     $902,952     $26,210     $ (19,548)    $911,055
 Financial Services.....                           3,817      15,281                     19,098
 Investment Properties..                          12,180                    (1,069)      11,111
 Collateralized Mortgage
  Financing.............                                         683                        683
 Intercompany Charges...             84,166        3,844                   (88,010)
 Equity In Pretax Income
  of Consolidated
  Subsidiaries..........   41,292                                          (41,292)
                          -------   -------     --------     -------     ---------     --------
   Total Revenues.......  $41,292    85,607      922,793      42,174      (149,919)     941,947
                          -------   -------     --------     -------     ---------     --------
Expenses:
 Homebuilding...........                         834,121       6,219       (19,235)     821,105
 Financial Services.....                           3,049      14,165          (204)      17,010
 Investment Properties..                           5,179                      (746)       4,433
 Collateralized Mortgage
  Financing.............                                         672                        672
 Corporate General and
  Administration                     20,388          897                      (237)      21,048
 Interest...............             61,972       34,184         515       (62,248)      34,423
 Other Operations.......              1,680          270          14                      1,964
                          -------   -------     --------     -------     ---------     --------
   Total Expenses.......             84,040      877,700      21,585       (82,670)     900,655
                          -------   -------     --------     -------     ---------     --------
Income (Loss) Before
 Income Taxes and
 Extraordinary Loss.....   41,292     1,567       45,093      20,589       (67,249)      41,292
State and Federal Income
 Taxes..................   15,141       (64)      16,315       7,975       (24,226)      15,141
Extraordinary Loss From
 Extinguishment Of Debt,
 Net of Income Taxes....     (748)     (748)                                   748         (748)
                          -------   -------     --------     -------     ---------     --------
Net Income (Loss).......  $25,403   $   883     $ 28,778     $12,614     $ (42,275)    $ 25,403
                          =======   =======     ========     =======     =========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           For the Years Ended October 31, 1998, 1997, and 1996

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                          Year Ended October 31, 1997
                             (Thousands of Dollars)

                                                                Non-
                                    Subsidiary  Guarantor    Guarantor
                           Parent     Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          --------  ---------- ------------ ------------ ------------ ------------
Revenues:
 Homebuilding...........  $          $   895     $754,972     $14,053      $(11,130)    $758,790
 Financial Services.....                            3,090       7,645                     10,735
 Investment Properties..                           14,822                    (1,065)      13,757
 Collateralized Mortgage
  Financing.............                                          854                        854
 Intercompany Charges...              77,737        7,346                   (85,083)
 Equity In Pretax Income
  of Consolidated
  Subsidiaries..........   (12,124)                                          12,124
                          --------   -------     --------     -------      --------     --------
   Total Revenues.......   (12,124)   78,632      780,230      22,552       (85,154)     784,136
                          --------   -------     --------     -------      --------     --------
Expenses:
 Homebuilding...........                          717,637       3,331       (10,157)     710,811
 Financial Services.....                            3,063       8,101          (384)      10,780
 Investment Properties..                           21,031                      (676)      20,355
 Collateralized Mortgage
  Financing.............                                          878                        878
 Corporate General and
  Administration                      14,671          737                      (320)      15,088
 Interest...............              58,870       36,555         157       (59,807)      35,775
 Other Operations.......               1,951          608          14                      2,573
                          --------   -------     --------     -------      --------     --------
   Total Expenses.......              75,492      779,631      12,481       (71,344)     796,260
                          --------   -------     --------     -------      --------     --------
Income (Loss) Before
 Income Taxes...........   (12,124)    3,140          599      10,071       (13,810)     (12,124)
State and Federal Income
 Taxes..................    (5,154)      367         (830)      4,028        (3,565)      (5,154)
                          --------   -------     --------     -------      --------     --------
Net Income (Loss).......  $ (6,970)  $ 2,773     $  1,429     $ 6,043      $(10,245)    $ (6,970)
                          ========   =======     ========     =======      ========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           For the Years Ended October 31, 1998, 1997, and 1996

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                          Year Ended October 31, 1996
                             (Thousands of Dollars)

                                                              Non-
                                  Subsidiary  Guarantor    Guarantor
                          Parent    Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          ------- ---------- ------------ ------------ ------------ ------------
Revenues:
 Homebuilding...........  $    40  $  1,218    $782,034     $32,541     $ (32,539)    $783,294
 Financial Services.....                          3,380       7,836                     11,216
 Investment Properties..                         12,001                    (1,082)      10,919
 Collateralized Mortgage
  Financing.............                                      2,035                      2,035
 Intercompany Charges...             71,556       7,638                   (79,194)
 Equity In Pretax Income
  of Consolidated
  Subsidiaries..........   24,966                                         (24,966)
                          -------  --------    --------     -------     ---------     --------
   Total Revenues.......   25,006    72,774     805,053      42,412      (137,781)     807,464
                          -------  --------    --------     -------     ---------     --------
Expenses:
 Homebuilding...........                        745,340         161       (31,697)     713,804
 Financial Services.....                          2,882       8,194          (407)      10,669
 Investment Properties..                          7,108                      (720)       6,388
 Collateralized Mortgage
  Financing.............                                      2,076                      2,076
 Corporate General and
  Administration........             13,935         714                      (647)      14,002
 Interest...............             53,322      32,999                   (54,164)      32,157
 Other Operations.......              2,452         897          13                      3,362
                          -------  --------    --------     -------     ---------     --------
   Total Expenses.......             69,709     789,940      10,444       (87,635)     782,458
                          -------  --------    --------     -------     ---------     --------
Income (Loss) Before
 Income Taxes and
 Extraordinary Loss.....   25,006     3,065      15,113      31,968       (50,146)      25,006
State and Federal Income
 Taxes..................    7,719       350       4,975      11,135       (16,460)       7,719
                          -------  --------    --------     -------     ---------     --------
Net Income (Loss).......  $17,287  $  2,715    $ 10,138     $20,833     $ (33,686)    $ 17,287
                          =======  ========    ========     =======     =========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           For the Years Ended October 31, 1998, 1997, and 1996

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                          Year Ended October 31, 1998
                             (Thousands of Dollars)

                                                                Non-
                                    Subsidiary  Guarantor    Guarantor
                           Parent     Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          --------  ---------- ------------ ------------ ------------ ------------
Cash Flows From
 Operating Activities:
 Net income (loss)......  $ 25,403   $    883    $ 28,778     $ 12,614     $(42,275)    $ 25,403
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by
  (used in) operating
  activities............   (22,675)     1,708      32,607      (17,139)      42,275       36,776
                          --------   --------    --------     --------     --------     --------
  Net Cash Provided By
   (Used In) Operating
   Activities...........     2,728      2,591      61,385       (4,525)                   62,179
Net Cash Provided by
 (Used In)
 Investing Activities...               (1,789)     26,090         (601)                   23,700
Net Cash Provided
 By(Used In)
 Financing Activities...    (2,773)   (71,551)    (25,954)      18,640                   (81,638)
Intercompany Investing
 and
 Financing Activities--
 Net....................        49     66,574     (52,355)     (14,628)
                          --------   --------    --------     --------     --------     --------
Net Increase (Decrease)
 In Cash................         4     (4,175)      9,166         (754)                    4,241
Cash and Cash Equivalent
 Balance, Beginning of
 Period.................        10     (5,485)     13,857        2,931                    11,313
                          --------   --------    --------     --------     --------     --------
Cash and Cash Equivalent
 Balance,
 End of Period..........  $     14   $ (9,660)   $ 23,023     $  2,177     $            $ 15,554
                          ========   ========    ========     ========     ========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           For the Years Ended October 31, 1998, 1997, and 1996

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                          Year Ended October 31, 1997
                             (Thousands of Dollars)

                                                                 Non-
                                    Subsidiary   Guarantor    Guarantor
                           Parent     Issuer    Subsidiaries Subsidiaries Eliminations Consolidated
                          --------  ----------  ------------ ------------ ------------ ------------
Cash Flows From
 Operating Activities:
 Net income (loss)......  $ (6,970) $   2,773     $  1,429     $  6,043     $(10,245)    $ (6,970)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities..    30,787   (121,105)      56,498       (1,637)      10,245      (25,212)
                          --------  ---------     --------     --------     --------     --------
  Net Cash Provided By
   (Used In) Operating
   Activities...........    23,817   (118,332)      57,927        4,406                   (32,182)
Net Cash Provided By
 (Used In) Investing
 Activities.............               (2,327)       3,327          (63)                      937
Net Cash Provided By
 (Used In) Financing
 Activities.............    (7,890)    55,000      (14,965)     (10,750)                   21,395
Intercompany Investing
 and Financing
 Activities--Net........   (15,926)    61,423      (50,708)       5,211
                          --------  ---------     --------     --------     --------     --------
Net Increase (Decrease)
 In Cash................         1     (4,236)      (4,419)      (1,196)                   (9,850)
Cash and Cash Equivalent
 Balance, Beginning of
 Period.................         9     (1,249)      18,276        4,127                    21,163
                          --------  ---------     --------     --------     --------     --------
Cash and Cash Equivalent
 Balance, End of
 Period.................  $     10  $  (5,485)    $ 13,857     $  2,931     $            $ 11,313
                          ========  =========     ========     ========     ========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

            For the Years Ended October 31, 1998, 1997 and 1996

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                        Year Ended October 31, 1996
                             (Thousands of Dollars)

                                                                 Non-
                                     Subsidiary  Guarantor    Guarantor
                           Parent      Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          ---------  ---------- ------------ ------------ ------------ ------------
Cash Flows From
 Operating Activities:
 Net Income (loss)......  $  17,287   $  2,715   $  10,138     $ 20,833    $ (33,686)    $17,287
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by
  (used in) operating
  activities............    227,430    194,119    (413,466)     (22,200)      33,686      19,569
                          ---------   --------   ---------     --------    ---------     -------
  Net Cash Provided By
   (Used In) Operating
   Activities...........    244,717    196,834    (403,328)      (1,367)                  36,856
Net Cash Provided by
 (Used In)
 Investing Activities...                (5,774)     11,991         (133)                   6,084
Net Cash Provided By
 (Used In)
 Financing Activities...               (50,650)      8,555        4,693                  (37,402)
Intercompany Investing
 and Financing
 Activities--Net........   (261,400)   (97,203)    358,907         (304)
                          ---------   --------   ---------     --------    ---------     -------
Net Increase (Decrease)
 In Cash................    (16,683)    43,207     (23,875)       2,889                    5,538
Cash and Cash Equivalent
 Balance, Beginning of
 Period.................     16,692    (44,456)     42,151        1,238                   15,625
                          ---------   --------   ---------     --------    ---------     -------
Cash and Cash Equivalent
 Balance,
 End of Period..........  $       9   $ (1,249)  $  18,276     $  4,127    $             $21,163
                          =========   ========   =========     ========    =========     =======

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                          consolidated balance sheets

                                (Unaudited)

                                                        January 31, October 31,
                                                           1999        1998
                                                        ----------- -----------
                                                            (In thousands)
                        ASSETS
Homebuilding:
  Cash and cash equivalents............................  $ 12,095    $ 13,306
                                                         --------    --------
  Inventories--at cost, not in excess of fair value:
    Sold and unsold homes and lots under development...   364,716     332,225
    Land and land options held for future development
     or sale...........................................    35,325      43,508
                                                         --------    --------
      Total Inventories................................   400,041     375,733
                                                         --------    --------
  Receivables, deposits, and notes.....................    42,396      29,490
                                                         --------    --------
  Property, plant, and equipment--net..................    17,317      16,831
                                                         --------    --------
  Prepaid expenses and other assets....................    31,774      32,650
                                                         --------    --------
      Total Homebuilding...............................   503,623     468,010
                                                         --------    --------
Financial Services:
  Cash and cash equivalents............................     1,768       1,486
  Mortgage loans held for sale.........................    62,502      71,611
  Other assets.........................................     3,672       3,717
                                                         --------    --------
      Total Financial Services.........................    67,942      76,814
                                                         --------    --------
Investment Properties:
  Held for sale:
    Rental property--net
    Land and improvements..............................       107      17,832
    Other assets.......................................       946         295
  Held for investment:
    Cash...............................................       509         762
    Rental property--net...............................    10,873      10,794
    Other assets.......................................       977         868
                                                         --------    --------
      Total Investment Properties......................    13,412      30,551
                                                         --------    --------
Collateralized Mortgage Financing:
  Collateral for bonds payable.........................     5,902       5,970
  Other assets.........................................       438         426
                                                         --------    --------
      Total Collateralized Mortgage Financing..........     6,340       6,396
                                                         --------    --------
Income Taxes Receivable--Including deferred tax
 benefits..............................................     5,769       7,331
                                                         --------    --------
Total Assets...........................................  $597,086    $589,102
                                                         ========    ========

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                          consolidated balance sheets

                                (Unaudited)

                                                        January 31, October 31,
                                                           1999        1998
                                                        ----------- -----------
                                                            (In thousands)
         LIABILITIES AND STOCKHOLDERS' EQUITY
Homebuilding:
  Nonrecourse land mortgages..........................   $  8,192    $ 11,846
  Accounts payable and other liabilities..............     47,811      53,765
  Customers' deposits.................................     21,765      23,857
  Nonrecourse mortgages secured by operating
   properties.........................................      3,743       3,770
                                                         --------    --------
    Total Homebuilding................................     81,511      93,238
                                                         --------    --------
Financial Services:
  Accounts payable and other liabilities..............      1,677       2,422
  Mortgage warehouse line of credit...................     59,119      66,666
                                                         --------    --------
    Total Financial Services..........................     60,796      69,088
                                                         --------    --------
Investment Properties:
  Accounts payable and other liabilities..............      1,360       1,373
                                                         --------    --------
    Total Investment Properties.......................      1,360       1,373
                                                         --------    --------
Collateralized Mortgage Financing:
  Accounts payable and other liabilities..............         17           6
  Bonds collateralized by mortgages receivable........      5,582       5,652
                                                         --------    --------
    Total Collateralized Mortgage Financing...........      5,599       5,658
                                                         --------    --------
Notes Payable:
  Revolving credit agreement..........................     92,225      68,000
  Subordinated notes..................................    145,449     145,449
  Accrued interest....................................      4,122       4,904
                                                         --------    --------
    Total Notes Payable...............................    241,796     218,353
                                                         --------    --------
    Total Liabilities.................................    391,062     387,710
                                                         --------    --------
Stockholders' Equity:
  Preferred Stock, $.01 par value-authorized 100,000
   shares; none issued................................
  Common Stock, Class A, $.01 par value-authorized
   87,000,000 shares; issued 15,822,964 shares
   (including 2,118,274 shares in January 1999 and
   1,937,374 in October 1998 held in Treasury)........        158         157
Common Stock, Class B, $.01 par value-authorized
 13,000,000 shares; issued 8,025,504 shares (including
 345,874 shares held in Treasury).....................         79          80
  Paid in Capital.....................................     34,590      34,561
  Retained Earnings...................................    189,310     183,182
  Treasury Stock--at cost.............................    (18,113)    (16,588)
                                                         --------    --------
    Total Stockholders' Equity........................    206,024     201,392
                                                         --------    --------
Total Liabilities and Stockholders' Equity............   $597,086    $589,102
                                                         ========    ========

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                       consolidated statements of income

                                (Unaudited)

                                                                 Three Months
                                                                     Ended
                                                                  January 31,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                                                                 (In thousands
                                                               except per share
                                                                     data)
Revenues:
  Homebuilding:
    Sale of homes............................................. $194,885 $204,057
    Land sales and other revenues.............................    2,441    2,485
                                                               -------- --------
      Total Homebuilding......................................  197,326  206,542
  Financial Services..........................................    5,658    3,562
  Investment Properties.......................................      359    3,644
  Collateralized Mortgage Financing...........................      136      212
                                                               -------- --------
      Total Revenues..........................................  203,479  213,960
                                                               -------- --------
Expenses:
  Homebuilding:
    Cost of sales.............................................  155,587  169,800
    Selling, general and administrative.......................   17,534   15,657
    Inventory write-off.......................................             1,589
                                                               -------- --------
      Total Homebuilding......................................  173,121  187,046
                                                               -------- --------
Financial Services............................................    5,242    3,211
                                                               -------- --------
Investment Properties.........................................      779    1,123
                                                               -------- --------
Collateralized Mortgage Financing.............................      131      202
                                                               -------- --------
Corporate General and Administration..........................    6,435    4,361
                                                               -------- --------
Interest......................................................    7,042    8,476
                                                               -------- --------
Other Operations..............................................      551      523
                                                               -------- --------
      Total Expenses..........................................  193,301  204,942
                                                               -------- --------
Income Before Income Taxes....................................   10,178    9,018
                                                               -------- --------
State and Federal Income Taxes:
  State.......................................................    1,488      648
  Federal.....................................................    2,562    2,457
                                                               -------- --------
      Total Taxes.............................................    4,050    3,105
                                                               -------- --------
Net Income.................................................... $  6,128 $  5,913
                                                               ======== ========
Per Share Data:
Basic:
  Income per common share..................................... $   0.28 $   0.27
  Weighted average number of common shares outstanding........   21,512   21,834
Assuming dilution:
  Income per common share.....................................     0.28     0.27
  Weighted average number of common Shares outstanding........   21,725   21,985

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                consolidated statements of stockholders' equity

                                (Unaudited)


                            A Common Stock      B Common Stock
                          ------------------- ------------------
                            Shares              Shares
                          Issued and          Issued and         Paid-In Retained Treasury
                          Outstanding  Amount Outstanding Amount Capital Earnings  Stock     Total
                          -----------  ------ ----------- ------ ------- -------- --------  --------
                                                   (dollars in thousands)
Balance, October 31,
 1998...................  13,865,923    $157   7,694,297   $80   $34,561 $183,182 $(16,588) $201,392
Sale of Common Stock
 Under Employee Stock
 Option Plan............       5,000                                  29                          29
Conversion of Class B to
 Class A Common Stock...      14,667       1     (14,667)   (1)                                  --
Treasury stock
 purchases..............    (180,900)                                               (1,525)   (1,525)
Net Income..............                                                    6,128              6,128
                          ----------    ----   ---------   ---   ------- -------- --------  --------
Balance, January 31,
 1999...................  13,704,690    $158   7,679,630   $79   $34,590 $189,310 ($18,113) $206,024
                          ==========    ====   =========   ===   ======= ======== ========  ========



                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                     consolidated statements of cash flows

                                (Unaudited)

                                                          Three Months Ended
                                                              January 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
                                                            (In thousands)
Cash Flows From Operating Activities:
 Net Income.............................................. $   6,128  $   5,913
 Adjustments to reconcile net income to net cash
 Provided by (used in) operating activities:
  Depreciation...........................................     1,200        917
  Loss (gain) on sale and retirement of property and
   assets................................................       393     (2,682)
  Deferred income taxes..................................     2,617      1,720
  Impairment losses......................................                1,589
  Decrease (increase) in assets:
   Receivables, prepaids and other assets................   (12,964)   (14,419)
   Mortgage notes receivable.............................     9,289     21,517
   Inventories...........................................   (25,345)      (289)
  Increase (decrease) in liabilities:
   State and Federal income taxes........................    (1,055)         5
   Customers' deposits...................................    (2,199)    (1,031)
   Interest and other accrued liabilities................    (3,689)    (1,490)
   Post development completion costs.....................      (608)      (603)
   Accounts payable......................................    (3,078)    (6,679)
                                                          ---------  ---------
    Net cash (used in) provided by operating activities..   (29,311)     4,468
                                                          ---------  ---------
Cash Flows From Investing Activities:
  Net proceeds from sale of property and assets..........    19,226     23,078
  Purchase of property...................................    (1,576)      (477)
  Investment in and advances to unconsolidated
   affiliates............................................        (4)       393
  Investment in income producing properties..............    (1,016)    (4,672)
                                                          ---------  ---------
    Net cash provided by investing activities............    16,630     18,322
                                                          ---------  ---------
Cash Flows From Financing Activities:
  Proceeds from mortgages and notes......................   179,965    129,564
  Principal payments on mortgages and notes..............  (167,040)  (152,730)
  Investment in mortgage notes receivable................        70        587
  Purchase of treasury stock.............................    (1,525)      (457)
  Proceeds from sale of stock............................        29
                                                          ---------  ---------
    Net cash provided by (used in) financing activities..    11,499    (23,036)
                                                          ---------  ---------
Net Increase (Decrease) In Cash..........................    (1,182)      (246)
Cash and Cash Equivalent and Balance, Beginning Of
 Period..................................................    15,554     11,313
                                                          ---------  ---------
Cash and Cash Equivalent and Balance, End Of Period...... $  14,372  $  11,067
                                                          =========  =========

                See notes to consolidated financial statements.

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--Unaudited

   1. The consolidated financial statements, except for the October 31, 1998 consolidated balance sheets, have been prepared without audit. In the opinion of management, all adjustments for interim periods presented have been made, which include only normal recurring accruals and deferrals necessary for a fair presentation of consolidated financial position, results of operations, and changes in cash flows. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and these differences could have a significant impact on the financial statements. Results for the interim periods are not necessarily indicative of the results which might be expected for a full year.

   2. Interest costs incurred, expensed and capitalized were:

                                                                 Three Months
                                                                     Ended
                                                                  January 31,
                                                                ---------------
                                                                 1999    1998
                                                                  (dollars in
                                                                  thousands)
Interest Incurred(1):
  Residential(3)............................................... $ 4,699 $ 6,642
  Commercial(4)................................................     356     679
                                                                ------- -------
    Total Incurred............................................. $ 5,055 $ 7,321
                                                                ======= =======
Interest Expensed:
  Residential(3)............................................... $ 6,686 $ 7,797
  Commercial(4)................................................     356     679
                                                                ------- -------
    Total Expensed............................................. $ 7,042 $ 8,476
                                                                ======= =======
Interest Capitalized at Beginning of Period.................... $25,545 $35,950
Plus Interest Incurred.........................................   5,055   7,321
Less Interest Expensed.........................................   7,042   8,476
Less Inventory Write-Off.......................................     --      460
Less Sale of Assets............................................   1,469   3,640
                                                                ------- -------
Interest Capitalized at End of Period.......................... $22,089 $30,695
                                                                ======= =======
Interest Capitalized at End of Period:
  Residential(3)............................................... $21,881 $28,189
  Commercial(2)................................................     208   2,506
                                                                ------- -------
    Total Capitalized.......................................... $22,089 $30,695
                                                                ======= =======

---------------------
(1) Does not include interest incurred by the Company's mortgage and finance subsidiaries.
(2) Does not include a reduction for depreciation.
(3) Represents acquisition interest for construction, land and development costs which is charged to interest expense when homes are delivered and when land is not under active development.
(4) Represents interest allocated to or incurred on long term debt for investment properties and charged to interest expense.

   3. Homebuilding accumulated depreciation at January 31, 1999 and October 31, 1998 amounted to $16,083,000 and $15,088,000, respectively. Rental property accumulated depreciation at January 31, 1999 and October 31, 1998 amounted to $1,909,000 and $1,826,000, respectively.

                 HOVNANAIAN ENTERPRISES, INC. AND SUBSIDIARIES

   4. During the three months ended January 31, 1998 the Company has written off the costs associated with an option in New Jersey including approval, engineering and capitalized interest. The write off amounted to $1,589,000 and is reported on the Consolidated Statements of Income as "Homebuilding-- Inventory Write-Off."

   5. The Company is involved from time to time in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company. As of January 31, 1999 and 1998, respectively, the Company is obligated under various performance letters of credit amounting to $6,868,000 and $9,240,000.

   6. Financial Information of Subsidiary Issuer and Subsidiary Guarantors.

   Hovnanian Enterprises, Inc., the parent company (the "Parent" or "Company") is the issuer of publicly traded common stock. One of its wholly owned subsidiaries, K. Hovnanian Enterprises, Inc., (the "Subsidiary Issuer") will be the issuer of certain notes (the "Term Notes") that may be issued under registration statements on Form S-3. These registration statements provide for the issuance of up to $226,000,000 of Term Notes. Through January 31, 1999 no Term Notes were issued.

   The Subsidiary Issuer acts as a finance and management entity that as of January 31, 1999 had issued and outstanding approximately $145,449,000 of subordinated notes and a revolving credit agreement with an outstanding balance of approximately $92,225,000. Both the subordinated notes and the revolving credit agreement are fully and unconditionally guaranteed by the Parent.

   Each of the wholly owned subsidiaries of the Parent (collectively the "Guarantor Subsidiaries"), with the exception of four subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, a mortgage lending subsidiary, a subsidiary holding and licensing the "K. Hovnanian" trade name and a subsidiary engaged in homebuilding activity in Poland (collectively the "Non-guarantor Subsidiaries"), have guaranteed fully and unconditionally, on a joint and several basis, the obligation to pay principal and interest under the revolving credit agreement of the Subsidiary Issuer.

   Additionally the Parent has provided full, unconditional and joint and several guarantees to the Term Notes. The Guarantor Subsidiaries may also provide similar guarantees to the Subsidiary Issuer.

   In lieu of providing separate audited financial statements for the Guarantor Subsidiaries the Company has included the accompanying consolidating condensed financial statements based on our understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-10 of the Securities and Exchange Commission's Regulation S-X and Staff Accounting Bulletin 53. Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors. Therefore, separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented.

   The following consolidating condensed financial information present the results of operations, financial position and cash flows of (i) the Parent (ii) the Subsidiary Issuer (iii) the Guarantor Subsidiaries of the Parent (iv) the Non-guarantor Subsidiaries of the Parent and (v) the eliminations to arrive at the information for Hovnanian Enterprises, Inc. on a consolidated basis.

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATING CONDENSED BALANCE SHEET

                                JANUARY 31, 1999

                                                               Non-
                                   Subsidiary  Guarantor    Guarantor
                           Parent    Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          -------- ---------- ------------ ------------ ------------ ------------
                                                      (In Thousands)
         ASSETS
Homebuilding:
 Cash and cash
  equivalents...........  $    750  $ (3,876)  $  14,080     $ 1,141     $             $ 12,095
 Inventories............                         397,799       2,242                    400,041
 Receivables, deposits,
  and notes.............               3,252      38,786         358                     42,396
 Property, plant, and
  equipment.............              10,683       6,611          23                     17,317
 Prepaid expenses and
  other assets..........       187    10,194      21,379          14                     31,774
                          --------  --------   ---------     -------     ---------     --------
   Total Homebuilding...       937    20,253     478,655       3,778                    503,623
                          --------  --------   ---------     -------     ---------     --------
Financial Services......                             762      67,180                     67,942
                          --------  --------   ---------     -------     ---------     --------
Investment Properties:
 Held for sale..........                           1,053                                  1,053
 Held for investment....                          12,359                                 12,359
                          --------  --------   ---------     -------     ---------     --------
   Total Investment
    Properties..........                          13,412                                 13,412
                          --------  --------   ---------     -------     ---------     --------
Collateralized Mortgage
 Financing..............                                       6,340                      6,340
                          --------  --------   ---------     -------     ---------     --------
Income Taxes
 Receivables-Including
 deferred tax benefits..         3      (162)      7,740      (1,812)                     5,769
                          --------  --------   ---------     -------     ---------     --------
Investments in and
 amounts due to and from
 consolidated
 subsidiaries...........   205,084   226,265    (254,993)     12,637      (188,993)
                          --------  --------   ---------     -------     ---------     --------
Total Assets............  $206,024  $246,356   $ 245,576     $88,123     $(188,993)    $597,086
                          ========  ========   =========     =======     =========     ========
      LIABILITIES
Homebuilding:
 Accounts payable and
  other liabilities.....  $         $  4,737   $  42,951     $   123     $             $ 47,811
 Customers' deposits....                          21,533         232                     21,765
 Nonrecourse mortgages..                          11,935                                 11,935
                          --------  --------   ---------     -------     ---------     --------
   Total Homebuilding...               4,737      76,419         355                     81,511
                          --------  --------   ---------     -------     ---------     --------
Financial Services......                             447      60,349                     60,796
Investment Properties...                           1,360                                  1,360
Collateralized Mortgage
 Financing..............                                       5,599                      5,599
Notes Payable...........             241,610         186                                241,796
                          --------  --------   ---------     -------     ---------     --------
   Total Liabilities....             246,347      78,412      66,303                    391,062
                          --------  --------   ---------     -------     ---------     --------
STOCKHOLDERS' EQUITY....   206,024         9     167,164      21,820      (188,993)     206,024
                          --------  --------   ---------     -------     ---------     --------
Total Liabilities and
 Stockholders' Equity...  $206,024  $246,356   $ 245,576     $88,123     $(188,993)    $597,086
                          ========  ========   =========     =======     =========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATING CONDENSED BALANCE SHEET
                                OCTOBER 31, 1998

                                                               Non-
                                   Subsidiary  Guarantor    Guarantor
                           Parent    Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          -------- ---------- ------------ ------------ ------------ ------------
                                                      (In Thousands)
         ASSETS
Homebuilding:
 Cash and cash
  equivalents...........  $     14  $(9,660)   $  21,732     $ 1,220     $             $ 13,306
 Inventories............                         373,364       2,369                    375,733
 Receivables, deposits,
  and notes.............               2,618      26,872                                 29,490
 Property, plant, and
  equipment.............              10,180       6,627          24                     16,831
 Prepaid expenses and
  other assets..........       187     9,931      22,530           2                     32,650
                          --------  --------   ---------     -------     ---------     --------
   Total Homebuilding...       201    13,069     451,125       3,615                    468,010
                          --------  --------   ---------     -------     ---------     --------
Financial Services......                           1,461      75,353                     76,814
                          --------  --------   ---------     -------     ---------     --------
Investment Properties:
 Held for sale..........                          18,127                                 18,127
 Held for investment....                          12,424                                 12,424
                          --------  --------   ---------     -------     ---------     --------
   Total Investment
    Properties..........                          30,551                                 30,551
                          --------  --------   ---------     -------     ---------     --------
Collateralized Mortgage
 Financing..............                                       6,396                      6,396
                          --------  --------   ---------     -------     ---------     --------
Income Taxes
 Receivables--Including
 deferred tax benefits..        41       382       8,419      (1,511)                     7,331
                          --------  --------   ---------     -------     ---------     --------
Investments in and
 amounts due to and from
 consolidated
 subsidiaries...........   201,150   210,648    (236,457)      7,941      (183,282)
                          --------  --------   ---------     -------     ---------     --------
Total Assets............  $201,392  $224,099   $ 255,099     $91,794     $(183,282)    $589,102
                          ========  ========   =========     =======     =========     ========
      LIABILITIES
Homebuilding:
 Accounts payable and
  other liabilities.....  $         $  5,908   $  47,636     $   221     $             $ 53,765
 Customers' deposits....                          23,367         490                     23,857
 Nonrecourse mortgages..                          15,616                                 15,616
                          --------  --------   ---------     -------     ---------     --------
   Total Homebuilding...               5,908      86,619         711                     93,238
                          --------  --------   ---------     -------     ---------     --------
Financial Services......                             677      68,411                     69,088
Investment Properties...                           1,373                                  1,373
Collateralized Mortgage
 Financing..............                                       5,658                      5,658
Notes Payable...........             218,182         171                                218,353
                          --------  --------   ---------     -------     ---------     --------
   Total Liabilities....             224,090      88,840      74,780                    387,710
                          --------  --------   ---------     -------     ---------     --------
STOCKHOLDERS' EQUITY....   201,392         9     166,259      17,014      (183,282)     201,392
                          --------  --------   ---------     -------     ---------     --------
Total Liabilities and
 Stockholders' Equity...  $201,392  $224,099   $ 255,099     $91,794     $(183,282)    $589,102
                          ========  ========   =========     =======     =========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED JANUARY 31, 1999

                                                             Non-
                                 Subsidiary  Guarantor    Guarantor
                          Parent   Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ---------- ------------ ------------ ------------ ------------
                                                     (In Thousands)
Revenues:
 Homebuilding...........  $        $   86     $196,284      $7,695      $ (6,739)    $197,326
 Financial Services.....                           820       4,838                      5,658
 Investment
  Properties............                           633                      (274)         359
 Collateralized
  Mortgage Financing....                                       136                        136
 Intercompany Charges...           20,896          649                   (21,545)
 Equity In Pretax
  Income of
  Consolidated
  Subsidiaries..........  10,178                                         (10,178)
                          ------   ------     --------      ------      --------     --------
   Total Revenues.......  10,178   20,982      198,386      12,669       (38,736)     203,479
                          ------   ------     --------      ------      --------     --------
Expenses:
 Homebuilding...........                       178,926         925        (6,730)     173,121
 Financial Services.....                           490       4,749             3        5,242
 Investment
  Properties............                         1,031                      (252)         779
 Collateralized
  Mortgage Financing....                                       131                        131
 Corporate General and
  Administration........            6,297          177                       (39)       6,435
 Interest...............           14,182        6,945          97       (14,182)       7,042
 Other Operations.......              486           65                                    551
                          ------   ------     --------      ------      --------     --------
   Total Expenses.......           20,965      187,634       5,902       (21,200)     193,301
                          ------   ------     --------      ------      --------     --------
Income (Loss) Before
 Income Taxes...........  10,178       17       10,752       6,767       (17,536)      10,178
State and Federal Income
 Taxes..................   4,050                 4,419       2,647        (7,066)       4,050
                          ------   ------     --------      ------      --------     --------
Net Income (Loss).......  $6,128   $   17     $  6,333      $4,120      $(10,470)    $  6,128
                          ======   ======     ========      ======      ========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED JANUARY 31, 1998

                                                             Non-
                                 Subsidiary  Guarantor    Guarantor
                          Parent   Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          ------ ---------- ------------ ------------ ------------ ------------
                                                     (In Thousands)
Revenues:
Homebuilding............  $       $    47     $205,844      $4,725      $ (4,074)    $206,542
  Financial Services....                           861       2,701                      3,562
  Investment
   Properties...........                         3,910                      (266)       3,644
  Collateralized
   Mortgage Financing...                                       212                        212
  Intercompany Charges..           20,176        1,808                   (21,984)
  Equity In Pretax
   Income of
   Consolidated
   Subsidiaries.........   9,018                                          (9,018)
                          ------  -------     --------      ------      --------     --------
    Total Revenues......   9,018   20,223      212,423       7,638       (35,342)     213,960
                          ------  -------     --------      ------      --------     --------
Expenses:
  Homebuilding..........                       190,499         611        (4,064)     187,046
  Financial Services....                           619       2,684           (92)       3,211
  Investment
   Properties...........                         1,315                      (192)       1,123
  Collateralized
   Mortgage Financing...                                       202                        202
  Corporate General and
   Administration.......            4,244          183                       (66)       4,361
  Interest..............           15,288        8,449          27       (15,288)       8,476
  Other Operations......              425           98                                    523
                          ------  -------     --------      ------      --------     --------
    Total Expenses......           19,957      201,163       3,524       (19,702)     204,942
                          ------  -------     --------      ------      --------     --------
Income (Loss) Before
 Income Taxes...........   9,018      266       11,260       4,114       (15,640)       9,018
State and Federal Income
 Taxes..................   3,105                 4,168       1,595        (5,763)       3,105
                          ------  -------     --------      ------      --------     --------
Net Income (Loss).......  $5,913  $   266     $  7,092      $2,519      $ (9,877)    $  5,913
                          ======  =======     ========      ======      ========     ========

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED JANUARY 31, 1999

                                                               Non-
                                   Subsidiary  Guarantor    Guarantor
                          Parent     Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                          -------  ---------- ------------ ------------ ------------ ------------
                                                      (In Thousands)
Cash Flows From
 Operating Activities:
 Net Income (loss)......  $ 6,128   $     17    $  6,333     $ 4,120      $(10,470)    $ 6,128
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities..   (5,673)    (1,604)    (47,430)      8,798        10,470     (35,439)
                          -------   --------    --------     -------      --------     -------
 Net Cash Provided By
  (Used In) Operating
  Activities............      455     (1,587)    (41,097)     12,918                   (29,311)
Net Cash Provided by
 (Used In) Investing
 Activities.............              (1,237)     17,909         (42)                   16,630
Net Cash Provided By
 (Used In) Financing
 Activities.............   (1,525)    24,225      (3,583)     (7,618)                   11,499
Intercompany Investing
 and Financing
 Activities - Net...        1,806    (15,617)     18,507      (4,696)
                          -------   --------    --------     -------      --------     -------
Net Increase (Decrease)
 In Cash................      736      5,784      (8,264)        562                    (1,182)
Cash and Cash Equivalent
 Balance, Beginning of
 Period.................       14     (9,660)     23,023       2,177                    15,554
                          -------   --------    --------     -------      --------     -------
Cash and Cash Equivalent
 Balance, End of
 Period.................  $   750   $ (3,876)   $ 14,759     $ 2,739      $            $14,372
                          =======   ========    ========     =======      ========     =======

               HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

              CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED JANUARY 31, 1998

                                                             Non-
                                 Subsidiary  Guarantor    Guarantor
                         Parent    Issuer   Subsidiaries Subsidiaries Eliminations Consolidated
                         ------  ---------- ------------ ------------ ------------ ------------
                                                    (In Thousands)
Cash Flows From
 Operating Activities:
 Net Income (loss)...... $5,913   $   266     $  7,092     $  2,519     $(9,877)     $  5,913
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities.. (4,067)   (6,981)     (33,522)      33,248       9,877        (1,445)
                         ------   -------     --------     --------     -------      --------
 Net Cash Provided By
  (Used In) Operating
  Activities............  1,846    (6,715)     (26,430)      35,767                     4,468
 Net Cash Provided by
  (Used In) Investing
  Activities............             (295)      18,653          (36)                   18,322
 Net Cash (Used In)
  Provided By Financing
  Activities............   (457)    6,625       (8,253)     (20,951)                  (23,036)
 Intercompany Investing
  and Financing
  Activities--Net        (1,389)    4,135       13,873      (16,619)
                         ------   -------     --------     --------     -------      --------
 Net Increase (Decrease)
  In Cash...............            3,750       (2,157)      (1,839)                     (246)
 Cash and Cash
  Equivalent Balance,
  Beginning of Period...     10    (5,485)      13,857        2,931                    11,313
                         ------   -------     --------     --------     -------      --------
 Cash and Cash
  Equivalent Balance,
  End of Period......... $   10   $(1,735)    $ 11,700     $  1,092     $            $ 11,067
                         ======   =======     ========     ========     =======      ========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     , 1999

                 [K. HOVNANIAN ENTERPRISES LOGO APPEARS HERE]

                        K. Hovnanian Enterprises, Inc.
                                 $100,000,000

                            % Senior Notes due 2009

                                 Guaranteed by
                          Hovnanian Enterprises, Inc.

                        ------------------------------
                             PROSPECTUS SUPPLEMENT
                        ------------------------------

                         Donaldson, Lufkin & Jenrette

                  NationsBanc Montgomery Securities LLC

                    BancBoston Robertson Stephens Inc.

-------------------------------------------------------------------------------

   No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof or that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to this date.

-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses payable by the Company in connection with the offering described in this Registration Statement are as follows:

                                                                       Total(a)
                                                                       --------
   Registration Fee................................................... $    278
   Legal fees and expenses............................................   50,000
   Blue Sky fees and expenses.........................................    5,000
   Accounting fees and expenses.......................................   25,000
   Printing and duplicating expenses..................................   25,000
   Miscellaneous expenses.............................................    4,722
                                                                       --------
     Total............................................................ $110,000
                                                                       ========

---------------------
(a) All figures, except the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

   Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty care.

   Article EIGHTH of Hovnanian's Restated Certificate of Incorporation contains the following provisions with respect to indemnification:

     No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

   Hovnanian maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

Item 16. Exhibits.

   See Exhibit Index.

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the from of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Hovnanian annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful serted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 16, 1999.

                                          Hovnanian Enterprises, Inc.

                                                    /s/ J. Larry Sorsby
                                          By __________________________________
                                                      J. Larry Sorsby

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board        April 16, 1999
______________________________________
         Kevork S. Hovnanian

                  *                    Chief Executive Officer,     April 16, 1999
______________________________________  President and Director
           Ara K. Hovnanian

                  *                    Senior Vice President--      April 16, 1999
______________________________________  Corporate Controller and
           Paul W. Buchanan             Director

                  *                    Senior Vice President,       April 16, 1999
______________________________________  General Counsel and
          Peter S. Reinhart             Director

       /s/ J. Larry Sorsby             Senior Vice President,       April 16, 1999
______________________________________  Treasurer, Chief
           J. Larry Sorsby              Financial Officer and
                                        Director

       /s/ J. Larry Sorsby                                          April 16, 1999
*By __________________________________
           J. Larry Sorsby
           Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, K. Hovnanian certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 16, 1999.

                                          K. Hovnanian Enterprises, Inc.

                                                  /s/ J. Larry Sorsby
                                          By: _________________________________
                                                      J. Larry Sorsby

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                             Director            April 16, 1999
______________________________________
         Kevork S. Hovnanian

                  *                             Director            April 16, 1999
______________________________________
           Ara K. Hovnanian

                  *                             Director            April 16, 1999
______________________________________
           Paul W. Buchanan

                  *                             Director            April 16, 1999
______________________________________
          Peter S. Reinhart

       /s/ J. Larry Sorsby                      Director            April 16, 1999
______________________________________
           J. Larry Sorsby

       /s/ J. Larry Sorsby                                          April 16, 1999
*By __________________________________
           J. Larry Sorsby
           Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, in his capacity as set forth on the attached Schedule of Subsidiary Registrants, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on the 16th day of April, 1999.

                                          Registrants (as listed on the
                                           attached Schedule of Subsidiary
                                           Registrants)

                                                    /s/ J. Larry Sorsby
                                          By __________________________________
                                                      J. Larry Sorsby

   Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following person on the date and in the capacities indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                             Director            April 16, 1999
______________________________________
         Kevork S. Hovnanian

                  *                             Director            April 16, 1999
______________________________________
           Ara K. Hovnanian

                  *                             Director            April 16, 1999
______________________________________
           Paul W. Buchanan

                  *                             Director            April 16, 1999
______________________________________
          Peter S. Reinhart

       /s/ J. Larry Sorsby                      Director            April 16, 1999
______________________________________
           J. Larry Sorsby

       /s/ J. Larry Sorsby                                          April 16, 1999
*By __________________________________
           J. Larry Sorsby
           Attorney-in-fact

                       SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name Of Subsidiary Registrant As Specified In Its Charter

K. Hovnanian at Hopewell Ill, Inc.
Recreational Development Corp., Inc.
Pine Brook Company, Inc.
K. Hovnanian at Bedminster, Inc.
K. Hovnanian at The Bluff, Inc.
K. Hovnanian at Atlantic City, Inc.
Hovnanian Properties of Atlantic County, Inc.
Montego Bay I Acquisition Corp., Inc.
Pike Utilities, Inc.
Arrow Properties, Inc.
K. Hovnanian Real Estate Investment, Inc.
Hovnanian Texas, Inc.
Landarama, Inc.
Tropical Service Builders, Inc.
Hovnanian Pennsylvania, Inc.
K. Hovnanian Properties of North Brunswick V, Inc.
K. Hovnanian at Mahwah VIII, Inc.
K. Hovnanian at Wall Township IV, Inc.
K. Hovnanian at Montville, Inc.
Hovnanian of Palm Beach, Inc.
K. Hovnanian Companies of Florida, Inc.
K. Hovnanian at Freehold Township, Inc.
Hovnanian Properties of Lake Worth, Inc.
K. Hovnanian Companies of Pennsylvania, Inc.
K. Hovnanian Properties of Hamilton, Inc.
K. Hovnanian at Scotch Plains, Inc.
K. Hovnanian at Wayne IV, Inc.
Hovnanian Developments of Florida, Inc.
Montego Bay II Acquisition Corp., Inc.
Hovnanian of Palm Beach VII, Inc.
K. Hovnanian at Wall Township II, Inc.
K. Hovnanian Enterprises, Inc.
Hovnanian of Palm Beach IX, Inc.
Hovnanian at Tarpon Lakes I, Inc.
K. Hovnanian Companies Northeast, Inc.
Kings Grant Evesham Corp.
K. Hovnanian at Manalapan, Inc.
K. Hovnanian at Wall Township, Inc.
K. Hovnanian at East Brunswick VII, Inc.
K. Hovnanian Companies of Central Jersey, Inc.
Hovnanian of Palm Beach XI, Inc.
K. Hovnanian at South Brunswick II, Inc.
K. Hovnanian at Lawrence Square, Inc.
K. Hovnanian at Tarpon Lakes III, Inc.
K. Hovnanian at Horizon Heights, Inc.
K. Hovnanian at Reservoir Ridge, Inc.
K. Hovnanian at Jersey City I, Inc.
K. Hovnanian Investment Properties of New Jersey, Inc.
K. Hovnanian at Ft. Myers I, Inc.

K. Hovnanian at Howell Township II, Inc.
K. Hovnanian at Klockner Farms, Inc.
K. Hovnanian at Jensen Beach, Inc.
Molly Pitcher Construction Co., Inc.
K. Hovnanian at Mahwah VII, Inc.
K. Hovnanian at Wayne III, Inc.
K. Hovnanian Properties of East Brunswick II, Inc.
K. Hovnanian at Kings Grant I, Inc.
The New Fortis corporation
K. Hovnanian at Clarkstown, Inc.
K. Hovnanian Companies of New York, Inc.
K. Hovnanian Developments of New York, Inc.
Dryer Associates, Inc.
K. Hovnanian at Pasco I, Inc.
K. Hovnanian at Lakewood, Inc.
K. Hovnanian at Martin Downs II, Inc.
K. Hovnanian Aviation, Inc.
K. Hovnanian Investment Properties, Inc.
K. Hovnanian at Ft. Myers II, Inc.
K. Hovnanian at Bernards II, Inc.
K. Hovnanian at South Brunswick III, Inc.
Minerva Group, Inc.
K. Hovnanian Developments of New Jersey, Inc.
K. Hovnanian at Bridgewater V, Inc.
K. Hovnanian at North Brunswick II, Inc.
K. Hovnanian at Washingtonville, Inc.
K. Hovnanian at Peekskill, Inc.
K. Hovnanian at Newark I, Inc.
K. Hovnanian at Carmel, Inc.
K. Hovnanian at East Windsor I, Inc.
Parthenon Group, Inc.
K. Hovnanian at Marlboro Township II, Inc.
K. Hovnanian at Somerset III, Inc.
R.C.K. Community Management Co., Inc.
K. Hovnanian at Montclair, NJ, Inc.
K. Hovnanian at East Brunswick Vi, Inc.
K. Hovnanian at Hackettstown, Inc.
K. Hovnanian Companies of North Carolina, Inc.
K. Hovnanian at Montville II, Inc.
K. Hovnanian at Wall Township VII, Inc.
K. Hovnanian at Bridgewater II, Inc.
K. Hovnanian at Merrimack, Inc.
K. Hovnanian at Bernards III, Inc.
Eastern National Title Insurance Agency, Inc.
K. Hovnanian at Wayne V, Inc.
K. Hovnanian at Pasco II, Inc.
K. Hovnanian at Delray Beach II, Inc.
K. Hovnanian at Branchburg I, Inc.
K. Hovnanian at Plainsboro II, Inc.
K. Hovnanian at Northern Westchester, Inc.
K. Hovnanian at Marlboro Township, Inc.

K. Hovnanian at West Orange, Inc.
Eastern Title Agency, Inc.
K. Hovnanian Properties of Franklin, Inc.
K. Hovnanian at Mahwah II, Inc.
New England Community Management Company, Inc.
K. Hovnanian at Howell Township, Inc.
K. Hovnanian at South Brunswick IV, Inc.
K. Hovnanian at Wall Township VI, Inc.
K. Hovnanian Properties of Piscataway, Inc.
K. Hovnanian at Mahwah V, Inc.
K. Hovnanian at Merrimack II, Inc.
K. Hovnanian at Newark Urban Renewal Corporation I
K. Hovnanian at Lawrence Grove, Inc.
K. Hovnanian at Cedar Grove I, Inc.
K. Hovnanian at Cedar Grove II, Inc.
K. Hovnanian at North Brunswick III, Inc.
K. Hovnanian at Jersey City II, Inc.
K. Hovnanian at Burlington, Inc.
K. Hovnanian at South Brunswick V, Inc.
K. Hovnanian at Half Moon Bay, Inc.
K. Hovnanian at Jacksonville II, Inc.
K. Hovnanian at Branchburg II, Inc.
K. Hovnanian at Embassy Lakes, Inc.
K. Hovnanian at The Reserve at Medford, Inc.
K. Hovnanian at Branchburg III, Inc.
K. Hovnanian at Lower Saucon, Inc.
Jersey City Danforth CSO, Inc.
K. Hovnanian at East Windsor II, Inc.
K. Hovnanian at Marlboro Township III, Inc.
K. Hovnanian at Newark Urban Renewal Corp. III, Inc.
K. Hovnanian at Somerset VIII, Inc.
K. Hovnanian at Readington, Inc.
K. Hovnanian at Hopewell I, Inc.
K. Hovnanian at Newark Urban Renewal Corp. IV, Inc.
K. Hovnanian at Newark Urban Renewal Corp. V, Inc.
K. Hovnanian at Plainsboro III, Inc.
K. Hovnanian at Mahwah IV, Inc.
K. Hovnanian at Pompano Beach, Inc.
K. Hovnanian at Jersey City III, Inc.
K. Hovnanian Properties of Newark Urban Renewal Corporation, Inc.
K. Hovnanian at North Brunswick IV, Inc.
K. Hovnanian at Bridgewater IV, Inc.
K. Hovnanian at South Brunswick, Inc.
K. Hovnanian at Perkiomen I, Inc.
K. Hovnanian at Valleybrook, Inc.
K. Hovnanian at Ocean Township, Inc.
K. Hovnanian at Plainsboro I, Inc.
K. Hovnanian Real Estate of Florida, Inc.
Western Financial Services, Inc.
K. Hovnanian at Wayne, Inc.
K. Hovnanian Properties of Red Bank, Inc.

K. Hovnanian at Hanover, Inc.
K. Hovnanian at Lake Charleston, Inc.
New K. Hovnanian Developments of Florida, Inc.
K. Hovnanian Companies of Metro Washington, Inc.
K. Hovnanian at Montgomery I, Inc.
EXC, Inc.
K. Hovnanian Developments of Metro Washington, Inc.
K. Hovnanian at Ashburn Village, Inc.
K. Hovnanian at Woodmont, Inc.
K. Hovnanian at Fairway Views, Inc.
K. Hovnanian at Carolina Country Club I, Inc.
K. Hovnanian at Chapel Trail, Inc.
K. Hovnanian Treasure Coast, Inc.
K. Hovnanian at Upper Merion, Inc.
K. Hovnanian at Mahwah VI, Inc.
K. Hovnanian at Medford I, Inc.
K. Hov International, Inc.
K. Hovnanian at Montclair, Inc.
K. Hovnanian at Bull Run, Inc.
K. Hovnanian at Sully Station, Inc.
K. Hovnanian at Spring Ridge, Inc.
K. Hovnanian Marine, Inc.
K. Hovnanian at River Oaks, Inc.
K. Hovnanian at Holly Crest, Inc.
K. Hovnanian Properties of Route 35, Inc.
Stonebrook Homes, Inc.
K. Hovnanian at Winston Trails, Inc.
K. Hovnanian at Lakes of Boca Raton, Inc.
K. Hovnanian at Lake Charleston II, Inc.
K. Hovnanian at Lake Charleston III, Inc.
K. Hovnanian at Bridgewater VI, Inc.
KHIPE, Inc.
K. Hovnanian at Fair Lakes, Inc.
K. Hovnanian at Carolina Country Club II, Inc.
K. Hovnanian at Valleybrook II, Inc.
K. Hovnanian at Park Ridge, Inc.
K. Hovnanian at Belmont, Inc.
K. Hovnanian at Winston Trails II, Inc.
K. Hovnanian Fair Lakes Glen, Inc.
K. Hovnanian at Pembroke Shores, Inc.
K. Hovnanian at Carolina Country Club III, Inc.
Governor's Abstract Co., Inc.
K. Hovnanian at Coconut Creek, Inc.
K. Hovnanian at Polo Trace, Inc.
Founders Title Agency, Inc.
K. Hovnanian at Bernards IV, Inc.
K. Hovnanian at Perkiomen II, Inc.
K. Hovnanian at Wayne II, Inc.
K. Hovnanian at Upper Makefield I, Inc.
K. Hovnanian Companies of California, Inc.
K. Hovnanian at Terraza, Inc.

K. Hovnanian Developments of California, Inc.
KHC Acquisition, Inc.
K. Hovnanian at Stuart Road, Inc.
K. Hovnanian at Highland Vineyards, Inc.
K. Hovnanian at Ballantrae, Inc.
Ballantrae Home Sales, Inc.
K. Hovnanian Companies at Wildrose, Inc.
K. Hovnanian at Greenbrook, Inc.
K. Hovnanian at Hunter Estates, Inc.
K. Hovnanian at Carmel Del mar, Inc.
K. Hovnanian at Vail Ranch, Inc.
K. Hovnanian at Princeton, Inc.
K. Hovnanian at Raritan I, Inc.
K. Hovnanian at Calabria, Inc.
K. Hovnanian at Seneca Crossing, Inc.
K. Hovnanian Companies of Maryland, Inc.
K. Hovnanian Developments of Maryland, Inc.
K. Hovnanian at Exeter Hills, Inc.
K. Hovnanian Florida Region, Inc.
K. Hovnanian Southeast Florida, Inc.
K. Hovnanian at Berlin, Inc.
K. Hovnanian at East Brunswick VI, Inc.
K. Hovnanian at Bedminster II, Inc.
K. Hovnanian at Inverrary I, Inc.
K. Hovnanian at Mahwah IX, Inc.
K. Hovnanian at Northlake, Inc.
K. Hovnanian at Hopewell IV, Inc.
K. Hovnanian at Locust Grove I, Inc.
K. Hovnanian at Castile, Inc.
K. Hovnanian at Tierrasanta, Inc.
K. Hovnanian at Preston, Inc.
K. Hovnanian at Bernards III, Inc.
K. Hovnanian at Wayne VI, Inc.
K. Hovnanian Properties of North Center Drive, Inc.
Ballantrae Development Corp.
K. Hovnanian at La Trovata, Inc.
K. Hovnanian at Rancho Cristianitos, Inc.
K. Hovnanian at Tannery Hill, Inc.
K. Hovnanian Properties of N.B. Theatre, Inc.
K. Hovnanian at Crystal Springs, Inc.
K. Hovnanian at The Cedars, Inc.
K. Hovnanian Construction Management, Inc.
K. Hovnanian Acquisitions, Inc.
K. Hovnanian at Burlington II, Inc.
K. Hovnanian at Burlington III, Inc.
K. Hovnanian at Ballantrae Estates, Inc.
K. Hovnanian at Smithville, Inc.
K. Hovnanian at Jefferson, Inc.
K. Hovnanian at Upper Freehold Township I, Inc.
K. Hovnanian at Hershey's Mill, Inc.

K. Hovnanian at Dominion Ridge, Inc.
K. Hovnanian at Port Imperial North, Inc.
K. Hovnanian at Union Township I, Inc.
K. Hovnanian at East Brunswick VIII, Inc.
K. Hovnanian at Manalapan II, Inc.
K. Hovnanian at Hopewell V, Inc.
K. Hovnanian at Hopewell VI, Inc.
K. Hovnanian at Cameron Chase, Inc.
K. Hovnanian at Thornbury, Inc.
K. Hovnanian at Wayne VII, Inc.
K. Hovnanian Scotch Plains II, Inc.
K. Hovnanian at Marlboro Township IV, Inc.
K. Hovnanian Port Imperial Urban Renewal, Inc.
K. Hovnanian at East Whiteland I, Inc.
K. Hovnanian at Stonegate, Inc.
K. Hovnanian at Crestline, Inc.
K. Hovnanian at San Sevaine, Inc.
K. Hovnanian at Sycamore, Inc.
K. Hovnanian Companies of Southern California, Inc.
K. Hovnanian at Smithville II, Inc.
K. Hovnanian at Stony Point, Inc.
K. Hovnanian at Stone Canyon, Inc.
K. Hovnanian at Tuxedo, Inc.
K. Hovnanian at Bridgeport, Inc.
K. Hovnanian at Saratoga, Inc.
K. Hovnanian at Chaparral, Inc.
K. Hovnanian at Ocean Walk, Inc.
K. Hovnanian at Lower Saugon II, Inc.
K. Hovnanian at Stonegate, Inc.
K. Hovnanian at Barrington, Inc.
K. Hovnanian at Hampton Oaks, Inc.
K. Hovnanian at P.C. Homes, Inc.
K. Hovnanian at P.C. Properties, Inc.
K. Hovnanian at Summerwood, Inc.
K. Hovnanian at The Glen
K. Hovnanian's Four Seasons of the Palm Beaches, Inc.
K. Hovnanian at Wall Township VIII, Inc.
K. Hovnanian at North Jersey Acquisition, L.L.C.
K. Hovnanian Central Acquisition, L.L.C.
K. Hovnanian Shore Acquisition, L.L.C.
K. Hovnanian South Jersey Acquisition, L.L.C.
K. Hovnanian at Mansfield I, L.L.C.
K. Hovnanian at Mansfield II, L.L.C.
K. Hovnanian North Central Acquisition, L.L.C.
K. Hovnanian at Wayne VIII, L.L.C.
K. Hovnanian at Bernards V, L.L.C.
K. Hovnanian at Wanaque, L.L.C.
K. Hovnanian at Chester I, L.L.C.
K. Hovnanian at Winchester, L.L.C.
K. Hovnanian at Middletown, L.L.C.
K. Hovnanian's Four Seasons, L.L.C.

K. Hovnanian at Menifee, L.L.C.
K. Hovnanian at North Brunswick VI, L.L.C.
K. Hovnanian at Carmel Village, L.L.C.
K. Hovnanian at Lawrence, L.L.C.
K. Hovnanian at Blue Heron Pines, L.L.C.
K. Hovnanian at Jackson, L.L.C.
K. Hovnanian at Roland Heights, L.L.C.
K. Hovnanian at Berkeley, L.L.C.
K. Hovnanian at King Farm, L.L.C.
K. Hovnanian at South Bank, L.L.C.
K. Hovnanian at Prince William, L.L.C.
K. Hovnanian at Lake Terrapin, L.L.C.

                               INDEX TO EXHIBITS

  Exhibit
  Number                            Description of Exhibits
  -------                           -----------------------
    **1.1   -- Underwriting Agreement (Hovnanian Debt Securities and Warrants
               to Purchase Hovnanian Debt Securities).
    **1.2   -- Underwriting Agreement (K. Hovnanian Debt Securities and
               Warrants to Purchase K. Hovnanian Debt Securities).
    **1.3   -- Underwriting Agreement (Equity Securities and Warrants to
               Purchase Equity Securities).
     *4.1   -- Form of Hovnanian Debt Securities.
     *4.2   -- Form of K. Hovnanian Debt Securities.
     *4.3   -- Form of Hovnanian Senior Debt Indenture.
     *4.4   -- Form of Hovnanian Senior Subordinated Debt Indenture.
     *4.5   -- Form of Hovnanian Subordinated Debt Indenture.
     *4.6   -- Form of K. Hovnanian Senior Debt Indenture.
     *4.7   -- Form of K. Hovnanian Senior Subordinated Debt Indenture.
     *4.8   -- Form of K. Hovnanian Subordinated Debt Indenture.
     *4.9   -- Form of Warrant Agreement for Preferred Stock and Common Stock
               (including Form of Warrant Certificate).
     *4.10  -- Form of Warrant Agreement for Hovnanian Debt Securities
               (including form of Warrant Certificate).
     *4.11  -- Form of Warrant Agreement for K. Hovnanian Debt Securities
               (including form of Warrant Certificate).
      5.1   -- Opinion of Simpson Thacher & Bartlett.
      5.2   -- Opinion of Peter S. Reinhart, Senior Vice President and General
               Counsel of Hovnanian and K. Hovnanian.
     12.1   -- Computation of Ratio of Earnings to Combined Fixed Charges and
               Preferred Dividends.
     23.1   -- Consent of Ernst & Young LLP.
     23.2   -- Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).
 ****24.1   -- Powers of Attorney of Board of Directors of registrants.
     25.1   -- Statement of Eligibility of Trustee under the Hovnanian
               Indentures.
     25.2   -- Statement of Eligibility of Trustee under the K. Hovnanian
               Indentures.

---------------------
   * Incorporated by reference to exhibit of same number to Registration Statement No. 333-51991.
  ** To be incorporated by reference, as necessary, as an exhibit to one or more reports on Form 8-K.
 *** To be provided in accordance with Section 305(b)(2) of the Trust Indenture
     Act of 1939.

**** Previously filed.